AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1996
                                                      REGISTRATION NO. 333-05545

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            CARRIAGE SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                  7261
     (STATE OR OTHER JURISDICTION            (PRIMARY STANDARD INDUSTRIAL
  OF INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)

                                   76-0423828
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                               1300 POST OAK BLVD.
                                   SUITE 1500
                              HOUSTON, TEXAS 77056
                                 (713) 556-7400
                (Address including zip code and telephone number,
        including area code, of registrant's principal executive offices)

                                 MELVIN C. PAYNE
                                    PRESIDENT
                               1300 POST OAK BLVD.
                                   SUITE 1500
                                HOUSTON, TX 77056
                                 (713) 556-7400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
            T. MARK KELLY                           JOHN F. WOMBWELL
       VINSON & ELKINS L.L.P.                    ANDREWS & KURTH L.L.P.
 2300 FIRST CITY TOWER, 1001 FANNIN       4200 TEXAS COMMERCE TOWER, 600 TRAVIS
       HOUSTON, TX 77002-6760                       HOUSTON, TX 77002
           (713) 758-2222                            (713) 220-4200

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                            CARRIAGE SERVICES, INC.

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

            ITEM OF FORM S-1                            LOCATION IN PROSPECTUS
- ----------------------------------------   -------------------------------------------------
 1.  Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus...........   Outside Front Cover Page of Prospectus
 2.  Inside Front and Outside Back Cover
     Pages of Prospectus................   Inside Front and Outside Back Cover Pages of
                                           Prospectus
 3.  Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges............................   Prospectus Summary; Risk Factors
 4.  Use of Proceeds....................   Prospectus Summary; Use of Proceeds
 5.  Determination of Offering Price....   Outside Front Cover Page of Prospectus;
                                           Underwriting
 6.  Dilution...........................   Dilution
 7.  Selling Security Holders...........   *
 8.  Plan of Distribution...............   Outside Front Cover Page of Prospectus;
                                           Underwriting
 9.  Description of Securities to be
     Registered.........................   Outside Front Cover Page of Prospectus;
                                           Prospectus Summary; Dividend Policy; Description
                                           of Capital Stock
10.  Interests of Named Experts and
     Counsel............................   *
11.  Information with Respect to the
     Registrant.........................   Outside Front Cover Page of Prospectus;
                                           Prospectus Summary; Risk Factors; The Company;
                                           Dividend Policy; Capitalization; Selected
                                           Historical Consolidated Financial and Operating
                                           Data; Management's Discussion and Analysis of
                                           Financial Condition and Results of Operations;
                                           Business; Management; Certain Transactions;
                                           Principal Stockholders; Description of Capital
                                           Stock; Shares Eligible for Future Sale; Available
                                           Information; Index to Financial Statements
12.  Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities....................   *

- ------------
* Not applicable.

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED AUGUST 5, 1996

PROSPECTUS
                                3,400,000 SHARES

                                C A R R I A G E

                                S E R V I C E S

                              CLASS A COMMON STOCK
                            ------------------------

     All 3,400,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), offered hereby (the "Offering") are being sold by Carriage Services, Inc. (the "Company"). The initial public offering price is expected to be between $13.00 and $15.00 per share.

     Prior to the Offering, there has been no public market for the Class A Common Stock of the Company. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

     The Company has two classes of Common Stock, the Class A Common Stock offered hereby and Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"). The Class A Common Stock is entitled to one vote per share. The Class B Common Stock is entitled to ten votes per share and is convertible on a share-for-share basis into Class A Common Stock. Except with respect to votes per share and conversion rights, the Class A Common Stock and the Class B Common Stock are identical. Upon consummation of the Offering, holders of Class B Common Stock will hold approximately 93% of the voting power of the outstanding shares of Common Stock. See "Description of Capital Stock."

     The Class A Common Stock has been approved for quotation, subject to official notice of issuance, on the Nasdaq National Market under the symbol "CRSV."

     SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE CLASS A COMMON STOCK OFFERED HEREBY.
                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
               UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
       ANY   REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

================================================================================
                      PRICE TO        UNDERWRITING      PROCEEDS TO
                       PUBLIC          DISCOUNT(1)       COMPANY(2)
- --------------------------------------------------------------------------------
Per Share.....      $               $                $
- --------------------------------------------------------------------------------
Total(3)......      $               $                $
================================================================================


(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $1,000,000.

(3) The Company has granted to the several Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional 510,000 shares of Class A Common Stock at the Price to Public, less Underwriting Discount, solely to cover over-allotments, if any. If such option is exercised in full, the Price to Public, Underwriting Discount and
    Proceeds to Company will be $          , $          and $          ,
    respectively. See "Underwriting."

                            ------------------------

     The shares of Class A Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Class A Common Stock will be made in New York, New York, on or about , 1996.
                            ------------------------

MERRILL LYNCH & CO.                                      THE CHICAGO CORPORATION

                            ------------------------

              The date of this Prospectus is              , 1996.

                                COMPANY LOCATIONS
                              As of July 15, 1996

                               [GRAPHIC OMITTED]

            [Picture map of the United States showing Funeral Homes,
                          Cemeteries and Headquarters]

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S CLASS A COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                       2

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES (A) THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED, (B) ALL OUTSTANDING SHARES OF THE COMPANY'S SERIES A, SERIES B AND SERIES C PREFERRED STOCK ARE CONVERTED INTO SHARES OF CLASS B COMMON STOCK ON THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART AND (C) A ONE-FOR-TWO REVERSE STOCK SPLIT OF THE CLASS B COMMON STOCK. AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT INDICATES OTHERWISE, THE TERMS "CARRIAGE" AND THE "COMPANY" REFER TO CARRIAGE SERVICES, INC., ITS CONSOLIDATED SUBSIDIARIES AND THEIR RESPECTIVE PREDECESSORS.

                                  THE COMPANY

GENERAL

     Carriage Services, Inc. believes that it is the sixth largest provider of death care services and products in the United States based on 1995 revenues. The Company provides a complete range of funeral services and products to meet families' needs, including consultation, removal and preparation of remains, sale of caskets and related funeral merchandise, transportation services and the use of funeral home facilities for visitation. The Company also offers cemetery products and services, including rights to interment in cemetery sites, interment services and related cemetery merchandise. As of June 30, 1996, the Company operated 62 funeral homes and seven cemeteries in 13 states. Funeral services constituted approximately 93% of revenues in 1995 and 92% of revenues in the first half of 1996.

     Since the Company's formation in 1991, management has undertaken a disciplined approach to growth that has allowed the Company the necessary time to integrate acquisitions, develop effective operating, administrative and financial systems and controls, recruit an experienced operating management team and promote a decentralized, entrepreneurial service culture. From 1992 through 1995, the Company acquired 42 funeral homes and four cemeteries for consideration ranging from approximately $9 million to $14 million in each of the four years. The Company believes that the infrastructure it has developed over the past four years positioned the Company to pursue an accelerated growth strategy beginning in late 1995. As a result, the Company has acquired 24 funeral homes and four cemeteries for consideration of $33.5 million through the first six months of 1996 and an additional two funeral homes and one cemetery for consideration of $7.8 million through July 15, 1996. In addition, as of July 15, 1996, the Company had letters of intent to acquire eight funeral homes and one cemetery for consideration of $13.5 million.

DEATH CARE INDUSTRY

     The death care industry has certain attractive fundamental characteristics, including highly fragmented ownership, barriers to entry and stable, predictable demand. There are an estimated 22,000 funeral homes and 9,600 commercial cemeteries in the United States, and less than 20% of the 1995 United States death care industry revenues are represented by the four largest publicly traded domestic death care companies. Death care businesses have traditionally been transferred to successive generations within a family and in most cases have developed a local heritage and tradition that act as a formidable barrier for those wishing to enter an existing market. Death rates in the United States are fairly predictable, which lends stability to the death care industry. The number of deaths in the United States has increased at a compounded rate of approximately 1% per year since 1980 and is expected to continue at that rate through 2010. In the past several years, the industry has witnessed considerable consolidation. Estate planning issues, increased governmental regulation and a desire to address management succession concerns have led independent funeral home owners to pursue opportunities to divest their businesses. Former owners frequently remain associated with the funeral home in a managerial capacity after the sale. Management believes consolidation in the industry will continue to accelerate and that the Company is well positioned to be a major participant in such consolidation.

BUSINESS STRATEGY

     The Company's objective is to become the preferred succession planning alternative for premier funeral homes throughout the United States while continuing to promote a decentralized, entrepreneurial service culture. Management believes that the Company's reputation and collaborative operating style have allowed it to successfully pursue acquisition opportunities. The Company also has been successful in implementing programs to improve profitability at newly acquired properties.

     Management believes the Company distinguishes itself from other national death care providers through its decentralized management style and its incentive-based compensation structure. The Company's management structure affords local funeral directors autonomy in operating their businesses, while the utilization of a proprietary personal computer-based system allows senior management to "manage by exception." In this manner, the Company can obtain current information on the performance of individual operations and institute corrective action if necessary. The Company's compensation structure is designed to maintain or create a sense of ownership by awarding local managers meaningful cash bonuses and stock options for achieving or exceeding previously established performance objectives.

     The Company's strategy to enhance the profitability of acquired operations includes improving merchandising and sales training, realizing volume purchase discounts, centralizing certain financial, accounting, legal, administrative and employee benefits functions, offering cross-marketing opportunities and increasing preneed sales in selective markets. Management believes that significant value can be created by bringing sound business principles to family-owned businesses, a majority of which do not measure their financial performance against any annually established parameters. The introduction of management techniques focused on budgeting and financial performance has proven to be effective in increasing the profitability of acquired properties.

     The Company will continue to aggressively pursue the acquisition of premier funeral homes that have a strong local market presence and that conduct from 100 to 600 funeral services per year, as well as funeral homes in close proximity to the Company's existing properties. In addition, although the Company traditionally has not focused on acquiring cemetery operations, the Company intends to more aggressively pursue cemetery acquisitions in markets where the Company operates, or plans to operate, funeral homes to take advantage of cross-marketing opportunities.

                                  THE OFFERING

Class A Common Stock offered.........  3,400,000 shares

Common Stock to be outstanding after
  the Offering(1):
     Class A Common Stock............  3,400,000 shares
     Class B Common Stock............  4,501,476 shares
          Total......................  7,901,476 shares

Voting Rights........................  Each share of Class A Common Stock is entitled to one vote per share on all
                                       matters requiring stockholder approval,
                                       and each share of Class B Common Stock is entitled to ten votes per share. See "Description of Capital Stock."

Conversion of Class B Common Stock...  Each share of Class B Common Stock is convertible at the holder's option into
                                       one share of Class A Common Stock. In
                                       addition, each share of Class B Common
                                       Stock automatically converts into one
                                       share of Class A Common Stock upon a sale or transfer to anyone other than a permitted transferee. In any event, each share of Class B Common Stock will automatically convert into one share of Class A Common Stock on December 31, 2001. See "Description of Capital Stock."

Use of Proceeds......................  To repay outstanding indebtedness incurred principally to fund
                                       acquisitions. See "Use of Proceeds."
Class A Common Stock
  Nasdaq National Market symbol......  "CRSV"
- ------------
(1) Excludes as of June 30, 1996, (i) 90,000 shares of Class B Common Stock issuable upon exercise of options and (ii) 610,401 shares of Class B Common Stock issuable upon conversion of 8,545,616 shares of the Company's convertible redeemable Series D Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"). Also, does not include (i) 600,000 shares of Class A Common Stock issuable upon the exercise of options to be granted under the Company's stock option plans concurrently with the Offering, (ii) 453,929 shares of Class B Common Stock issuable upon conversion of 6,355,000 shares of Series D Preferred Stock issued in connection with acquisitions completed subsequent to June 30, 1996 and (iii) 177,857 shares of Class B Common Stock issuable upon conversion of 2,490,000 shares of Series D Preferred Stock and an additional 53,333 shares of Class B Common Stock to be issued in connection with pending acquisitions. The number of shares of Class B Common Stock issuable upon conversion of the Series D Preferred Stock assumes an initial public offering price of $14.00 per share; the actual number of shares of Class B Common Stock issuable upon conversion of the Series D Preferred Stock will be adjusted based upon the initial public offering price of the Class A Common Stock. See "Management -- Incentive Plans" and "Description of Capital Stock."

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following table presents summary historical consolidated financial and operating data as of the dates and for the periods indicated. The consolidated financial data of the Company as of and for the four years ended December 31, 1995 and six months ended June 30, 1996 set forth below have been derived from financial statements audited by Arthur Andersen LLP, independent public accountants. The consolidated financial data of the Company as of and for the six months ended June 30, 1995 have been derived from unaudited financial statements which, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial data for such periods. The summary historical financial data should be read in conjunction with the Consolidated Financial Statements of the Company and notes thereto included elsewhere in this Prospectus.

                                                                                       SIX MONTHS
                                                YEAR ENDED DECEMBER 31,               ENDED JUNE 30,
                                       ------------------------------------------  --------------------
                                         1992       1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------  ---------
                                             (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
INCOME STATEMENT DATA:
  Revenues, net:
    Funeral..........................  $   1,625  $  10,651  $  17,368  $  22,661  $  10,800  $  15,648
    Cemetery.........................        178        614      1,036      1,576        701      1,277
                                       ---------  ---------  ---------  ---------  ---------  ---------
         Total net revenues..........      1,803     11,265     18,404     24,237     11,501     16,925
  Gross profit:
    Funeral..........................        (88)       917      2,856      3,740      2,062      3,194
    Cemetery.........................        113        143        158        250        110        195
                                       ---------  ---------  ---------  ---------  ---------  ---------
         Total gross profit..........         25      1,060      3,014      3,990      2,172      3,389
  General and administrative
    expenses.........................        490        985      1,266      2,106        832      1,155
                                       ---------  ---------  ---------  ---------  ---------  ---------
  Operating income (loss)............       (465)        75      1,748      1,884      1,340      2,234
  Interest expense, net..............        295      1,745      2,671      3,684      1,648      2,644
                                       ---------  ---------  ---------  ---------  ---------  ---------
  Loss before income taxes...........       (760)    (1,670)      (923)    (1,800)      (308)      (410)
  Provision for income taxes.........     --    (1)    --   (1)     40        694        390        251
                                       ---------  ---------  ---------  ---------  ---------  ---------
  Net loss...........................       (760)    (1,670)      (963)    (2,494)      (698)      (661)
  Preferred stock dividends..........     --         --         --         --         --            101
                                       ---------  ---------  ---------  ---------  ---------  ---------
  Net loss attributable to common
  stock..............................  $    (760) $  (1,670) $    (963) $  (2,494) $    (698) $    (762)
                                       =========  =========  =========  =========  =========  =========
  Loss per common share..............  $    (.30)(1) $ (.66)(1) $ (.28) $    (.66) $    (.20) $    (.17)
                                       =========  =========  =========  =========  =========  =========
  Weighted average number of common
    and common equivalent shares
    outstanding......................      2,543(1)   2,543(1)   3,406      3,781      3,543      4,512
                                       =========  =========  =========  =========  =========  =========
OPERATING AND FINANCIAL DATA:
  Funeral homes at end of period.....         14         25         34         41         39         62
  Funeral services performed during
    period...........................        389      2,265      3,529      4,414      2,127      3,004
  Preneed funeral contracts sold.....        451        644        762      2,610      1,279      1,997
  Backlog of preneed funeral
    contracts........................      2,576      5,170      6,855      8,676      7,769     23,758
  Depreciation and amortization......  $     261  $     947  $   1,476  $   1,948  $     907  $   1,389


                                                                 AS OF
                                                             JUNE 30, 1996
                                            AS OF       -----------------------
                                        DECEMBER 31,                    AS
                                            1995         ACTUAL     ADJUSTED(2)
                                        -------------   ---------   -----------

BALANCE SHEET DATA:
  Working capital....................      $ 6,472      $   1,461     $ 6,124
  Total assets.......................       61,746         94,037      93,695
  Long-term debt, net of current
    maturities.......................       42,057         60,277      21,672
  Redeemable preferred stock.........       --              8,545       8,545
  Stockholders' equity...............        9,151          8,650      51,576
- ------------
(1) Prior to January 1, 1994, the Company consisted of three entities whose owners contributed their equity in these entities in exchange for 2,520,000 shares of common stock of the Company effective January 1, 1994. Accordingly, shares of common stock shown outstanding for these periods assume the exchange had taken place at the beginning of the periods presented. In 1992 and 1993, the entities were subchapter S corporations, and taxes were the direct responsibility of the owners. Thus, the tax provisions reflected above for these periods are based on assumptions about what tax provisions (benefits) would have been if the Company had been a taxable entity. In the opinion of management, no pro forma tax provision (benefit) was appropriate for these periods because the Company follows a policy of fully reserving its net operating losses.

(2) As adjusted to reflect the application of the net proceeds of the Offering, borrowings under a new credit facility, the write-off of $667,000 of capitalized debt issuance costs related to indebtedness to be repaid with the proceeds of the Offering and the incurrence of $325,000 of capitalized debt issuance costs related to the new credit facility. The write-off of the $667,000 capitalized debt issuance costs will be recorded as an expense in the period in which the related indebtedness is repaid.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING SHARES OF THE CLASS A COMMON STOCK OFFERED HEREBY.

COMPETITION FOR ACQUISITIONS

     The Company's operations have expanded principally through the acquisition of established funeral homes and cemeteries. Acquisitions of funeral homes and cemeteries in selected markets will continue to be an integral part of the Company's business strategy. Competition in the acquisition market is intense, and prices paid for funeral homes and cemeteries have increased substantially in recent years. In addition, the four largest publicly held North American death care companies, each of which has significantly greater financial and other resources than the Company, are actively engaged in acquiring funeral homes and cemeteries in a number of markets. Accordingly, no assurance can be given that the Company will be successful in expanding its operations through acquisitions or that funeral homes and cemeteries will be available at reasonable prices or on reasonable terms. As of July 15, 1996, the Company had letters of intent for the acquisition of eight funeral homes and one cemetery. These letters of intent are non-binding, except for certain provisions relating to confidentiality and restricting the seller from negotiating a sale with others. Accordingly, no assurance can be given that such transactions will be successfully completed. See "Business -- Death Care Industry," "-- Business Strategy" and "-- Competition."

ACQUISITION RISKS

     The Company intends to grow primarily through the acquisition of additional funeral homes and cemeteries. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional funeral homes and cemeteries or successfully integrate acquired funeral homes and cemeteries, if any, into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results, diversion of management's attention, failure to retain key acquired personnel and unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations.

NO HISTORY OF PROFITABILITY

     The Company was formed in June 1991 and, consequently, has a limited operating history. The Company also has grown dramatically in the past year through the acquisition of a number of funeral homes and cemeteries. A substantial portion of the funds utilized for such acquisitions has been obtained through the incurrence of debt, and therefore, the Company has incurred net losses in each of its five years of operations. As of June 30, 1996, the Company had an accumulated deficit of $6,857,000. There can be no assurance that the Company will become profitable in the future. See "Selected Historical Consolidated Financial and Operating Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SUBSTANTIAL CAPITAL REQUIREMENTS

     The Company has and will have substantial capital requirements for the acquisition of funeral homes and cemeteries. Historically, the Company has financed these requirements primarily with the proceeds from debt and the issuance of preferred stock. While management believes the Company will have sufficient capital available under its credit facility, from cash flow and from proceeds from the Offering to fund acquisitions, if revenues or the Company's borrowing base decrease as a result of operating difficulties or other reasons, the Company may have limited ability to expend the capital necessary to undertake or complete future acquisitions. There can be no assurance that sufficient debt or equity financing or cash generated by operations will be available to meet these requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                       8

DEPENDENCE UPON KEY PERSONNEL

     The Company depends to a large extent upon the abilities and continued efforts of Melvin C. Payne, President and Chief Executive Officer, Mark W. Duffey, Executive Vice President and Chief Financial Officer, and its other senior management. The loss of the services of the key members of the Company's senior management could have a material adverse effect on the Company's continued ability to compete in the death care industry. The Company will enter into employment agreements with its principal executive officers prior to the Offering. The Company's future success will also depend upon its ability to attract and retain skilled funeral home and cemetery management personnel. See "Management."

CONTROL BY EXISTING STOCKHOLDERS

     Following the Offering, the Company will have 3,400,000 shares of Class A Common Stock outstanding and 4,501,476 shares of Class B Common Stock outstanding. The Company's Amended and Restated Certificate of Incorporation ("Charter") provides that holders of Class A Common Stock shall have one vote per share on all matters requiring stockholder approval and that holders of Class B Common Stock shall have ten votes per share on all matters requiring stockholder approval. Accordingly, following the Offering and assuming conversion of the Series D Preferred Stock, holders of Class B Common Stock will hold 94% of the voting power of the outstanding shares of Common Stock (93% if the Underwriters' over-allotment option is exercised in full). These stockholders will be in a position to exert substantial influence over the outcome of most corporate actions requiring stockholder approval, including the election of directors, the future issuance of Common Stock or other securities of the Company, the declaration of any dividend payable on the Common Stock and the approval of transactions involving a change in control of the Company. See "Description of Capital Stock."

CERTAIN ANTI-TAKEOVER PROVISIONS

     The Company's Charter and Amended and Restated Bylaws ("Bylaws") contain certain provisions that may have the effect of discouraging, delaying or preventing a change in control of the Company or unsolicited acquisition proposals that a stockholder might consider favorable, including the voting rights of the Class B Common Stock and provisions authorizing the issuance of "blank check" preferred stock, providing for a Board of Directors with staggered, three-year terms, requiring supermajority or class voting to effect certain amendments to the Charter and Bylaws, limiting the persons who may call special stockholders' meetings, limiting stockholder action by written consent and establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at stockholders' meetings. It is anticipated that certain holders of Class B Common Stock will enter into a voting agreement restricting each person's ability to sell their shares of capital stock of the Company to a competitor and obligating such persons to vote against any proposal to merge, consolidate or sell all or substantially all of the Company's assets to a competitor. See "Description of Capital Stock -- Delaware Law and Certain Charter Provisions."

TREND TOWARD CREMATION

     There is an increasing trend in the United States toward cremation. According to industry studies, cremations represented approximately 21% of the burials performed in the United States in 1994, as compared with approximately 10% in 1980. Cremations represented approximately 3% of the Company's funeral revenues for the year ended December 31, 1995. The Company believes that its low cremation rate is primarily a result of cultural or religious traditions in the markets the Company serves. The Company's cremation rate will increase if the cremation rate in its current markets increases or if the Company enters new markets where the cremation rate is higher. Compared to traditional funeral services, cremations have historically generated similar gross profit percentages but lower revenues. A substantial increase in the rate of cremations performed by the Company could have a material adverse effect on the Company's results of operations. See "Business -- Death Care Industry."

                                       9

REGULATION

     The Company's operations are subject to regulation, supervision and licensing under numerous federal, state and local laws, ordinances and regulations, including extensive regulations concerning trust funds, preneed sales of funeral and cemetery products and services and various other aspects of the Company's business. The impact of such regulations varies depending on the location of the Company's funeral homes and cemeteries.

     From time to time, states and other regulatory agencies have considered and may enact additional legislation or regulations that could affect the death care industry. For example, some states and regulatory agencies have considered or are considering regulations that could require more liberal refund and cancellation policies for preneed sales of products and services, prohibit door-to-door or telephone solicitation of potential customers, increase trust requirements and prohibit the common ownership of funeral homes and cemeteries in the same market. If adopted in the states in which the Company operates, these and other possible proposals could have a material adverse effect on the Company's results of operations. See "Business -- Trust Funds" and "-- Regulation."

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have 3,400,000 shares of Class A Common Stock outstanding and 4,501,476 shares of Class B Common Stock outstanding. The 3,400,000 shares of Class A Common Stock will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except for shares sold by persons deemed to be "affiliates" of the Company or acting as "underwriters," as those terms are defined in the Securities Act. All shares of Class B Common Stock will be "restricted securities" within the meaning of Rule 144 under the Securities Act and will be eligible for resale subject to the volume, manner of sale, holding period and other limitations of Rule 144. In addition, an aggregate of 310,000 shares of Class A Common Stock and 90,000 shares of Class B Common Stock are reserved for issuance to employees and directors of the Company under the Company's 1995 Stock Incentive Plan, 600,000 shares of Class A Common Stock are reserved for issuance to employees under the Company's 1996 Stock Incentive Plan and 200,000 shares of Class A Common Stock are reserved for issuance to outside directors under the 1996 Nonemployee Directors Plan. Currently, 90,000 shares of Class B Common Stock are issuable under existing options granted to employees and directors. In addition, options exercisable for 600,000 shares of Class A Common Stock will be granted to employees under the Company's stock option plans concurrently with the Offering. See "Management -- Incentive Plans," "Description of Capital Stock" and "Shares Eligible for Future Sale."

     Pursuant to certain stock registration agreements, the Company may be required, subject to certain conditions, to register under the Securities Act an aggregate of up to 4,444,436 shares of Class A Common Stock issuable upon conversion of the Class B Common Stock by the current stockholders. Such stockholders have waived their registration rights under the stock registration agreements arising in connection with the Offering. In addition, the holders of Series D Preferred Stock have been granted certain registration rights if the Company proposes to undertake a public offering. Such holders have waived their registration rights in connection with the Offering.

     The Company and the executive officers and directors and certain stockholders of the Company have agreed not to sell, offer to sell, contract to sell, pledge or otherwise dispose of or transfer any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock for a period of 180 days commencing on the date of this Prospectus without the prior written consent of the representatives of the Underwriters, other than the issuance of options to purchase Common Stock or shares of Common Stock issuable upon the exercise thereof and issuances of capital stock by the Company in connection with acquisitions of funeral homes and cemeteries, provided that such options shall not vest and become exercisable and such shares issuable upon exercise of options or pursuant to acquisitions shall not be transferable prior to the end of the 180-day period. See "Shares Eligible for Future Sale" and "Underwriting."

                                       10

NO PRIOR MARKET FOR CLASS A COMMON STOCK

     Prior to the Offering, there has been no public market for the Class A Common Stock. There can be no assurance that an active market for the Class A Common Stock will develop upon completion of the Offering or, if developed, that such market will be sustained. The initial public offering price of the Class A Common Stock will be determined through negotiations between the Company and the representatives of the Underwriters and may bear no relationship to the market prices of the Class A Common Stock after the Offering. Prices for the Class A Common Stock after the Offering may be influenced by a number of factors, including the liquidity of the market for the Class A Common Stock, investor perceptions of the Company and the death care industry in general and general economic and other conditions. Sales of substantial amounts of Class A Common Stock in the public market subsequent to the Offering could adversely affect the market price of the Class A Common Stock. For information relating to the factors to be considered in determining the initial public offering price, see "Underwriting."

BENEFITS OF THE OFFERING TO EXISTING STOCKHOLDERS

     In addition to the benefits to be derived from the Company having publicly traded securities following the Offering, certain existing stockholders of the Company will benefit from the Offering in that the Company will use $8.3 million of the net proceeds to repay borrowings from Mr. C. Byron Snyder, Chairman of the Board of Directors and one of the Company's principal stockholders, and will use $37.9 million of the net proceeds to repay borrowings from Provident Services, Inc. In addition, the personal guarantees of Melvin C. Payne, Mark W. Duffey and C. Byron Snyder, three of the Company's principal stockholders, on certain indebtedness will be released. See "Use of Proceeds." The Company also will enter into certain employment agreements and issue options under the Company's stock option plans to the executive officers, directors and certain key employees concurrently with the Offering. See "Management -- Employment Agreements," "-- Compensation of Directors" and "-- Incentive Plans."

SUBSTANTIAL DILUTION

     Investors in the Class A Common Stock offered hereby will experience immediate and substantial dilution in net tangible book value per share of $12.24 (assuming an initial public offering price of $14.00 per share). See "Dilution."

DIVIDENDS

     The Company intends to retain its cash for the continued development of its business and currently does not intend to pay cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy."

                                       11

                                  THE COMPANY

     Carriage Services, Inc. believes that it is the sixth largest provider of death care services and products in the United States based on 1995 revenues. The Company provides a complete range of funeral services and products to meet families' needs, including consultation, removal and preparation of remains, sale of caskets and related funeral merchandise, transportation services and the use of funeral home facilities for visitation. The Company also offers cemetery products and services, including rights to interment in cemetery sites, interment services and related cemetery merchandise. As of June 30, 1996, the Company operated 62 funeral homes and seven cemeteries in 13 states. Funeral services constituted approximately 93% of revenues in 1995 and 92% in the first half of 1996.

     Since the Company's formation in 1991, management has undertaken a disciplined approach to growth that has allowed the Company the necessary time to integrate acquisitions, develop effective operating, administrative and financial systems and controls, recruit an experienced operating management team and promote a decentralized, entrepreneurial service culture. From 1992 through 1995, the Company acquired 42 funeral homes and four cemeteries for consideration ranging from approximately $9 million to $14 million in each of the four years. The Company believes that the infrastructure it has developed over the past four years positioned the Company to pursue an accelerated growth strategy beginning in late 1995. As a result, the Company has acquired 24 funeral homes and four cemeteries for consideration of $33.5 million through the first six months of 1996 and an additional two funeral homes and one cemetery for consideration of $7.8 million through July 15, 1996. In addition, as of July 15, 1996, the Company had letters of intent to acquire eight funeral homes and one cemetery for consideration of $13.5 million.

     The Company was incorporated in Delaware on December 29, 1993. The Company's principal executive office is located at 1300 Post Oak Blvd., Suite 1500, Houston, Texas 77056, and its telephone number is (713) 556-7400.

                                       12

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the shares of Class A Common Stock offered hereby are estimated to be approximately $43.3 million (approximately $49.9 million if the Underwriters' over-allotment option is exercised in full) assuming an initial public offering price of $14.00 per share, after deducting the estimated underwriting discount and offering expenses. All of the net proceeds will be used to repay outstanding indebtedness of the Company. The Company will use the net proceeds of the Offering and a portion of the proceeds from a new bank credit facility to be entered into concurrently with the Offering to repay borrowings from Mr. C. Byron Snyder, Chairman of the Board of Directors and one of the Company's principal stockholders (the "Snyder Notes"), borrowings from Provident Services, Inc. ("Provident") and borrowings from Texas Commerce Bank National Association ("TCB").

     The Snyder Notes consist of subordinated notes bearing interest at a predetermined rate plus 3% (a weighted average rate of 11.3% for the six months ended June 30, 1996), subject to adjustment under certain conditions. Interest on the notes is payable annually on December 31 in the form of cash or the issuance of additional subordinated notes. As of June 30, 1996, a total of $8.3 million of principal and accrued interest was owed under such notes. The notes mature in May 2001.

     The indebtedness payable to Provident consists of notes, secured by deeds of trust and security agreements covering certain real and personal property and guaranteed by Messrs. Payne and Duffey. The notes bear interest at the prime rate plus 1.5% per annum and the prime rate (a weighted average rate of 9.79% for the six months ended June 30, 1996). As of June 30, 1996, a total of $37.9 million was outstanding under these notes. Such indebtedness is scheduled to mature at various dates through 2001. The funds received from Provident were used by the Company to fund the acquisition and improvement of funeral homes and for working capital purposes.

     The indebtedness payable to TCB consists of three notes secured by deeds of trust and security agreements covering certain real and personal property. The notes, on an aggregate basis, bore interest at a weighted average rate of 7.87% for the six months ended June 30, 1996. As of June 30, 1996, a total of $16.7 million was outstanding under these notes. Such indebtedness is scheduled to mature at various dates through 2003. The funds received from TCB were used by the Company to fund acquisitions of and improvements to funeral homes.

     The Company anticipates that it will enter into a new credit facility with certain commercial lenders concurrently with the Offering. The Company has obtained a commitment from NationsBank of Texas, N.A. ("NationsBank") and Provident that provides for a $75 million revolving line of credit (the "Credit Facility"). It is anticipated that a portion of the Credit Facility will provide for both LIBOR and base rate interest options and the remainder of the Credit Facility will bear interest at LIBOR plus 2%. The facility will be unsecured, will have a term of three years and will be available to the Company to repay existing outstanding indebtedness, to fund its working capital needs and to take advantage of opportunities to acquire additional funeral homes and cemeteries as they arise. It is anticipated that the Credit Facility will contain customary restrictive covenants, including a restriction on the payment of dividends on the Common Stock, and will require the Company to maintain certain financial ratios, which may effectively limit the Company's borrowing capacity.

                                       13

                                DIVIDEND POLICY

     The Company has never paid a cash dividend on the Common Stock. The Company currently intends to retain earnings to finance the growth and development of its business and does not anticipate paying a cash dividend on the Common Stock in the foreseeable future. In addition, the Company expects that the Credit Facility will contain certain restrictions on the payment of dividends on the Common Stock. Any future change in the Company's dividend policy will be made at the discretion of the Company's Board of Directors in light of the financial condition, capital requirements, earnings and prospects of the Company and any restrictions under credit agreements, as well as other factors the Board of Directors may deem relevant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." Holders of shares of the Company's Series D Preferred Stock are entitled to receive annual cash dividends of $.06 per share, $.0625 per share or $.07 per share depending on the date such shares were issued. Such dividends are payable quarterly. Through June 30, 1996, cash dividends of $100,941 on the Series D Preferred Stock have been paid. See "Description of Capital Stock."

                                       14

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1996, and as adjusted to reflect the sale of the shares of Class A Common Stock offered hereby and the application of the estimated net proceeds therefrom. The table should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                              AS OF JUNE 30, 1996
                                          ----------------------------
                                           ACTUAL       AS ADJUSTED(1)
                                          ---------     --------------
                                                 (IN THOUSANDS)
Current portion of long-term debt.......  $   5,015        $    352
                                          =========     ==============
Long-term debt (excluding current portion):
     Senior debt........................  $  49,906        $     --
     Subordinated notes.................     10,371           2,530
     Credit Facility....................         --          19,142
                                          ---------     --------------
          Total long-term debt..........     60,277          21,672
                                          ---------     --------------
Redeemable preferred stock(2)...........      8,545           8,545
                                          ---------     --------------
Stockholders' equity:
     Preferred Stock, no stated par,
      50,000,000 shares authorized;
      16,045,000 shares issued and
      outstanding; no shares issued or
      outstanding, as adjusted..........        162              --
     Common Stock, par value $.01 per
      share, 20,000,000 shares
      authorized; 2,521,000 shares
      issued and outstanding; 30,000,000
      shares authorized; no shares
      issued or outstanding, as
      adjusted..........................         25              --
     Class A Common Stock, par value
      $.01 per share, no shares
      authorized, issued or outstanding;
      15,000,000 shares authorized,
      3,400,000 shares issued and
      outstanding, as adjusted(3).......         --              34
     Class B Common Stock, par value
      $.01 per share, no shares
      authorized, issued or outstanding;
      15,000,000 shares authorized,
      4,501,476 shares issued and
      outstanding, as adjusted(4).......         --              45
     Contributed capital................     15,650          58,684
     Treasury stock.....................       (330)           (330)
     Accumulated deficit................     (6,857)         (6,857)
                                          ---------     --------------
          Total stockholders' equity....      8,650          51,576
                                          ---------     --------------
               Total capitalization.....  $  77,472        $ 81,793
                                          =========     ==============
- ------------
(1) As adjusted to reflect the application of the net proceeds of the Offering, borrowings under the Credit Facility, the write-off of $667,000 of capitalized debt issuance costs related to indebtedness to be repaid with the proceeds of the Offering and the incurrence of $325,000 of capitalized debt issuance costs related to the Credit Facility. The write-off of the $667,000 capitalized debt issuance costs will be recorded as an expense in the period in which the related indebtedness is repaid.

(2) The redeemable preferred stock (the Series D Preferred Stock) is convertible at the holder's option into Class B Common Stock at the lesser of the initial public offering price or the applicable initial conversion base price (currently ranging from $15.00 to $18.00). On December 31, 2001, the Company must redeem all shares of Series D Preferred Stock then outstanding at a redemption price of $1.00 per share, together with all accrued and unpaid dividends. See "Description of Capital Stock."

(3) Does not include 600,000 shares of Class A Common Stock issuable upon the exercise of options under the Company's stock option plans to be granted concurrently with the Offering. See "Management -- Incentive Plans."

(4) Excludes as of June 30, 1996, 90,000 shares of Class B Common Stock issuable upon exercise of options and 610,401 shares of Class B Common Stock issuable upon conversion of the 8,545,616 shares of the Series D Preferred Stock. Also, does not include (i) 453,929 shares of Class B Common Stock issuable upon conversion of 6,355,000 shares of Series D Preferred Stock issued in connection with acquisitions completed subsequent to June 30, 1996 and (ii) 177,857 shares of Class B Common Stock issuable upon conversion of 2,490,000 shares of Series D Preferred Stock and an additional 53,333 shares of Class B Common Stock to be issued in connection with pending acquisitions. The number of shares of Class B Common Stock issuable upon conversion of the Series D Preferred Stock assumes an initial public offering price of $14.00 per share; the actual number of shares of Class B Common Stock issuable upon conversion of the Series D Preferred Stock will be adjusted based upon the initial public offering price of the Class A Common Stock. See "Management -- Incentive Plans" and "Description of Capital Stock."

                                       15

                                    DILUTION

     The net tangible book deficit of the Company as of June 30, 1996 was $28,877,000 or $6.42 per share of Common Stock. Net tangible book deficit per share is determined by dividing total tangible assets less total liabilities of the Company by the total number of outstanding shares of Common Stock (4,501,476 shares, which includes the assumed conversion of all outstanding shares of the Company's Series A, Series B and Series C Preferred Stock into shares of Class B Common Stock). After giving effect to the sale of the shares of Class A Common Stock offered hereby (assuming an initial public offering price of $14.00 per share) and the receipt of the estimated net proceeds of approximately $43,268,000 (after deducting the estimated underwriting discount and estimated expenses) and the write-off of capitalized debt issuance costs of $450,000, the pro forma net tangible book value of the Company at June 30, 1996 would have been $13,941,000 or $1.76 per share. This represents an immediate increase in the net tangible book value of $8.18 per share to existing stockholders and an immediate dilution (I.E., the difference between the initial public offering price and the pro forma net tangible book value after the Offering) of $12.24 to new investors. The following table illustrates such per share dilution:

Assumed public offering price per
  share.................................             $   14.00
     Historical net tangible book
       deficit per share at June 30,
       1996.............................  $   (6.42)
     Increase in net tangible book value
       per share attributable to the
       Offering.........................       8.18
Pro forma net tangible book value per
  share after giving effect to the
  Offering..............................                  1.76
                                                     ---------
Dilution per share to new investors.....             $   12.24
                                                     =========

     The following table sets forth, after giving effect to the Offering, the number of shares of Common Stock purchased from the Company, the total consideration paid therefor and the average price per share paid by existing stockholders and by new investors:

                          SHARES PURCHASED   TOTAL CONSIDERATION
                          ----------------   --------------------  AVERAGE PRICE
                            NUMBER   PERCENT     AMOUNT    PERCENT   PER SHARE
                          ----------   ---   -------------   ---    ------------

Existing stockholders...   4,501,476   57.0% $  15,507,000    24.6%     $  3.44
New investors...........   3,400,000   43.0     47,600,000    75.4        14.00
                          ----------  -----  -------------  ------
     Total..............   7,901,476  100.0% $  63,107,000   100.0%
                          ==========  =====  =============  ======

     The foregoing tables assume no exercise of outstanding stock options and no conversion of Series D Preferred Stock. As of June 30, 1996, 90,000 shares of Class B Common Stock are issuable upon the exercise of stock options at an average exercise price of $10.54 per share. See "Shares Eligible for Future Sale."

                                       16

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth selected consolidated financial and operating data as of the dates and for the periods indicated. The consolidated financial data of the Company as of and for the four years ended December 31, 1995 and the six months ended June 30, 1996 set forth below have been derived from financial statements audited by Arthur Andersen LLP, independent public accountants. The consolidated financial data of the Company as of and for the period from inception to December 31, 1991 and as of and for the six months ended June 30, 1995 set forth below have been derived from unaudited financial statements which, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial data for such periods. The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the Company's Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus.

                                            PERIOD FROM                                                     SIX MONTHS
                                           INCEPTION TO             YEAR ENDED DECEMBER 31,               ENDED JUNE 30,
                                           DECEMBER 31,    ------------------------------------------  --------------------
                                               1991          1992       1993       1994       1995       1995       1996
                                           -------------   ---------  ---------  ---------  ---------  ---------  ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
INCOME STATEMENT DATA:
  Revenues, net:
    Funeral.............................     $--           $   1,625  $  10,651  $  17,368  $  22,661  $  10,800  $  15,648
    Cemetery............................      --                 178        614      1,036      1,576        701      1,277
                                           -------------   ---------  ---------  ---------  ---------  ---------  ---------
      Total net revenues................      --               1,803     11,265     18,404     24,237     11,501     16,925
  Gross profit:
    Funeral.............................      --                 (88)       917      2,856      3,740      2,062      3,194
    Cemetery............................      --                 113        143        158        250        110        195
                                           -------------   ---------  ---------  ---------  ---------  ---------  ---------
      Total gross profit................      --                  25      1,060      3,014      3,990      2,172      3,389
  General and administrative expenses...         202             490        985      1,266      2,106        832      1,155
                                           -------------   ---------  ---------  ---------  ---------  ---------  ---------
  Operating income (loss)...............        (202)           (465)        75      1,748      1,884      1,340      2,234
  Interest expense, net.................           6             295      1,745      2,671      3,684      1,648      2,644
                                           -------------   ---------  ---------  ---------  ---------  ---------  ---------
  Loss before income taxes..............        (208)           (760)    (1,670)      (923)    (1,800)      (308)      (410)
  Provision for income taxes............      --    (1)       --    (1)    --  (1)      40        694        390        251
                                           -------------   ---------  ---------  ---------  ---------  ---------  ---------
  Net loss..............................        (208)           (760)    (1,670)      (963)    (2,494)      (698)      (661)
  Preferred stock dividends.............      --              --         --           --       --         --            101
                                           -------------   ---------  ---------  ---------  ---------  ---------  ---------
  Net loss attributable to common
    stock...............................       $(208)      $    (760)   $(1,670)    $ (963) $  (2,494) $    (698) $    (762)
                                           =============   =========  =========  =========  =========  =========  =========
  Loss per common share.................       $(.08)(1)   $    (.30)(1) $ (.66)(1) $ (.28) $    (.66) $    (.20) $    (.17)
                                           =============   =========  =========  =========  =========  =========  =========
  Weighted average number of common and
    common equivalent shares
    outstanding.........................       2,543 (1)       2,543 (1)  2,543 (1)  3,406      3,781      3,543      4,512
                                           =============   =========  =========  =========  =========  =========  =========

OPERATING AND FINANCIAL DATA:
  Funeral homes at end of period........      --                  14         25         34         41         39         62
  Funeral services performed during
    period..............................      --                 389      2,265      3,529      4,414      2,127      3,004
  Preneed funeral contracts sold........      --                 451        644        762      2,610      1,279      1,997
  Backlog of preneed funeral
    contracts...........................      --               2,576      5,170      6,855      8,676      7,769     23,758
  Depreciation and amortization.........       $   2       $     261  $     947  $   1,476  $   1,948  $     907  $   1,389

BALANCE SHEET DATA:
  Working capital.......................       $ --        $     678  $    (142) $   4,271  $   6,472  $   2,297  $   1,461
  Total assets..........................          24          13,089     28,784     44,165     61,746     49,296     94,037
  Long-term debt, net of current
    maturities..........................         220          12,656     26,270     32,622     42,057     37,613     60,277
  Redeemable preferred stock............      --              --         --         --         --         --          8,545
  Stockholders' equity (deficit)........        (198)           (958)    (2,626)     3,429      9,151      2,792      8,650

                                       17
- ------------
(1) Prior to January 1, 1994, the Company consisted of three entities whose owners contributed their equity in these entities in exchange for 2,520,000 shares of common stock of the Company effective January 1, 1994. Accordingly, shares of common stock shown outstanding for these periods assume the exchange had taken place at the beginning of the periods presented. In 1992 and 1993, the entities were subchapter S corporations, and taxes were the direct responsibility of the owners. Thus, the tax provisions reflected above for these periods are based on assumptions about what tax provisions (benefits) would have been if the Company were a taxable entity. In the opinion of management, no pro forma tax provision (benefit) was appropriate for these periods because the Company follows a policy of fully reserving its net operating losses.

                                       18

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company was formed in 1991 in order to take advantage of the attractive fundamentals and significant opportunities to consolidate the death care industry. Although the Company provides services and products in both the funeral home and cemetery businesses, the Company has historically focused on acquiring funeral home businesses. From 1992 through 1995, the Company acquired 42 funeral homes and four cemeteries, for consideration ranging from approximately $9 million to $14 million in each of the four years. The Company intentionally took a disciplined, deliberate approach to acquisitions that allowed management the time to integrate early acquisitions, to develop and implement systems, including operational procedures, administrative policies, financial systems and related controls, and to promote a decentralized service culture. In order to strengthen and bring greater focus to the Company's operations, the Company recruited Russell W. Allen, Executive Vice President of Operations, in 1993. During the next two years, two additional operating executives and related support staff were added. These three operating executives bring more than sixty years of combined death care industry experience to the management team.

     The Company believes that management's focus on controlled growth while implementing sophisticated operational, administrative systems and related controls to effectively manage a highly decentralized management structure positioned it to pursue an accelerated growth strategy beginning in late 1995. Since the beginning of 1996, the Company has expanded its corporate development activities, with Mark W. Duffey becoming responsible for corporate development and overseeing two additional professionals with full-time responsibility for identifying and evaluating acquisition candidates. Through the first six months of 1996, the Company has acquired 24 funeral homes and four cemeteries for an aggregate consideration of approximately $33.5 million. Two funeral homes and one cemetery were acquired in July 1996 for approximately $7.8 million. These acquisitions were funded through additional debt, issuance of 6,355,000 shares of Series D Preferred Stock valued at $1.00 per share and available cash. In addition, as of July 15, 1996, the Company had letters of intent to acquire eight funeral homes and one cemetery for an aggregate consideration of approximately $13.5 million. The Company believes that it will continue to see attractive acquisition opportunities as further consolidation of the industry occurs.

     Upon acquisition, the operations team focuses on increasing historic operating income by improving the merchandising approach, pricing structure and marketing strategy of acquired businesses. These enhancements, complemented by discounts from consolidated purchasing, generally result in improved margins within the first 12 months.

     In certain instances, a review of the marketing strategy of an acquired business results in increased preneed funeral and cemetery sales efforts to secure or gain future market share. Preneed funeral sales are effected by deposits to a trust or purchases of third party insurance products. Since the Company does not have access to these funds, the sale is not recorded until the service is performed nor are the related assets and liabilities reflected on the Company's consolidated balance sheet. The trust income earned and increases in insurance benefits are also deferred until the service is performed in order to offset possible inflation in cost to provide the service in the future. Unlike preneed funeral sales, the Company has access to the funds related to preneed cemetery sales. Therefore, preneed cemetery sales and the related estimated costs are recorded at the time of sale. Trust fund requirements relate only to the estimated costs of providing merchandise and service. Any income from the merchandise and service trust funds is recorded as cemetery revenue in the period earned. These earnings are an offset to any inflation in the cost of providing the merchandise and services in the future. These estimated costs are reviewed at least annually, and any significant increase in estimated costs are recorded at that time. Due to the Company's small number of cemetery operations, the impact of these trust earnings and any inflation in estimated costs have not historically been significant.

                                       19

FACTORS AFFECTING HISTORICAL FINANCIAL RESULTS

     For 1992, 1993 and 1994, the Company's corporate infrastructure required only modest additions to support its disciplined approach to acquisitions. As a result, general and administrative expenses declined as a percentage of revenues over these years. In anticipation of accelerating its acquisition activity, the Company began in 1995 to significantly expand its corporate infrastructure to support more rapid growth. As a result, general and administrative expenses in 1995 increased as a percentage of revenues over 1994. Although general and administrative expenses will continue to increase as the Company grows, these expenses are expected to increase at a lower rate relative to revenue, and thus, general and administrative expenses as a percentage of revenues are expected to decline.

     Three separate transactions completed by the Company in September 1992, November 1992 and July 1993 resulted in the acquisition of packages of two, eight and eight funeral homes, respectively, for a total of 18 funeral homes. Eight of these funeral homes were acquired from one of the large death care companies that was divesting these properties to comply with a Federal Trade Commission order. Since these properties were sold as packages, the Company's acquisition criteria could not be applied on a location by location basis. While the poor performance of certain properties was reflected in the purchase price, certain of the funeral homes had been losing market share prior to the acquisition or otherwise required significant operational improvements, thus negatively impacting overall gross margin. As of June 30, 1996, the Company had divested three of these funeral homes. The Company has also divested one cemetery which was included in one of these packages.

     As a result of the Company's increased recognition in the death care industry as an established purchaser of funeral homes and cemeteries, the Company has been in a better position to finance its acquisitions with debt and equity, thereby reducing the negotiated value of agreements not to compete. Since the Company's agreements not to compete have, generally, been amortized over four to ten years, whereas any excess purchase price allocated to names and reputations is amortized over 40 years, any reduction in the non-competition agreement payments (assuming the same purchase price) results in a reduction in operating expense during the amortization period of the agreements not to compete. Since mid-1995, the Company has experienced a reduction in the operating expenses for amortization of agreements not to compete compared to prior years.

     The Company's future results of operations will depend in large part on the Company's ability to continue to make acquisitions on attractive terms and to successfully integrate and manage the acquired properties. See "Risk Factors -- Competition for Acquisitions" and " -- No History of Profitability."

RESULTS OF OPERATIONS

     The following table sets forth certain income statement data for the Company expressed as a percentage of net revenues for the periods presented:

                                                                               SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,            JUNE 30,
                                            -------------------------------  --------------------
                                              1993       1994       1995       1995       1996
                                            ---------  ---------  ---------  ---------  ---------
Total revenues, net.....................      100.0%     100.0%     100.0%     100.0%     100.0%
Total gross profit......................        9.4       16.4       16.5       18.9       20.0
General and administrative expenses.....        8.7        6.9        8.7        7.2        6.8
Operating income........................        0.7        9.5        7.8       11.7       13.2
Interest expense, net...................       15.5       14.5       15.2       14.3       15.6
Net loss................................      (14.8)      (5.2)     (10.3)      (6.1)      (3.9)

                                       20

     The following table sets forth the number of funeral homes and cemeteries owned and operated by the Company for the periods presented:

                                                 YEAR ENDED DECEMBER 31,            SIX MONTHS
                                                                                      ENDED
                                          -------------------------------------      JUNE 30,
                                             1993         1994         1995            1996
                                          -----------  -----------  -----------     ----------
Funeral homes at beginning of period....     14           25           34                41
Acquisitions............................     11            9            8                24
Divestitures............................      0            0            1                 3
                                             --           --           --                --
Funeral homes at end of period..........     25           34           41                62
                                             ==           ==           ==                ==
Cemeteries at beginning of period.......      2            2            3                 3
Acquisitions............................      1            1            0                 4
Divestitures............................      1            0            0                 0
                                             --           --           --                --
Cemeteries at end of period.............      2            3            3                 7
                                             ==           ==           ==                ==

     The following is a discussion of the Company's results of operations for the six months ended June 30, 1995 and 1996 and the three years ended December 31, 1993, 1994 and 1995. For purposes of this discussion, funeral homes and cemeteries owned and operated for the entirety of each period being compared are referred to as "existing operations." Operations acquired or opened during either period being compared are referred to as "acquired operations."

  SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

     The following table sets forth certain information regarding the net revenues and gross profit of the Company from its operations during the six months ended June 30, 1995 and 1996:

                                       SIX MONTHS ENDED
                                            JUNE 30,              CHANGE
                                     --------------------  --------------------
                                       1995       1996      AMOUNT      PERCENT
                                     ---------  ---------  ---------    -------
                                               (DOLLARS IN THOUSANDS)
Net revenues:
     Existing operations...........  $  10,849  $  11,102  $     253       2.3%
     Acquired operations...........        652      5,823      5,171      *
                                     ---------  ---------  ---------
          Total net revenues.......  $  11,501  $  16,925  $   5,424      47.2%
                                     =========  =========  =========
Gross profit:
     Existing operations...........  $   2,013  $   2,231  $     218      10.8%
     Acquired operations...........        159      1,158        999      *
                                     ---------  ---------  ---------
          Total gross profit.......  $   2,172  $   3,389  $   1,217      56.0%
                                     =========  =========  =========
- ------------
* Not meaningful.

     Total net revenues for the six months ended June 30, 1996 increased $5.4 million or 47.2% over the six months ended June 30, 1995. The higher net revenues reflect an increase of $5.2 million in net revenues from acquired operations and an increase in net revenues of $253,000 or 2.3% from existing operations. The increase in net revenues for the existing operations was due to a 4.4% increase in the average revenue per funeral service which was partially offset by a decrease in net revenues attributable to fewer funeral services being performed due primarily to the divestiture of three funeral homes. At June 30, 1996, the Company operated seven cemeteries, the net revenues and gross profit of which were not significant.

     Total gross profit for the six months ended June 30, 1996 increased $1.2 million or 56.0% over the first six months of 1995. The higher total gross profit reflects an increase of $999,000 from acquired operations and an increase of $218,000 or 10.8% from existing operations. The increase in gross profit for the existing operations was due to the efficiencies gained by consolidation and implementation of a new merchandising

                                       21

strategy. Total gross margin increased from 18.9% for the six months ended June 30, 1995 to 20.0% for the six months ended June 30, 1996 due to the factors mentioned above.

     General and administrative expenses for the six months ended June 30, 1996 increased $323,000 over the first six months of 1995 due primarily to the increased personnel expense necessary to support a higher rate of growth and increased acquisition activity. However, general and administrative expenses as a percentage of net revenues decreased from 7.2% for the first six months of 1995 to 6.8% for the comparable period of 1996 because revenues increased at a higher rate, due to acquisitions, than general and administrative expenses.

     Interest expense for the six months ended June 30, 1996 increased $996,000 over the first six months of 1995 principally due to increased borrowings for acquisitions.

     Although the Company experienced net operating losses before tax, the Company's policy to fully reserve operating loss carryforwards created a tax provision of $251,000 in the six months ended June 30, 1996 and $390,000 in the six months ended June 30, 1995.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     The following table sets forth certain information regarding the net revenues and gross profit of the Company during the years ended December 31, 1994 and 1995:
                                        YEAR ENDED
                                       DECEMBER 31,             CHANGE
                                   --------------------  --------------------
                                     1994       1995      AMOUNT      PERCENT
                                   ---------  ---------  ---------    -------
                                             (DOLLARS IN THOUSANDS)
Net revenues:
     Existing operations.........  $  16,593  $  16,838  $     245       1.5%
     Acquired operations.........      1,811      7,399      5,588      *
                                   ---------  ---------  ---------
          Total net revenues.....  $  18,404  $  24,237  $   5,833      31.7%
                                   =========  =========  =========
Gross profit:
     Existing operations.........  $   2,685  $   2,792  $     107       4.0%
     Acquired operations.........        329      1,198        869      *
                                   ---------  ---------  ---------
          Total gross profit.....  $   3,014  $   3,990  $     976      32.4%
                                   =========  =========  =========
- ------------
* Not meaningful.

     Total net revenues for the year ended December 31, 1995 increased $5.8 million or 31.7% over 1994. The higher net revenues were due primarily to an increase of $5.6 million in net revenues from acquired operations. Net revenues from existing operations increased $245,000 or 1.5% over 1994. The increase in net revenues from existing operations resulted from a 4.4% increase in average revenue per funeral service which was partially offset by a decrease in net revenues due to fewer funeral services performed primarily as a result of the divestiture of one funeral home and the planned divestiture of two additional funeral homes. At December 31, 1995, the Company operated three cemeteries, the net revenues and gross profit of which were not significant.

     Total gross profit for the year ended December 31, 1995 increased $976,000 or 32.4% over 1994. The higher total gross profit reflects an increase of $869,000 from acquired operations and an increase of $107,000 or 4.0% from existing operations. The gross profit increase for the existing operations was due to the efficiencies gained by consolidation and implementation of a new merchandising strategy. Total gross margin remained relatively consistent.

     General and administrative expense for the year ended December 31, 1995 increased $840,000 over 1994 and increased as a percentage of net revenues to 8.7% for 1995 from 6.9% for 1994. These increases resulted primarily from increased personnel expense necessary to support a higher rate of growth and increased acquisition activity.

     Interest expense for the year ended December 31, 1995 increased $1.0 million over 1994, principally due to increased borrowings for acquisitions.

                                       22

     Although the Company experienced net operating losses before tax, the Company's policy to fully reserve operating loss carryforwards created a tax provision of $40,000 in 1994 and $694,000 in 1995.

  YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

     The following table sets forth certain information regarding the net revenues and gross profit of the Company during the years ended December 31, 1993 and 1994:

                                         YEAR ENDED
                                        DECEMBER 31,             CHANGE
                                    --------------------  --------------------
                                      1993       1994      AMOUNT      PERCENT
                                    ---------  ---------  ---------    -------
                                              (DOLLARS IN THOUSANDS)
Net revenues:
     Existing operations..........  $   7,383  $   7,597  $     214       2.9%
     Acquired operations..........      3,882     10,807      6,925      *
                                    ---------  ---------  ---------
          Total net revenues......  $  11,265  $  18,404  $   7,139      63.4%
                                    =========  =========  =========
Gross profit:
     Existing operations..........  $     764  $   1,085  $     321      42.0%
     Acquired operations..........        296      1,929      1,633      *
                                    ---------  ---------  ---------
          Total gross profit......  $   1,060  $   3,014  $   1,954     184.3%
                                    =========  =========  =========
- ------------
* Not meaningful.

     Total net revenues for the year ended December 31, 1994 increased $7.1 million or 63.4% over 1993. The higher net revenues are primarily due to an increase of $6.9 million in net revenues from acquired operations. Net revenues from existing operations increased $214,000 or 2.9% over 1993. The increase in net revenues from existing operations resulted from a 4.7% increase in average revenue per funeral service which was partially offset by a slight decrease in the number of funeral services performed. At December 31, 1994, the Company operated three cemeteries, the net revenues and gross profit of which were not significant.

     Total gross profit for the year ended December 31, 1994 increased $2.0 million or 184.3% over 1993. The higher total gross profit reflects an increase of $1.6 million from acquired operations and an increase of $321,000 or 42.0% from existing operations. The gross profit increase for the existing operations was due to the efficiencies gained by consolidation and implementation of a new merchandising strategy. Total gross margin increased from 9.4% in 1993 to 16.4% in 1994.

     General and administrative expense for the year ended December 31, 1994 increased $281,000 over 1993. This increase resulted primarily from increased personnel expense necessary to support a higher rate of growth and increased acquisition activity. However, general and administrative expenses decreased as a percentage of net revenues to 6.9% for 1994 from 8.7% for 1993, primarily due to increased net revenues from acquisitions without significant additions to corporate infrastructure.

     Interest expense for the year ended December 31, 1994 increased $926,000 over 1993 principally due to increased borrowings for acquisitions.

     Although the Company experienced net operating losses before tax, the Company's policy to fully reserve operating loss carryforwards created a tax provision of $40,000 in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents totaled $4.5 million at June 30, 1996, representing a decrease of $3.1 million from December 31, 1995. For the six months ended June 30, 1996, cash flow from operations decreased to $465,000 from $804,000 for the six months ended June 30, 1995. Cash used in investing activities produced a negative cash flow of $25.1 million for the six months ended June 30, 1996 compared to a negative cash flow of $4.2 million in the prior period, due primarily to cash used for acquisitions. In the first half of 1996, cash flow provided by financing activities amounted to approximately $21.6 million, primarily due to debt incurred of approximately $23.8 million.

     Historically, the Company has financed its acquisitions with proceeds from debt and the issuance of preferred stock. As of June 30, 1996, the Company has issued 8,545,616 shares of Series D Preferred Stock which can be converted into Class B Common Stock. The holders of Series D Preferred Stock are entitled to

                                       23

receive annual cash dividends of $.06, $.0625 and $.07 per share depending upon when such shares were issued. Commencing on the second anniversary of the completion of the Offering, the Company may, at its option, redeem all or any portion of the shares of Series D Preferred Stock then outstanding at a redemption price of $1.00 per share, together with all accrued and unpaid dividends. Such redemption is subject to the right of each holder of Series D Preferred Stock to convert such holder's shares into shares of Class B Common Stock. On December 31, 2001, the Company must redeem all shares of Series D Preferred Stock then outstanding at a redemption price of $1.00 per share, together with all accrued and unpaid dividends.

     In connection with the Company's formation in June 1991, the Company's Chairman, C. Byron Snyder, provided an initial capital commitment of $6 million, funded in the form of subordinated notes for working capital and acquisitions. The Snyder Notes bear interest at a predetermined rate plus 3%, subject to adjustment in certain circumstances, and are payable annually in the form of cash or additional subordinated notes. As of June 30, 1996, the aggregate amount outstanding under the Snyder Notes was $7,841,000. The Company will use a portion of the proceeds from the Offering to repay the Snyder Notes.

     In addition, Provident has provided long-term acquisition financing to the Company on a senior secured basis (the "Provident Loans"). The Provident Loans are made pursuant to the Ninth Amended and Restated Loan Agreement, dated as of August 31, 1994, as amended, and bear interest at prime plus 1.5% and the prime rate. As of June 30, 1996, approximately $37,860,000 was outstanding under the Provident Loans. The Company plans to use a portion of the proceeds from the Offering to repay a portion of the Provident Loans.

     The Company also has in place three senior secured term loan arrangements with Texas Commerce Bank National Association ("TCB") which bear interest at a weighted average of 7.87% for the six months ended June 30, 1996 and are indirectly guaranteed in whole or in part by Messrs. Payne, Duffey and Snyder. As of June 30, 1996, approximately $16,709,000 was outstanding under these notes. The Company plans to use a portion of the net proceeds from the Offering to repay a portion of the TCB loans.

     In connection with repayment of debt, a substantial portion of the capitalized debt issuance costs ($667,000 at June 30, 1996) will be written off in the period in which the debt is repaid.

     The Company anticipates that it will enter into the Credit Facility concurrently with the closing of the Offering. The Company has obtained a commitment from NationsBank and Provident for a $75 million revolving line of credit. A portion of the Credit Facility is expected to provide for both LIBOR and base rate interest options and the remainder of the facility will bear interest at LIBOR plus 2%. The facility will be unsecured, will have a term of three years and will contain customary restrictive covenants, including a restriction on the payment of dividends on the Common Stock, and will require the Company to maintain certain financial ratios, which may effectively limit the Company's borrowing capacity.

     Two funeral homes and one cemetery were acquired in July 1996 for approximately $7.8 million. These acquisitions were funded through additional debt, issuance of 6,355,000 shares of Series D Preferred Stock valued at $1.00 per share and available cash.

     As of July 15, 1996, the Company had effective non-binding letters of intent for the acquisition of eight additional funeral homes and one additional cemetery in Connecticut, Tennessee, Texas, Indiana and North Carolina for an aggregate consideration of approximately $13.5 million, which will be funded with cash flow from operations, borrowings under the Credit Facility and potential issuances of equity securities. It is expected that such transactions, if completed, would occur by the end of the third quarter of 1996.

     Although the Company has no agreements or letters of intent to purchase additional funeral homes or cemeteries other than as noted above, the Company expects to continue to aggressively pursue additional acquisitions of funeral homes and cemeteries following the completion of the Offering to take advantage of the trend toward consolidation of funeral homes and cemeteries occurring in the industry which will require significant levels of funding from various sources. While the amount of expenditures for acquisitions in the future will depend upon the specific transaction and opportunities as they are presented, the Company has budgeted $26 million for acquisitions for the remainder of 1996 and $69 million for acquisitions for 1997. Management believes that cash flow from operations, borrowings under the Credit Facility and potential issuances of equity securities will be used to fund such acquisitions.

     The Company currently expects to incur approximately $1.2 million for capital expenditures in the remainder of 1996, primarily for upgrading funeral home facilities. Management believes that cash flows

                                       24

from operations and the borrowing capacity available under the Credit Facility should be sufficient to meet its anticipated capital expenditures and other operating requirements for the remainder of 1996 and in 1997. However, because future cash flows and the availability of financing are subject to a number of variables, such as the number and size of acquisitions made by the Company, there can be no assurance that the Company's capital resources will be sufficient to fund acquisitions. Additional debt and equity financings may be required in connection with future acquisitions.

SEASONALITY

     Although the death care business is relatively stable and fairly predictable, the Company's business can be affected by seasonal fluctuations in the death rate. Generally, death rates are higher during the winter months. In addition, the quarterly results of the Company may fluctuate depending on the magnitude and timing of acquisitions.

                                       25

                                    BUSINESS

THE COMPANY

     Carriage Services, Inc. believes that it is the sixth largest provider of death care services and products in the United States based on 1995 revenues. The Company provides a complete range of funeral services and products to meet families' needs, including consultation, removal and preparation of remains, sale of caskets and related funeral merchandise, transportation services and the use of funeral home facilities for visitation. The Company also offers cemetery products and services, including rights to interment in cemetery sites, interment services and related cemetery merchandise. As of June 30, 1996, the Company operated 62 funeral homes and seven cemeteries in 13 states. Funeral services constituted approximately 93% of revenues in 1995 and 92% in the first half of 1996.

DEATH CARE INDUSTRY

     Death care companies provide products and services to families in three principal areas: (i) ceremony and tribute, generally in the form of a funeral or memorial service, (ii) disposition of remains, either through burial or cremation and (iii) memorialization, generally through monuments, markers or inscriptions. The death care industry in the United States is characterized by the following fundamental attributes:

     HIGHLY FRAGMENTED OWNERSHIP. A significant majority of death care operators consist of small, family-owned businesses that control one or several funeral homes or cemeteries in a single community. Management estimates that there are approximately 22,000 funeral homes and 9,600 commercial (as opposed to religious, family, fraternal, military or municipal) cemeteries in the United States. Less than 20% of the 1995 United States death care industry revenues are represented by the four largest publicly traded death care companies.

     BARRIERS TO ENTRY. Death care businesses have traditionally been transferred to successive generations within a family and in most cases have developed a local heritage and tradition that act as a formidable barrier for those wishing to enter an existing market. Heritage and tradition afford an established funeral home or cemetery a local franchise and provides the opportunity for repeat business. Other difficulties faced by entities desiring to enter a market include local zoning restrictions, substantial capital requirements, increasing regulatory burdens and scarcity of cemetery land in certain urban areas. In addition, established firms' backlog of preneed, prefunded funerals or presold cemetery and mausoleum spaces also makes it difficult for new entrants to gain entry into the marketplace.

     STABILITY. The death rates in the United States are fairly predictable, thereby affording stability to the death care industry. Since 1980, the number of deaths in the United States has increased at a compounded rate of approximately 1% per year. According to a 1993 report prepared by the U.S. Department of Commerce, Bureau of the Census, the number of deaths in the United States is expected to increase by approximately 1% per year between 1996 and 2010. Because the industry is relatively stable, non-cyclical and fairly predictable, business failures are uncommon. As a result, ownership of funeral home and cemetery businesses generally have not experienced significant turnover, and the aggregate number of funeral homes and cemeteries in the United States has remained relatively constant.

     INCREASED CONSOLIDATION. In the past several years, the industry has experienced a trend toward consolidation of small death care operations with large, primarily publicly owned death care providers that can benefit from economies of scale, improved managerial control and more effective strategic planning and greater financial resources. This trend appears to result principally from increased regulation, a desire on the part of small, family operated funeral businesses to address family succession and estate planning issues, a desire for liquidity, and the increasing competitive threat posed by the large death care providers. The active acquisition market for funeral homes and cemeteries provides a source of potential liquidity that was not as readily available to individual owners in the past. The consolidation trend has accelerated in recent years as several large death care companies have expanded their operations significantly through acquisitions.

     CLUSTERED OR COMBINED OPERATIONS. The death care industry has also witnessed a trend by firms to cluster their funeral home and cemetery operations. Clusters refer to funeral homes and/or cemeteries which

                                       26

are grouped together in a geographical region. Clusters provide a company with the ability to generate cost savings through the sharing of personnel, vehicles and other resources. Firms also are increasingly combining funeral home and cemetery operations at a single site to allow cross-marketing opportunities and for further cost reductions through shared resources. The ability to offer the full range of products and services at one location or to cluster funeral home and cemetery operations and cross-market the full range of death care services has proven to be a competitive advantage which tends to increase the market share and profitability of both the funeral home and cemetery.

     PRENEED MARKETING. In addition to sales at the time of death or on an "at need" basis, an increasing number of death care products and services are being sold prior to the time of death or on a "preneed" basis by death care providers who have developed sophisticated marketing staffs to actively promote such products and services. At the same time, consumers are becoming more aware of the benefits of advanced planning, such as the financial assurance and peace of mind achieved by establishing in advance a fixed price and type of service, and the elimination of the emotional strain of making death care plans at the time of need. Effective marketing of preneed products and services assures a backlog of future business.

     CREMATION. In recent years, there has been steady, gradual growth in the number of families in the United States that have chosen cremation as an alternative to traditional methods of burial. According to industry studies, cremations represented approximately 21% of the United States burial market in 1994, as compared to approximately 10% in 1980. Many parts of the Southern and Midwestern United States and many non-metropolitan communities exhibit materially lower rates of cremation as a result of religious and cultural traditions. Cremation historically has been marketed as a less costly alternative to interment. However, cremation is increasingly marketed as part of a complete death care package that includes traditional funeral services and memorialization.

BUSINESS STRATEGY

     The Company's objective is to become the preferred succession planning alternative for premier funeral homes throughout the United States while continuing to promote a decentralized, entrepreneurial service culture. Management believes that the Company's reputation and collaborative operating style have allowed it to successfully pursue acquisition opportunities. The Company also has been successful in implementing programs to increase profitability at newly acquired properties.

     OPERATING STRATEGY. Since its formation, the Company has focused on becoming a succession planning alternative to the larger death care providers. The Company believes that its decentralized operating style, which provides autonomy and flexibility to local management, is attractive to owners of funeral homes seeking to sell their operations. Management believes that its operating style is also a key component in its ability to attract and retain quality managers. While the Company's management style allows local operators significant responsibility in the daily operating decisions, financial parameters jointly established during the budgeting process are monitored by senior management through the Company's management and accounting systems. This personal computer based system, CSASE (the Carriage Services Assistance System), was specifically designed by the Company for use in its operations and is linked to most of the Company's funeral home locations. CSASE enables a location to function on its own by maintaining accounts receivables and payables locally, thereby reducing the costs related to maintaining this function centrally. The information provided by CSASE to the Company's senior management also allows the Company, on a timely basis, to access critical operating and financial data from a site in order to analyze the performance of individual locations and institute corrective action if necessary.

     The Company also has established a compensation structure that is designed to maintain and create a sense of ownership on the part of local managers. The Company awards meaningful cash bonuses tied to achieving certain earnings objectives at a location and issues stock options to local management for exceptional performance. As a result, local management has the opportunity to significantly increase their personal net worths through strong local and corporate performance.

     Management also believes that implementing its operating strategy on newly acquired businesses can lead to enhanced profitability of acquired operations. The Company has an extensive merchandising and

                                       27

training program that is designed to educate local funeral home operators about opportunities to improve marketing of products and services, to share sales leads and other cross-marketing opportunities and to become familiar with and adopt the Company's business objectives. The larger size of the Company as compared to local operations also allows favorable pricing and terms to be achieved from vendors through volume discounts on significant expenditures, such as caskets, vaults, memorials and vehicles. In addition, while operational functions and management autonomy are retained at the local level, centralizing certain financial, accounting, legal, administrative and employee benefit functions allows for more efficient and cost-effective operations. The Company also institutes preneed sales programs in selected local markets to maintain or increase market presence and assure a backlog of future business.

     ACQUISITION STRATEGY. The Company believes that significant acquisition opportunities currently exist in the death care industry that the Company intends to aggressively pursue. In evaluating specific properties for acquisition, the Company considers such factors as the property's location, reputation, heritage, physical size, volume of business, profitability, name recognition, aesthetics, potential for development or expansion, competitive market position, pricing structure and quality of operating management. The Company will continue to focus on acquiring premier funeral homes throughout the United States that have a strong local presence and that conduct between 100 to 600 funeral services per year. In purchasing the premier location in a particular market, management believes that the Company is able to attract the most talented personnel, minimize downside risk of loss of volume to competitors and provide opportunities for increased profitability when such operations are coupled with the Company's management techniques. In addition, the Company generally retains the former owners and other key personnel of acquired funeral homes and provides them with significant operating responsibility to assure the continuation of high quality services and the maintenance of the acquired firm's reputation and heritage. In nearly all cases, acquired funeral homes continue operations under the same trade names as those of the prior owners. In addition, the Company views experienced management of certain acquired operations as potential corporate management candidates. Management believes that this potential for advancement within the Company combined with the Company's decentralized operating structure and incentive-based compensation system makes it a particularly attractive acquiror to some independent owners. The Company also will continue to analyze the possibility of acquiring additional funeral homes in present markets so that personnel and vehicles can be shared and profit margins enhanced.

     The Company follows a disciplined approach to acquisitions utilizing specific operating and financial criteria. The Company develops pro forma financial statements for acquisition targets reflecting estimates of revenue and costs under the Company's ownership and then utilizes such information to determine a purchase price which it believes is reasonable. The Company anticipates that the consideration for future acquisitions will consist of a combination of cash, long-term notes and equity. In addition, the Company often assumes existing indebtedness of the acquired entities. The Company also will typically enter into management, consulting and non-competition agreements with former owners and key executive personnel of acquired businesses.

     Although the Company traditionally has not focused on acquiring cemetery operations, management intends to pursue cemetery acquisitions primarily in markets where the Company operates or plans to operate funeral homes in order to take advantage of cross-marketing opportunities.

     While the Company focuses its efforts on identifying acquisition candidates with the potential for a negotiated, non-competitive acquisition process, the Company also competes for more broadly marketed acquisition opportunities. In many cases, the Company has been successful in acquiring operations where it has not been the highest bidder because of the Company's reputation, operating strategy and corporate culture. Management believes that the issuance of equity securities to fund certain funeral home acquisitions has been, and will continue to be, attractive to select acquisition candidates.

                                       28

     The Company has successfully executed this acquisition strategy since its inception, as demonstrated in the table set forth below.

                                                        FUNERAL
               PERIOD                 CONSIDERATION    HOMES(1)    CEMETERIES(2)
- ------------------------------------  -------------    ---------   -------------
                                                (DOLLARS IN THOUSANDS)
1992................................     $11,832           14            2
1993................................      13,843           11            1
1994................................       9,153            9            1
1995................................      12,191            8            0
Six months ended June 30, 1996(3)...      33,515           24            4
                                      -------------        --            -
                                         $80,534           66            8
                                      =============        ==            =
- ------------
(1) The Company subsequently divested four of these funeral homes.

(2) The Company subsequently divested one of these cemeteries.

(3) Subsequent to June 30, 1996, the Company has acquired two funeral homes and one cemetery for aggregate consideration of $7.8 million.

OPERATIONS

     FUNERAL HOME OPERATIONS. The Company's funeral homes are located in Texas, Ohio, Kentucky, Georgia, Tennessee, Illinois, Michigan, Florida, Kansas, South Carolina, Washington, Idaho and Alabama. Funeral home revenues accounted for approximately 93% of the Company's net revenues for the year ended December 31, 1995 and 92% in the six months ended June 30, 1996.

     The Company's funeral home operations are managed by four experienced death care industry professionals. Although certain financial management and policy matters are centralized, local funeral home operators have substantial autonomy in determining the manner in which their services and products are marketed and delivered and their funeral homes are managed. The Company believes that this strategy permits each local firm to maintain its unique style of operation and to capitalize on its reputation and heritage, while the Company maintains centralized supervisory controls and provides specialized services at the corporate level.

     The Company's funeral homes offer a complete range of services to meet families' funeral needs, including consultation, the removal and preparation of remains, the sale of caskets and related funeral merchandise, the use of funeral home facilities for visitation and worship, and transportation services. Most of the Company's funeral homes have a non-denominational chapel on the premises, thereby permitting family visitation and religious services to take place at one location, which reduces transportation costs to the Company and inconvenience to the family.

     CEMETERY OPERATIONS. The Company's seven cemeteries are located in Texas, Kentucky, South Carolina, Florida and Idaho. Cemetery revenues accounted for approximately 7% of the Company's net revenues for the year ended December 31, 1995 and 8% for the six months ended June 30, 1996. As of June 30, 1996, the Company employed a staff of approximately 45 cemetery sales counselors for the sale of interment rights and merchandise.

     The Company's cemetery products and services include interment services, the rights to interment in cemetery sites, including grave sites, crypts, niches, and mausoleums, and related cemetery merchandise such as markers, monuments, memorials and burial vaults. Cemetery operations generate revenues through sales of interment rights, markers and memorials; fees for interment and cremation services and marker and memorial installations; interest income from installment sales contracts; and investment income from preneed cemetery merchandise and perpetual care trusts.

     PRENEED PROGRAMS. In addition to sales of funeral merchandise and services and cemetery interment rights and merchandise at the time of need, the Company also markets funeral and cemetery services and products on a preneed basis. Preneed funeral or cemetery contracts enable families to establish in advance

                                       29

the type of service to be performed, the products to be used and the cost of such products and services in accordance with prices prevailing at the time the agreement is signed rather than when the products and services are delivered. Preneed contracts permit families to eliminate the emotional strain of making death care plans at the time of need and enable the Company to establish a portion of its future market share. Because of the significant market share of most of the Company's funeral homes in their areas of operation, however, the Company does not aggressively market preneed funeral contracts. Proceeds from the sale of preneed funeral contracts are not recognized as revenues until the time the funeral service is performed. The Company sold 2,610 preneed funeral contracts in the year ended December 31, 1995 and 1,997 preneed funeral contracts in the six months ended June 30, 1996. At June 30, 1996, the Company had a backlog of 23,758 preneed funeral contracts to be delivered in the future.

     Preneed funeral contracts are usually paid on an installment basis. The performance of preneed funeral contracts is usually secured by placing the funds collected in trust for the benefit of the customer or by the purchase of a life insurance policy, the proceeds of which will pay for such services at the time of need. Insurance policies intended to fund preneed funeral contracts cover the original contract price and generally include built-in escalation clauses designed to offset future inflationary cost increases.

     In addition to preneed funeral contracts, the Company also offers "preplanned" funeral arrangements whereby a client determines in advance substantially all of the details of a funeral service without any financial commitment or other obligation on the part of the client until the actual time of need. Preplanned funeral arrangements permit families to avoid the emotional strain of making death care plans at the time of need and enable a funeral home to establish relationships with clients that frequently lead to at need sales.

     Preneed cemetery sales are usually financed by the Company through installment sale contracts, generally with terms of five years. Preneed sales of cemetery interment rights and other related services and merchandise are recorded as revenues when the contract is signed, with concurrent recognition of related costs. The Company typically receives payment of at least 5% of the sales price at the time the contract is signed. Allowances for customer cancellations and refunds are accrued at the date of sale based upon historical experience. Preneed cemetery sales represented approximately 42% of the Company's net cemetery revenues for the year ended December 31, 1995 and approximately 61% of the Company's net cemetery revenues for the six months ended June 30, 1996.

PROPERTIES

     At June 30, 1996, the Company operated 62 funeral homes and seven cemeteries in 13 states. The Company owns the real estate and buildings of 44 of its funeral homes and all of its cemeteries and leased facilities in connection with 18 of its funeral homes. The seven cemeteries operated by the Company cover a total of approximately 300 acres. The Company's inventory of unsold developed lots totaled approximately 37,000 at June 30, 1996. In addition, approximately 140 acres, or approximately 47% of the total acreage, is available for future development. The Company does not anticipate any shortage of available space in any of its current cemeteries for the foreseeable future.

                                       30

     The following table sets forth certain information as of June 30, 1996 regarding the Company's funeral homes and cemeteries by state:


                                            NUMBER OF
                                          FUNERAL HOMES
                                        ------------------
                STATE                   OWNED    LEASED(1)    CEMETERIES
- -------------------------------------   -----    ---------    ----------

Texas................................      8(2)       1            2
Ohio.................................      9          2            0
Kentucky.............................      6          4            1
Georgia..............................      3          3            0
Tennessee............................      3          1            0
Illinois.............................      0          4            0
Michigan.............................      1          2            0
Florida..............................      2          1            1
Kansas...............................      2          0            0
South Carolina.......................      5          0            1
Washington...........................      2          0            0
Idaho................................      2(3)       0            2
Alabama..............................      1          0            0
                                        -----        --           --
     Total(4)........................     44         18            7
                                        =====        ==           ==
- ------------
(1) The leases with respect to these funeral homes have remaining terms ranging from two to fifteen years, and the Company generally has a right of first refusal on any proposed sale of the property where these funeral homes are located.

(2) One of these funeral homes is located on property contiguous to and operated in combination with a Company cemetery.

(3) These funeral homes are located on property contiguous to and operated in combination with Company cemeteries.

(4) Subsequent to June 30, 1996, the Company has acquired two funeral homes in Conneticut and one cemetery in Texas for aggregate consideration of $7.8 million.

     The Company's corporate headquarters occupy approximately 11,000 square feet of leased office space in Houston, Texas.

     At June 30, 1996, the Company operated 249 vehicles, of which 183 were owned and 66 were leased.

     The specialized nature of the Company's business requires that its facilities be well-maintained. Management believes that this standard is met.

COMPETITION

     The acquisition environment in the death care industry is highly competitive. The four major publicly held death care companies, Service Corporation International ("SCI"), The Loewen Group, Inc., Stewart Enterprises, Inc. and Equity Corporation International, are substantially larger than the Company and have significantly greater financial and other resources than the Company. In addition, a number of smaller companies are actively acquiring funeral homes and cemeteries. Prices for funeral homes and cemeteries have increased substantially in recent years, and, in some cases, competitors have paid acquisition prices substantially in excess of the prices offered by the Company. Accordingly, no assurance can be given that the Company will be successful in expanding its operations through acquisitions or that funeral homes and cemeteries will be available at reasonable prices or on reasonable terms.

     The Company's funeral home and cemetery operations generally face competition in the markets that they serve. Market share for funeral homes and cemeteries is largely a function of reputation and heritage, although competitive pricing, professional service and attractive, well-maintained and conveniently located facilities are also important. The sale of preneed funeral services and cemetery property has increasingly been used by many companies as an important marketing tool to build market share. Due to the importance of reputation and heritage, market share increases are usually gained over a long period of time.

                                       31

TRUST FUNDS

     GENERAL. The Company has established a variety of trusts in connection with its funeral home and cemetery operations as required under applicable state law. Such trusts include (i) preneed funeral trusts, (ii) preneed cemetery merchandise and service trusts and (iii) perpetual care trusts. These trusts are typically administered by independent financial institutions selected by the Company. The Company also uses independent professional managers to advise the Company on investment matters.

     PRENEED FUNERAL TRUSTS. Preneed funeral sales are facilitated by deposits to a trust or purchase of a third party insurance product. All preneed funeral sales are deferred until the service is performed. The trust income earned and any increase in insurance benefits are also deferred until the service is performed in order to offset possible inflation in cost when providing the service in the future. Although direct marketing costs and commissions incurred for the sale of preneed funeral contracts are a current use of cash, such costs are also deferred and amortized over 12 years, which approximates the expected timing of the performance of the services related to the preneed funeral contracts. Since the Company does not have access to the trust fund principal or earnings, the related assets and liabilities are not reflected on the Company's balance sheet. In most states, the Company is not permitted to withdraw principal or investment income from such trusts until the funeral service is performed. Some states, however, allow for the retention of a percentage (generally 10%) of the receipts to offset any administrative and selling expenses, which the Company defers until the service is provided. The aggregate balance of the Company's preneed funeral contracts held in trust was approximately $24.3 million as of June 30, 1996.

     PRENEED CEMETERY MERCHANDISE AND SERVICE TRUSTS. The Company is generally required under applicable state laws to deposit a specified amount (which varies from state to state, generally 110% of wholesale cost) into a merchandise and service trust fund for cemetery merchandise and services sold on a preneed basis. The related trust fund income is recognized in current revenues as trust earnings. These earnings are offset by any current period inflation costs accrued related to the merchandise that has not yet been purchased. Liabilities for undelivered cemetery merchandise and services, including accruals for inflation increases, are reflected in the balance sheet net of the merchandise and service trust balance. The Company is permitted to withdraw the trust principal and the accrued income when the merchandise is purchased or service is provided by the Company or when the contract is cancelled. The merchandise and service trust fund balances, in the aggregate, were approximately $1.1 million as of June 30, 1996.

     PERPETUAL CARE TRUSTS. In certain states, regulations require a portion, generally 10%, of the sale amount of cemetery property and memorials to be placed in trust. These perpetual care trusts provide the funds necessary to maintain cemetery property and memorials in perpetuity. The related trust fund income is recognized in current revenues as trust earnings. While the Company is entitled to withdraw the income from its perpetual care trust to provide for the maintenance of the cemetery and memorials, they are not entitled to withdraw any of the principal balance of the trust fund, and therefore, none of the principal balances are reflected in the Company's balance sheet. The Company's perpetual care trust balances were approximately $1.7 million as of June 30, 1996.

     For additional information with respect to the Company's trusts, see Note 1 of the Consolidated Financial Statements located elsewhere in this Prospectus.

REGULATION

     The Company's funeral home operations are subject to substantial regulation by the Federal Trade Commission (the "FTC"). Certain regulations contain minimum standards for funeral industry practices, require extensive price and other affirmative disclosures to the customer at the time of sale and impose mandatory itemization requirements for the sale of funeral products and services.

     The Company is subject to the requirements of the federal Occupational Safety and Health Act ("OSHA") and comparable state statutes. The OSHA hazard communication standard, the United States Environmental Protection Agency community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and similar state statutes require the Company to organize information about hazardous materials used or produced in its operations. Certain of this information must

                                       32

be provided to employees, state and local governmental authorities and local citizens. The Company is also subject to the federal Americans with Disabilities Act and similar laws which, among other things, may require that the Company modify its facilities to comply with minimum accessibility requirements for disabled persons.

     The Company's operations, including its preneed sales and trust funds, are also subject to extensive regulation, supervision and licensing under numerous other federal, state and local laws and regulations. See "-- Trust Funds."

     The Company believes that it is in substantial compliance with all such laws and regulations. Federal and state legislatures and regulatory agencies frequently propose new laws, rules and regulations some of which, if enacted, could have a material adverse effect on the Company's operations and on the death care industry in general. The Company cannot predict the outcome of any proposed legislation or regulations or the effect that any such legislation or regulations might have on the Company.

LEGAL MATTERS

     The Company and certain of its subsidiaries are parties to a number of legal proceedings that arise from time to time in the ordinary course of business. While the outcome of these proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the Company.

     The Company carries insurance with coverages and coverage limits that it believes to be customary in the funeral home and cemetery industries. Although there can be no assurance that such insurance will be sufficient to protect the Company against all contingencies, management believes that its insurance protection is reasonable in view of the nature and scope of the Company's operations.

EMPLOYEES

     As of June 30, 1996, the Company and its subsidiaries employed approximately 300 full-time employees, 280 part-time employees and 100 preneed sales counselors. All of the Company's funeral directors and embalmers possess licenses required by applicable regulatory agencies. Management believes that its relationship with its employees is good. No employees of the Company or its subsidiaries are members of a collective bargaining unit.

                                       33

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Company currently has a Board of Directors composed of four members. Upon completion of the Offering, the Company will increase the size of the Board of Directors to seven members and elect three additional directors. In accordance with the Bylaws of the Company, the members of the Board of Directors are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election to office or until a successor is duly elected and qualified. The Bylaws also provide that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the annual meeting of stockholders in 1997, 1998 and 1999, respectively. The officers of the Company are elected by and serve until their successors are elected by the Board of Directors.

     The following table sets forth the names, ages and titles of the current directors and executive officers of the Company and, in the case of the directors, the expiration of their respective terms.

                                                                                                EXPIRATION OF
                  NAME                    AGE            POSITION WITH THE COMPANY             TERM AS DIRECTOR
- ----------------------------------------  ---   --------------------------------------------   ----------------
Melvin C. Payne(1)......................  53    President, Chief Executive Officer and                1997
                                                  Director
Mark W. Duffey(1).......................  40    Executive Vice President, Chief Financial             1998
                                                  Officer and Director
Russell W. Allen........................  49    Executive Vice President, Operations                   --
Mary-Lees Payne.........................  47    Vice President, Administration and                     --
                                                  Accounting
Reid A. Millard.........................  37    Vice President, Corporate Development                  --
C. Byron Snyder(1)......................  47    Chairman of the Board of Directors                    1997
Barry K. Fingerhut(1)(2)................  50    Director                                              1998
Stuart W. Stedman(3)(4).................  38    Director                                              1999
Robert D. Larrabee(2)(4)................  61    Director                                              1997
Ronald A. Erickson(3)(4)................  59    Director                                              1999

- ------------
(1) Member of Executive Committee.

(2) Member of Compensation Committee.

(3) Member of Audit Committee.

(4) To be elected following completion of the Offering.

     Set forth below is a brief description of the business experience of the directors and executive officers of the Company.

     MELVIN C. PAYNE, one of the three management founders of the Company, has been President, Chief Executive Officer and a director of the Company since its inception. Prior to co-founding the Company, Mr. Payne was a co-founder in 1990 of Sovereign Capital Partners, Inc., an investment and management advisory firm which specialized in restructuring, recapitalizing and acquiring or selling financially troubled companies. From 1991 to 1993, Mr. Payne served as a director and officer of Sovereign Holdings, Inc., RTO Enterprises Inc. and various subsidiaries of RTO Enterprises Inc. Mr. Payne has 25 years of broad investment, banking and operating management experience, including positions as Executive Vice President and director of Wedge Group, Inc., an investment holding company with multi-industry operations, and with Texas Commerce Bank and Prudential Insurance Company. Mr. Payne serves on the Board of Trustees of WNL Series Trust, a mutual fund affiliated with Western National Life Insurance Company and on the Board of Managers of Sovereign Capital Partners, LC, a private acquisition company.

     MARK W. DUFFEY, one of the three management founders of the Company, has been Executive Vice President and Chief Financial Officer since the inception of the Company and in 1995 became a director. Prior to co-founding the Company, Mr. Duffey was a co-founder of Sovereign Capital Partners, Inc. with

                                       34

Mr. Payne. Mr. Duffey was previously Chief Operating Officer of a private investment firm in Houston with interests in energy, real estate and public securities. From 1991 to 1993, Mr. Duffey served as a director and officer of Sovereign Holdings, Inc., RTO Enterprises Inc. and various subsidiaries of RTO Enterprises Inc. Prior to 1989, he held various positions with Mellon Bank over a ten-year period, both in Pittsburgh and in Houston. He serves on the Board of Managers of Sovereign Capital Partners, LC.

     RUSSELL W. ALLEN joined the Company in June 1993 as Executive Vice President, Operations. Mr. Allen has over 32 years of operational experience in the funeral home industry. Prior to joining the Company, he was affiliated with Earthman Funeral Directors and Greenwood-Mount Olivet Funeral Homes and Cemeteries of Fort Worth, Texas for one and 21 years, respectively, serving most recently as Executive Vice President of operations with each company. Mr. Allen recently completed a term of six years as Vice Chairman of the Texas Funeral Service Commission and as Chairman of the Education and Legislation Committees. He is also a member of the Texas Cemetery Association and has served on the Legislative Committees with that organization.

     MARY-LEES PAYNE provided consulting services to the Company during the initial start-up period beginning in January 1992 and became Controller of the Company in June 1993 and Vice President, Administration and Accounting in June 1995. From 1984 to 1989, she served as Vice President and Controller for three start-up companies, two in the death care industry. Prior to 1984, Ms. Payne was an audit manager in the international accounting firm of Ernst & Young. Ms. Payne is a certified public accountant and is not related to Melvin C. Payne.

     REID A. MILLARD, one of the three management founders, served as Executive Vice President until November 1993. From November 1993 until June 1996, Mr. Millard was active in various positions in operations and corporate development. In June 1996, Mr. Millard became Vice President, Corporate Development of the Company. Mr. Millard has 21 years of management experience in the funeral service industry, including spending nine years at SCI, where he obtained a wide range of experience in operations, marketing, merchandising, real estate, preneed sales, general management and independent funeral home owner relationships. He left SCI in 1990 to pursue various entrepreneurial activities, including the ownership and operation of a funeral home in Jefferson City, Missouri.

     C. BYRON SNYDER has been Chairman of the Board of Directors of the Company since its inception. Mr. Snyder is presently owner and President of Relco Refrigeration Co., a distributor of refrigeration equipment, which he acquired in 1992. Prior to co-founding the Company, Mr. Snyder was the owner and Chief Executive Officer of Southwestern Graphics International, Inc., a diversified holding company which owned Brandt & Lawson Printing Co., a Houston-based general printing business, and Acco Waste Paper Company, an independent recycling business. Brandt & Lawson Printing Co. was sold to Hart Graphics in 1989, and Acco Waste Paper Company was sold to Browning-Ferris Industries in 1991.

     BARRY K. FINGERHUT has been a director of the Company since 1995. Since 1981, Mr. Fingerhut has been associated with, and now serves as President of, GeoCapital, a registered investment adviser located in New York City which focuses its investment advice and management on securities of small capitalization companies. As of December 31, 1995, GeoCapital managed accounts having a market value of approximately $1.8 billion. Mr. Fingerhut also has co-founded several investment partnerships that invest primarily in undervalued publicly traded companies and high growth companies engaged in the communications, media or entertainment industries. Mr. Fingerhut presently is a director of Millbrook Press, Inc., a publisher of children's non-fiction books, and Glasser Legal Works, Inc., a niche publisher of legal texts, journals and seminars. He previously served as a director of La Quinta Inns, Inc., a nationwide lodging chain, and Lakeshore National Bank, Inc., which was acquired by First Chicago Corp. in 1994.

     STUART W. STEDMAN will become a director of the Company upon consummation of the Offering. For the past ten years, Mr. Stedman has been President of Wesley West Interests, Inc., a management company responsible for various family holdings, including marketable securities, oil, gas and coal properties, ranch lands and urban real estate. Mr. Stedman also serves as Manager of Strand Energy, L.L.C., a private exploration and production company.

                                       35


     ROBERT D. LARRABEE will become a director of the Company upon consummation of the Offering. Mr. Larrabee is the former owner of a group of four funeral homes and two cemeteries in the states of Washington and Idaho that the Company acquired in April 1996. He is the founder, past president and past director of Valley Bank in Clarkston, Washington; founder, past Chairman of the Board and past President of Purple Cross Insurance Company (now American Memorial Life); and founder of Lewis-Clark Savings and Loan Association. He also serves on the board of Sterling Financial Corporation and, until 1995, served on the Board of Directors of Laurentian Capital Corporation.

     RONALD A. ERICKSON will become a director of the Company upon consummation of the Offering. Mr. Erickson is Chief Executive Officer of Holiday Companies, Minneapolis, Minnesota, a family business consisting primarily of convenience stores, supermarkets, sporting goods stores and wholesale food distribution. Mr. Erickson serves on the Board of Directors of First Bank National Association.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the President and Chief Executive Officer of the Company and each of the two other most highly compensated executive officers of the Company for the year ended December 31, 1995. No other executive officer of the Company had salary and bonus which exceeded $100,000 in 1995:

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION
 NAME AND PRINCIPAL POSITION IN THE    ---------------------    ALL OTHER
               COMPANY                   SALARY      BONUS     COMPENSATION
- -------------------------------------  ----------  ---------   ------------
Melvin C. Payne, President, Chief
  Executive Officer and Director.....  $  175,000       --           --
Mark W. Duffey, Executive Vice
  President, Chief Financial Officer
  and Director.......................  $  150,000       --           --
Russell W. Allen, Executive Vice
  President, Operations..............  $  100,000  $  20,000      $6,000(1)
- ------------
(1) Represents compensation for automobile allowance.

EMPLOYMENT AGREEMENTS

     The Company intends to enter into separate employment agreements with each of Melvin C. Payne, Mark W. Duffey and Russell W. Allen prior to the Offering. The employment agreements with Mr. Payne and Mr. Duffey will have an initial term of five years with an evergreen two year extension continuing after the first three years of the employment agreements unless either the Company or the employee gives 90 days notice of termination. The employment agreement with Mr. Allen is for an initial term of five years. Pursuant to these agreements, Messrs. Payne, Duffey and Allen will be entitled to receive a salary of not less than $225,000, $185,000 and $145,000, respectively, and a bonus to be determined on an annual basis by the Board of Directors. In addition, each agreement will contain a covenant prohibiting the employee from competing with the Company during the period they are receiving compensation under their agreements, provided however, that, following termination of employment, the employee may elect to forego certain severance payments which he may be entitled to under the employment agreements and thereafter shall not be prohibited from competing with the Company. In addition, the agreements will contain customary benefits and perquisites.

COMPENSATION OF DIRECTORS

     Following the Offering, it is anticipated that in lieu of cash compensation each director of the Company who is not an officer or employee of the Company or any of its subsidiaries (a "nonemployee director") will be entitled to options as described below and will be reimbursed for expenses incurred in the attending meetings of the Board of Directors and Committees thereof. The 1996 Nonemployee Directors' Stock Option Plan (the "Nonemployee Directors' Plan") has been adopted for the nonemployee directors. Under the Nonemployee Directors' Plan, each individual who is a nonemployee director as of the date of the Offering or who is elected to the Board of Directors on such date, will receive, as of such date, a

                                       36

nonqualified stock option (an "Initial Option") to purchase 15,000 shares (which amount shall be increased to 25,000 if the nonemployee director also serves on the Executive Committee as of such date) of Class A Common Stock at an exercise price per share equal to the initial public offering price of $14.00 per share. Further, each nonemployee director will receive, as of the date of each annual meeting of the stockholders of the Company, a nonqualified stock option (an "Annual Option") to purchase 6,000 shares of Class A Common Stock. Each Annual Option will have an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. The exercise price under an option granted pursuant to the Nonemployee Directors' Plan may be paid in cash, in shares of Class A Common Stock (valued at fair market value at the date of exercise), or by a combination of such means of payment. The number of shares covered by each option and the exercise price per share will be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, or similar capital adjustment effected without receipt of consideration by the Company. The aggregate number of shares of Class A Common Stock that may be issued pursuant to the exercise of options granted under the Nonemployee Directors' Plan is 200,000 shares. Shares issuable pursuant to the Nonemployee Directors' Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose.

     Options granted under the Nonemployee Directors' Plan will have a maximum term of ten years. Annual Options will vest immediately. An Initial Option will vest with respect to one-third of the shares subject to such option in four equal annual installments beginning on the first anniversary of the date of the Offering. An Initial Option will vest immediately with respect to the remaining two-thirds of the shares subject to such option if, within four years after the date of the Offering, the average of the fair market value of the Class A Common Stock over twenty consecutive trading days is greater than or equal to $29.00 which is based on a predetermined compound growth rate of the Class A Common Stock price. "Fair market value" is defined as the average of the high and low prices for the Class A Common Stock on the specified date as reported by the Nasdaq National Market. If the stock price target described above is not timely satisfied, then an Initial Option will vest with respect to the two-thirds of the shares subject to such option in four equal annual installments beginning on the fifth anniversary of the date of the Offering. All options granted under the Nonemployee Directors' Plan will also become fully vested and exercisable in full in the event that a nonemployee director's membership on the Board of Directors terminates by reason of death or disability or upon the occurrence of a "Change of Control" while a nonemployee director is a member of the Board of Directors. The Nonemployee Directors' Plan provides that a Change of Control occurs (i) if the Company is dissolved and liquidated, (ii) if the Company is not the surviving entity in any merger, consolidation, or reorganization, (iii) if the Company sells, leases or exchanges, or agrees to sell, lease, or exchange, all or substantially all of its assets, (iv) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) if, after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board of Directors. Upon termination of a nonemployee director's membership on the Board of Directors, the nonemployee director will have three months (12 months if such termination is by reason of death or disability) to exercise his or her options, but only to the extent such options are vested as of the date of such termination.

     A nonemployee director will not recognize any taxable income at the time an option is granted under the Nonemployee Directors' Plan. Ordinary income will be recognized by a nonemployee director at the time of exercise in an amount equal to the excess of the fair market value of the shares of Class A Common Stock on the date of exercise over the option price for such shares. However, if other shares of Class A Common Stock have been purchased by a nonemployee director within six months of the exercise of an option, recognition of the income attributable to such exercise may under certain circumstances be postponed for a period of up to six months from the date of such purchase of such other shares of Class A Common Stock due to liability to suit under Section 16(b) of the Exchange Act. If applicable, one effect of any such postponement would be to measure the amount of the nonemployee director's taxable income by reference to the fair market value of such shares at the same time such liability to suit under Section 16(b) of the Exchange Act no longer exists (rather than at the earlier date of the exercise of the option). Upon the nonemployee director's exercise of an option granted under the Nonemployee Directors' Plan, the Company

                                       37

may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the nonemployee director.

     The Nonemployee Directors' Plan is not qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The comments set forth above are only a summary of certain of the Federal income tax consequences relating to the Nonemployee Directors' Plan. No consideration has been given to the effects of state, local or other tax laws on the Nonemployee Directors' Plan, the Company or the award recipients.

     Based upon current law and published interpretations, the Company does not believe the Nonemployee Directors' Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

INCENTIVE PLANS

     The Company has adopted two incentive compensation plans designed to align the interests of the executives and employees with those of its stockholders.

     1995 STOCK INCENTIVE PLAN. The Company has adopted the 1995 Stock Incentive Plan (the "1995 Plan"). The maximum number of shares of Common Stock which may be issued pursuant to the 1995 Plan, as amended, is 400,000. Awards under the 1995 Plan made prior to the date of the Offering will be satisfied in shares of Class B Common Stock, and awards under the 1995 Plan made on or after the date of the Offering will be satisfied in shares of Class A Common Stock. Under the 1995 Plan, the Company may grant incentive stock options intended to qualify under Section 422 of the Code to eligible employees of the Company, and options that are not qualified as incentive stock options (non-statutory stock options) to any eligible individual. The exercise price will be determined by the Compensation Committee and will not be less than the fair market value of the Class A Common Stock on the date that the option is granted. The exercise price may be paid in cash, in shares of Class A Common Stock (valued at fair market value at the date of exercise) or by a combination of such means of payment as may be determined by the Compensation Committee. The 1995 Plan provides that in the event a holder pays all or a part of the exercise price of an incentive stock option or a non-statutory stock option in shares of Class A Common Stock, the Committee may grant a corresponding "reload option," which is not qualified as an incentive stock option, for an equal number of shares of Class A Common Stock. Reload options may be granted concurrently with the award of a stock option or subsequent to the award of a stock option. Additionally, alternate appreciation rights may be granted to eligible individuals in conjunction with options. Alternate appreciation rights give the holder, among other things, the right to a payment of Class A Common Stock in an amount equal to the difference between the fair market value of the Class A Common Stock at the date of exercise and the option exercise price. In conjunction with options and alternate appreciation rights, "limited rights" may also be granted to eligible individuals. Limited rights give the holder, among other things, the right to cash in an amount equal to the difference between the fair market value of the Class A Common Stock at the date of exercise and the option exercise price. Limited rights are exercisable for a period of seven months following the date of a "Change in Control." The 1995 Plan provides that a Change in Control occurs
(i) if the Company is dissolved and liquidated, (ii) if the Company is not the surviving entity in any merger, consolidation, or reorganization, (iii) if the Company sells, leases or exchanges, or agrees to sell, lease, or exchange, all or substantially all of its assets, (iv) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) if, after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board of Directors. The 1995 Plan also provides for the issuance of shares of Class A Common Stock which may be subject to forfeiture under circumstances specified by the Compensation Committee at the time of the award of such shares ("bonus stock"). Pursuant to a bonus stock award, shares of Class A Common Stock will be issued to the individual at the time the award is made without any payment to the Company (other than for any payment amount determined by the Compensation Committee in its discretion), but such shares may be, if so specified by the Compensation Committee, subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to the Company, as determined in the discretion of the Compensation Committee.

                                       38

     The 1995 Plan provides that the total number of shares covered by each award will be proportionately adjusted in the event of a stock split, reverse stock split, or other similar capital adjustment effected without the receipt of consideration by the Company. Further, the total number of shares covered by the plan, the exercise price per share under each option, and any other matters deemed appropriate by the Compensation Committee, may be appropriately adjusted in event of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares, or similar transaction.

     Directors, executive officers and other employees of the Company and its subsidiary and affiliate corporations and former owners of funeral homes or cemeteries that have been acquired by the Company are eligible to receive awards under the 1995 Plan. The 1995 Plan is administered by the Compensation Committee. Subject to the terms of the 1995 Plan, the Compensation Committee is authorized to select the recipients of awards from among those eligible and to establish the number of shares that may be issued under each award. Concurrently with the Offering, the Company anticipates that options exercisable for 120,000 shares of Class A Common Stock will be issued to employees who are not executive officers at an exercise price equal to the initial public offering price. Such options will be subject to a four-year vesting period.

     1996 STOCK OPTION PLAN. The Company has adopted the 1996 Stock Option Plan (the "1996 Plan") and 600,000 shares of Class A Common Stock have been reserved for issuance pursuant to such plan. Under the 1996 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Code, and options that are not qualified as incentive stock options. The exercise price will be determined by the Compensation Committee and will be no less than the fair market value of the Class A Common Stock on the date that the option is granted. The exercise price may be paid in cash, in shares of Class A Common Stock (valued at fair market value at the date of exercise) or by a combination of such means of payment, as may be determined by the Compensation Committee. The 1996 Plan provides that stock appreciation rights may be granted to employees in conjunction with options. Stock appreciation rights give the holder, among other things, the right to a payment in an amount equal to the difference between the fair market value of the Class A Common Stock at the date of exercise and the option exercise price. Such payment may be made, at the election of the holder (subject to the consent or disapproval of the Compensation Committee of any election to receive cash), in cash, in shares of Class A Common Stock (valued at fair market value at the date of exercise), or by a combination thereof.

     The 1996 Plan provides that the total number of shares covered by such plan, the number of shares covered by each option, and the exercise price per share under each option will be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, or similar capital adjustment effected without receipt of consideration by the Company.

     All employees of the Company and its subsidiary corporations (including an employee who may also be a director of any such company) are eligible to receive options under the 1996 Plan. The 1996 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the 1996 Plan, the Compensation Committee is authorized to select the recipients of options from among those eligible and to establish the number of shares that may be issued under each option.

     Concurrently with the Offering, the Compensation Committee intends to award a non-statutory stock option under the 1996 Plan to each of the following individuals with respect to the number of shares of Class A Common Stock indicated: Melvin C. Payne -- 250,000 shares; Mark W. Duffey -- 150,000 shares; Russell W. Allen -- 50,000 shares; and Reid A. Millard -- 30,000 shares. Each such option will (i) have an exercise price per share equal to the initial public offering price, (ii) have a maximum term of ten years, (iii) vest with respect to one-third of the shares subject to such option in four equal annual installments beginning on the first anniversary of the date of the Offering, and
(iv) vest immediately with respect to the remaining two-thirds of the shares subject to such option if, within four years after the date of the Offering, the average of the fair market value of the Class A Common Stock over twenty consecutive trading days is greater than a predetermined compound growth rate of the Class A Common Stock price. If the stock price target described in clause
(iv) of the preceding sentence is not satisfied, then each such option will vest with respect to two-thirds of the shares subject to such option in four equal annual installments beginning on the

                                       39

fifth anniversary of the date of the Offering. All of such options will also become fully vested and exercisable in full in the event the optionee's employment with the Company terminates by reason of death or disability or upon the occurrence of a "Corporate Change" while the optionee is employed by the Company or a subsidiary corporation. The term "Corporate Change" has the same meaning under the 1996 Plan as the term "Change of Control" has under the 1995 Plan. For purposes of determining whether the stock price target described above is satisfied, the fair market value of a share of Class A Common Stock is defined as the average of the high and low sales prices for such stock on a specified date as reported by the Nasdaq National Market.

     FEDERAL INCOME TAX ASPECTS OF THE 1995 PLAN AND THE 1996 PLAN. As a general rule, no federal income tax is imposed on the optionee upon the grant of a compensatory non-statutory stock option such as those under the 1995 Plan and the 1996 Plan (whether or not including a stock appreciation right, an alternate appreciation right or a limited right) and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a non-statutory stock option that has been granted as compensation for services, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, an alternate appreciation right, or a limited right, which has been granted as compensation for services, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-statutory stock option, a stock appreciation right, an alternate appreciation right, or a limited right, which has been granted as compensation for services and subject to the application of
Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of such award, any appreciation after the date of exercise should qualify as capital gain. If such shares received upon the exercise of an option, a stock appreciation right, or an alternate appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option, a stock appreciation right, or an alternate appreciation right.

     The incentive stock options under the 1995 Plan and the 1996 Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee's alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price constitutes capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of

                                       40

the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale on which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

     An individual who has been granted bonus stock under the 1995 Plan as compensation for services will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that there are restrictions on the stock which constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of any such forfeiture restrictions (i.e., as shares become vested), a holder who has received such bonus stock as compensation for services will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Code as discussed below, the Company will be entitled to a corresponding deduction. Any dividends paid to such holder in respect of bonus stock during the period that the forfeiture restrictions apply will also be compensation to such holder and deductible as such by the Company. Notwithstanding the foregoing, the recipient of bonus stock that is granted as compensation for services may elect to be taxed at the time of grant of the bonus stock based upon the fair market value of the shares on the date of the award, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     Section 162(m) of the Code precludes a public corporation from taking a deduction in a taxable year for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Further, the regulations issued under Section 162(m) of the Code provide a special transitional rule for privately held corporations that become publicly held pursuant to an initial public offering. Pursuant to this transitional rule, the Code Section 162(m) deduction limit will not apply to any remuneration paid pursuant to a plan that existed during the period in which the corporation was not publicly held, to the extent that the prospectus accompanying the initial public offering disclosed information concerning such plan that satisfied all applicable securities laws then in effect. This transitional rule may be relied upon until the earliest of (i) the expiration of the plan, (ii) the material modification of the plan, (iii) the issuance of all employer stock or other compensation under the plan, or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurred. The transitional rule will apply to any compensation received pursuant to an award under the 1995 Plan or the 1996 Plan that is made prior to the earliest of the dates specified in the preceding sentence. Upon expiration of the transitional relief, compensation relating to awards thereafter granted under the 1995 Plan or the 1996 Plan would be subject to the deduction limitations of Code Section 162(m). However, the Company currently anticipates that it will amend the 1995 Plan and the 1996 Plan and seek stockholder approval of the amended plans prior to the expiration of the transitional relief so that the compensation paid under such plans (other than perhaps bonus stock awarded under the 1995 Plan) can qualify under Code Section 162(m) as "performance-based."

     Neither the 1995 Plan nor the 1996 Plan is qualified under section 401(a) of the Code.

     The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the 1995 Plan and the 1996 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 1995 Plan, the 1996 Plan, the Company or the award recipients.

                                       41

     Based upon current law and published interpretations, the Company does not believe the 1995 Plan or the 1996 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

                              CERTAIN TRANSACTIONS

     In connection with the Company's formation in June 1991, C. Byron Snyder, Chairman of the Board of Directors, provided an initial capital commitment of $6 million. The Snyder Notes bear interest at a predetermined rate plus 3%, subject to adjustment in certain circumstances, payable annually in the form of cash or additional subordinated notes. On January 1, 1995, the Company issued additional notes to Mr. Snyder totalling $648,215 which represents the interest accrued on the Snyder Notes during the year ended December 31, 1994. On January 1, 1996, the Company issued additional notes to Mr. Snyder totalling $825,118 which represents the interest accrued on the Snyder Notes during the year ended December 31, 1995. A portion of the proceeds of the Offering will be used to repay such loans.

     The Company has an agreement with ACCO Collection Company ("ACCO"), which is owned by Mr. Snyder, under which the Company may transfer responsibility for collection of past due accounts receivable to ACCO in return for a percentage of the collections received. To date, fees totalling $1,200 have been made to ACCO by the Company.

     The Company pays Mr. Snyder a $25,000 annual fee in return for certain services provided to the Company. Mr. Snyder is the Chairman of the Board of the Company and is active in determining the strategic direction of the Company as well as being involved in reviewing major acquisitions. In addition, the Company pays Mr. Snyder $40,000 per year as consideration for Mr. Snyder's indirect guarantee of a portion of the Company's loan from TCB. Mr. Snyder's guarantee will be released upon repayment of the loan in connection with the Offering.

     Robert D. Larrabee, a director of the Company and former owner of certain properties recently acquired by the Company, is a party to an arrangement with the Company whereby Mr. Larrabee may receive annual cash bonuses if acquisition candidates which he develops and which are subsequently acquired by the Company attain cash flow in excess of certain cash flow targets over a ten-year period. Pursuant to the arrangement, Mr. Larrabee may elect to sell back to the Company his share of excess cash flow during the last three-year period at a predetermined cash flow multiple. To date no payments have been made by the Company under this arrangement.

     The Company in July 1996 loaned Russell W. Allen $316,714 to fund the consideration payable with respect to the exercise of Mr. Allen's right to purchase shares of Class B Common Stock of the Company and to pay certain federal income tax liability associated with respect to such exercise. The loan matures on June 30, 1999, bears interest at 7% per year payable annually on or before March 31 of each year and is secured by 50% of the Class B Common Stock purchased by Mr. Allen.

                                       42

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of July 15, 1996 as adjusted to reflect the sale of the Class A Common Stock offered hereby, with respect to the beneficial ownership of Common Stock by each person known by the Company to be the beneficial owner of more than 5% of outstanding Common Stock, by each director and executive officer of the Company and by all directors and executive officers of the Company as a group. Each person named has sole voting and investment power with respect to the shares indicated except as otherwise stated in the notes to the table.

                                                                PERCENT OF           PERCENT OF
                                            SHARES OF         CLASS A AND B        VOTING CONTROL
                                             CLASS B           COMMON STOCK            AFTER
                                           COMMON STOCK    OWNED AFTER OFFERING       OFFERING
                                           ------------    --------------------    --------------
C. Byron Snyder(1)......................     1,296,311             16.4%                26.8%
Melvin C. Payne(2)......................       629,770              8.0                 13.0
Barry K. Fingerhut(3)...................       519,542              6.5                 10.6
Mark W. Duffey..........................       313,625              4.0                  6.5
Reid A. Millard.........................       201,600              2.6                  4.2
Stuart W. Stedman(4)....................       110,223              1.4                  2.3
Ronald A. Erickson(5)...................        44,015              *                      *
Robert D. Larrabee......................       --                   --                    --
Russell W. Allen........................        63,000              *                    1.3
Mary-Lees Payne.........................        25,200              *                      *
All directors and executive officers as
  a group (10 persons, including the
  directors and executive officers
  named above)..........................     3,203,286             40.3                 65.7

- ------------
 *  less than 1%

(1) Includes 367,550 shares owned by 1996 Snyder Family Partnership, Ltd., 9,005 shares owned by the C. Byron Snyder 1996 Trust and 9,005 shares owned by the Marthanne Snyder 1996 Trust.

(2) Includes 119,161 shares owned by 1996 Payne Family Partnership, Ltd., 2,919 shares owned by the Melvin C. Payne 1996 Trust and 2,919 shares owned by the Karen P. Payne 1996 Trust.

(3) Includes holdings of Applewood Associates, L.P. and related affiliates and shares held jointly with Michael J. Marocco and 522,500 shares of Series D Preferred Stock which are convertible into 37,321 shares of Class B Common Stock based upon an assumed initial public offering price of $14.00 per share.

(4) Includes 31,309 shares owned by the Betty Ann Stedman Trust, 8,349 shares owned by the Wesley West Descendants Trust, 3,130 shares owned by the Courtney the Lynn Meagher Trust and 3,130 shares owned by the Evan Everett 1989 Trust.

(5) Owned by the Alfred and Rose Erickson Trust.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 30,000,000 shares of common stock and 50,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). The Common Stock is divided into two classes: Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock are collectively referred to as "Common Stock."

COMMON STOCK

     As of June 30, 1996, 2,521,000 shares of Common Stock were outstanding and held of record by 17 persons. Upon completion of the Offering, 3,400,000 shares of Class A Common Stock will be outstanding. In addition, 4,501,476 shares of Class B Common Stock will be outstanding after giving effect to the mandatory conversion of all outstanding shares of Preferred Stock (other than the Series D Preferred Stock) into 1,980,475 shares of Class B Common Stock. This total excludes 90,000 shares of Class B Common Stock issuable upon exercise of outstanding options at June 30, 1996.

     The holders of Class A Common Stock are entitled to one vote for each share held on all matters submitted to a vote of Common stockholders. The holders of Class B Common Stock are entitled to ten votes for each share held on all matters submitted to a vote of Common stockholders. The Common Stock

                                       43

does not have cumulative voting rights, which means that the holders of a majority of the voting power of shares of Common Stock outstanding can elect all the directors and the holders of the remaining shares will not be able to elect any directors. Each share of Common Stock is entitled to participate equally in dividends, if, as and when declared by the Company's Board of Directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of Preferred Stock. The Company has never paid cash dividends on its Common Stock. The shares of Common Stock have no preemptive rights, redemption rights, or sinking fund provisions. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby upon issuance and sale will be, duly authorized, validly issued, fully paid and nonassessable.

     It is anticipated that certain holders of Class B Common Stock will enter into a voting agreement (the "Voting Agreement"). The parties to the Voting Agreement will include Messrs. Payne, Duffey, Fingerhut, Millard, Snyder and Stedman and certain other stockholders. Pursuant to the Voting Agreement, each stockholder who is a party will agree not to sell his shares of Common Stock to a Competitor of the Company and not to vote in favor of any merger, consolidation or other similar business combination with a Competitor of the Company. The term "Competitor" is defined to mean any person or entity who is engaged in the funeral service, cemetery, crematory or related lines of business that, at the time of any proposed Disposition (or at any time within the 12-month period preceding the date of the proposed Disposition), has any operations within a 50-mile radius of any locations of the Company or an entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Company, and includes any other person or entity who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any such person or entity.

     Each share of Class B Common Stock is convertible at any time, at the option of the registered holder thereof, into one share of Class A Common Stock. In addition, each share of Class B Common Stock automatically converts into one share of Class A Common Stock upon a sale or transfer to anyone other than a permitted transferee. In any event, any outstanding shares of Class B Common Stock will be automatically converted into shares of Class A Common Stock on December 31, 2001.

PREFERRED STOCK

     As of June 30, 1996, the Company's outstanding Preferred Stock consisted of 7,000,000 shares of Series A Preferred Stock, 545,000 shares of Series B Preferred Stock, 8,500,000 shares of Series C Preferred Stock and 8,545,616 shares of Series D Preferred Stock. Upon effectiveness of the Registration Statement, all outstanding shares of Preferred Stock (other than the Series D Preferred Stock) will have been automatically converted into shares of Class B Common Stock.

     The Company is authorized to issue 50,000,000 shares of Preferred Stock. The Company's Board of Directors may establish, without stockholder approval, one or more classes or series of Preferred Stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations that the Board of Directors may designate. The Company believes that this power to issue Preferred Stock will provide flexibility in connection with possible corporate transactions. The issuance of Preferred Stock, however, could adversely affect the voting power of holders of Common Stock and restrict their rights to receive payments upon liquidation of the Company. It could also have the effect of delaying, deferring or preventing a change in control of the Company.

SERIES D PREFERRED STOCK

     Through June 30, 1996, the Company has issued 8,545,616 shares of Series D Preferred Stock in six different transactions. The Company issued 6,355,000 shares of Series D Preferred Stock in connection with the acquisition of two funeral homes and one cemetery which were acquired in July 1996. These shares will remain outstanding following the Offering. The following description is a summary of the Certificate of Amendment to the Certificate of Designation for the Series D Preferred Stock, and it is qualified in its entirety by reference to that document.

                                       44

     DIVIDENDS. The Series D Preferred Stock ranks, with respect to dividend rights and distribution of assets on liquidation, senior and prior to Common Stock and junior to, or on parity with, as the case may be, any other stock of the Company designated as senior to, or on parity with, as the case may be, Series D Preferred Stock. Holders of Series D Preferred Stock are entitled to receive cumulative annual cash dividends ranging from $.06 to $.07 per share payable quarterly, depending upon when such shares were issued. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series D Preferred Stock then outstanding will be entitled to receive an amount of cash per share equal to $1.00, together with all accrued and unpaid dividends, after any distribution is made on any senior securities and before any distribution is made on any junior securities, including Common Stock. As long as any shares of Series D Preferred Stock are outstanding, the Company may not pay a dividend (other than stock dividends in Common Stock) or other distribution on or repurchase Common Stock, directly or indirectly, unless all past due cumulative dividends on the Series D Preferred Stock have been paid. The terms of Series D Preferred Stock may be amended with the consent of the holders of a majority of the outstanding shares of Series D Preferred Stock.

     REDEMPTION. The Series D Preferred Stock is mandatorily redeemable by the Company on December 31, 2001 (subject to conversion rights at any time on or prior to November 30, 2001) at a redemption price of $1.00 per share plus all accrued and unpaid dividends to the date of redemption. The Series D Preferred Stock is redeemable, in whole or in part, at the option of the Company at any time during the period commencing on the second anniversary of the consummation of the Offering and ending on December 31, 2001 (subject to conversion rights up to 15 days prior to the redemption date) at a redemption price of $1.00 per share plus accrued and unpaid dividends to the date of redemption. Partial redemptions must be pro rata.

     CONVERSION. The Series D is convertible at any time into Class B Common Stock at an initial conversion base price ranging from $15.00 to $18.00 per share, subject to adjustment for certain antidilutive events. For the first six months following consummation of the Offering, the conversion price will be the lesser of the initial conversion price or the initial price of the Class A Common Stock to the public in the Offering. Thereafter, the conversion price increases every six months by $.50 until the last day of the eighteenth month following the consummation of the Offering, whereupon the conversion price is the average market price for the ten days preceding the date of delivery of notice of conversion on the principal securities market on which the Class A Common Stock is then traded. Assuming an initial public offering of $14.00, a total of 1,064,330 shares of Class B Common Stock would be issuable upon the conversion of the 14,900,616 shares of Series D Preferred Stock.

     The conversion price at which Series D Preferred Stock is converted prior to the eighteen month anniversary of the consummation of the Offering is subject to reduction for certain dilutive issuances and to adjustments for stock dividends, splits and combinations.

     VOTING RIGHTS. The Series D Preferred Stock has general voting rights on all issues submitted to stockholders. The number of votes to which each share of Series D Preferred Stock is entitled is a fraction of a vote determined by (i) dividing $1.00 by the then effective conversion price per share and (ii) dividing the resulting fraction by 20. The Series D Preferred Stock is entitled, as a separate class, to vote upon (or consent to) any amendment to the Certificate of Incorporation, bylaws or Certificate of Designations which would adversely effect the rights or powers of the Series D Preferred Stock. The requisite vote for approval is a majority of the shares of Series D Preferred Stock outstanding.

     REGISTRATION RIGHTS. Until December 31, 2005 or, as to any holder of Series D Preferred Stock, upon (a) the consent of the holder, (b) the date such holder owns less than the equivalent of 10,000 shares of fully diluted Class A Common Stock or Class B Common Stock, or (c) the date on which such holder is able to dispose of all shares of Class B Common Stock issuable upon conversion of the Series D Preferred Stock in one three month period under Rule 144, the holders of Series D Preferred Stock have piggyback registration rights on any offering by the Company of Common Stock to the public for cash except (i) shares issuable upon the exercise of employee or director stock options, or (ii) shares issued in mergers wherein the Company is the surviving corporation. The Company is required to give holders of Series D Preferred Stock at least 30 days prior written notice of the filing of a registration statement, including the estimated price

                                       45

range of the offering. The holders of the Series D Preferred Stock have waived their registration rights with respect to a Registration Statement filed by the Company with respect to the Offering.

DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

     The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person becomes an interested stockholder unless (a) before that person became an interested stockholder, the Company's Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (b) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the Company's Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

     The Company's Board of Directors is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director only for cause upon the vote of holders of at least 80% of voting power of the outstanding shares of Common Stock. In general, the Board of Directors, not the stockholders, has the right to appoint persons to fill vacancies on the Board of Directors.

     The Certificate of Incorporation provides that special meetings of holders of Common Stock may be called only by the Company's Board of Directors and that only business proposed by the Board of Directors may be considered at special meetings of holders of Common Stock.

     The Certificate of Incorporation provides that the only business (including election of directors) that may be considered at an annual meeting of holders of Common Stock, in addition to business proposed (or persons nominated to be directors) by the directors of the Company, is business proposed (or persons nominated to be directors) by holders of Common Stock who comply with the notice and disclosure requirements set forth in the Certificate of Incorporation. In general, the Certificate of Incorporation requires that a stockholder give the Company notice of proposed business or nominations no later than 60 days before the annual meeting of holders of Common Stock (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) ten days after the first public notice of the annual meeting is sent to holders of Common Stock. In general, the notice must also contain information about the stockholder proposing the business or nomination, the stockholder's interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitation statements. The stockholder also must submit a notarized letter from each of the stockholder's nominees stating the nominee's acceptance of the nomination and indicating the nominee's intention to serve as director if elected.

                                       46

     The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the corporation's certificate of incorporation or bylaws requires a greater percentage. The Certificate of Incorporation provides that approval by the holders of at least 66.7% of the voting power of the outstanding voting stock of the Company is required to amend the provisions of the Certificate of Incorporation previously discussed and certain other provisions.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have 3,400,000 shares of Class A Common Stock and 4,501,476 shares of Class B Common Stock outstanding. The 3,400,000 shares of Class A Common Stock offered hereby will be freely tradable without restriction or further registration under the Securities Act, except for shares sold by persons deemed to be "affiliates" of the Company or acting as "underwriters," as those terms are defined in the Securities Act. The 4,501,476 shares of Class B Common Stock will be "restricted securities" within the meaning of Rule 144 under the Securities Act and will be eligible for resale subject to the volume, manner of sale, holding period and other limitations of Rule 144. The remaining "restricted" shares will become eligible for resale pursuant to Rule 144 from time to time thereafter.

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated) who has beneficially owned, for at least two years, shares of Common Stock that have not been registered under the Securities Act or that were acquired from an "affiliate" of the Company is entitled to sell within any three-month period the number of shares of Common Stock which does not exceed the greater of one percent of the number of then outstanding shares or the average weekly reported trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and to the availability of current public information about the Company and must be made in unsolicited brokers' transactions or to a market maker. A person (or persons whose shares are aggregated) who is not an "affiliate" of the Company under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least three years is entitled to sell such shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions of such Rule.

     An aggregate of 310,000 shares of Class A Common Stock and 90,000 shares of Class B Common Stock are reserved for issuance to employees and directors of the Company pursuant to the 1995 Stock Incentive Plan, 600,000 shares of Class A Common Stock are reserved for issuance to employees and directors of the Company pursuant to the 1996 Stock Incentive Plan and 200,000 shares of Class A Common Stock are reserved for issuance to outside directors under the 1996 Nonemployee Directors Plan. Currently, 90,000 shares of Class B Common Stock are issuable under existing options granted to employees and directors. In addition, options exercisable for 600,000 shares of Class A Common Stock will be granted to employees concurrently with the Offering pursuant to the Company's stock option plans. After the Offering, the Company intends to file a registration statement on Form S-8 to register the shares of Common Stock issuable upon exercise of options to be granted pursuant to the 1995 and 1996 Stock Incentive Plans. Accordingly, shares issued upon exercise of such options will be freely tradeable, except for any shares held by an "affiliate" of the Company.

     Pursuant to stock registration agreements, the Company may be required, subject to certain conditions, to register under the Securities Act an aggregate of up to 4,444,436 shares of Class A Common Stock issuable upon conversion of the Class B Common Stock by the current common stockholders. Such stockholders have waived their registration rights under the stock registration agreements arising in connection with the Offering.

                                        47

     In addition, the holders of Series D Preferred Stock have been granted certain "piggy-back" registration rights if the Company proposes to undertake a public offering. Such holders of Series D Preferred Stock have waived their registration rights in connection with the Offering.

     The Company and the executive officers and directors and certain stockholders of the Company have agreed not to sell, offer to sell, contract to sell, pledge or otherwise dispose of or transfer any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock for a period of 180 days commencing on the date of this Prospectus without the prior written consent of the representatives of the Underwriters, other than the issuance of options to purchase Common Stock or shares of Common Stock issuable upon the exercise thereof, and issuances of capital stock by the Company in connection with acquisitions of funeral homes and cemeteries, provided that such options shall not become exercisable and such shares issuable upon exercise of options or pursuant to acquisitions shall not be transferable prior to the end of the 180-day period.

     Prior to the Offering, there has been no market for the Class A Common Stock. No predictions can be made of the effect, if any, that market sales of shares of Class A Common Stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of Class A Common Stock could adversely affect the prevailing market price of Class A Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities.

                                       48

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Purchase Agreement (the "Purchase Agreement") among the Company and each of the underwriters named below (the "Underwriters"), the Company has agreed to sell to each of the Underwriters, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and The Chicago Corporation are acting as representatives (the "Representatives"), has severally agreed to purchase from the Company the number of shares of Class A Common Stock set forth below opposite their respective names. The Underwriters are committed to purchase all of such shares if any are purchased. Under certain circumstances, the commitments of non-defaulting Underwriters may be increased as set forth in the Purchase Agreement.

                                         NUMBER
             UNDERWRITER                OF SHARES
- -------------------------------------  -----------

Merrill Lynch, Pierce, Fenner & Smith
             Incorporated............
The Chicago Corporation..............

                                       -----------
              Total..................    3,400,000
                                       ===========

     The Representatives have advised the Company that the Underwriters propose initially to offer the shares of Class A Common Stock to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $ per share. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $ per share on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The Company has granted the Underwriters an option, exercisable by the Representatives, to purchase up to 510,000 additional shares of Class A Common Stock at the initial public offering price, less the underwriting discount. Such option, which expires 30 days after the date of this Prospectus, may be exercised solely to cover over-allotments. To the extent that the Representatives exercise such option, each of the Underwriters will be obligated, subject to certain conditions, to purchase approximately the same percentage of the option shares that the number of shares to be purchased initially by that Underwriter bears to the total number of shares to be purchased initially by the Underwriters.

     The Company has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

     Prior to the Offering, there has been no public market for the Class A Common Stock. There can be no assurance that an active market for the Class A Common Stock will develop upon completion of the Offering or, if developed, that such market will be sustained. The initial public offering price of the Class A Common Stock will be determined through negotiations between the Company and the representatives of the Underwriters, and may bear no relationship to the market prices of the Class A Common Stock after this offering. Prices for the Class A Common Stock after this offering may be influenced by a number of factors, including the depth and liquidity of the market for the Class A Common Stock, investor perceptions of the Company and the death care industry in general, and general economic and other conditions.

     At the request of the Company, the Underwriters have reserved 340,000 shares of Class A Common Stock for sale at the initial public offering price to directors, officers, employees, business associates and other persons with whom the Company has relationships. The number of shares of Class A Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved

                                       49

shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.

     The Chicago Corporation acted as placement agent for the private placement of $8.5 million of the Company's Series C Preferred Stock, completed in September 1995, for which The Chicago Corporation received a customary fee.

     The Company and the executive officers and directors and certain stockholders of the Company have agreed not to sell, offer to sell, contract to sell, pledge or otherwise dispose of or transfer any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock for a period of 180 days commencing on the date of this Prospectus without the prior written consent of the representatives of the Underwriters, other than the issuance of options to purchase Common Stock or shares of Common Stock issuable upon the exercise thereof issuances of capital stock by the Company in connection with acquisitions of funeral homes and cemeteries, provided that such options shall not become exercisable and such shares issuable upon exercise of options or pursuant to acquisitions shall not be transferable prior to the end of the 180-day period.

     The Representatives have informed the Company that they do not expect the Underwriters to confirm sales of shares of Class A Common Stock offered hereby to any accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of Class A Common Stock offered hereby will be passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters relating to the Class A Common Stock offered hereby will be passed upon for the Underwriters by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements and the financial statements for CFS 1996 Group, Kubach-Smith Funeral Home, Inc., Lusk Funeral Home, Inc., West End Funeral Home, Inc., James E. Drake Funeral Home, Inc., Dwayne R. Spence Funeral Home, Inc. and Merchant Funeral Home Group included in this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements for Hennessy Funeral Home, Inc. included in this Prospectus and Registration Statement have been audited by Kee & Associates, Inc., independent public accountants, as indicated in their report with respect thereto and included herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements for Vail Holt Memorial Funeral Home, Inc. included in this Prospectus and Registration Statement have been audited by McCauley, Nicolas & Company, LLC, independent public accountants, as indicated in their report with respect thereto and included herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements for Forest Lawn of Chesnee, Inc., included in this Prospectus and Registration Statement have been audited by Michael S. Upton, CPA, P.A., independent public accountant, as indicated in his report with respect thereto and included herein in reliance upon the authority of said individual as an expert in giving said report.

     The financial statements for Bailey Funeral Home, Inc., O'Brien Funeral Home, Inc., and C. Funk & Son Funeral Home, Inc. included in this Prospectus and Registration Statement have been audited by Gitlin, Campise, Pascoe & Blum, independent public accountants, as indicated in their reports with respect thereto and included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements for Lytle-Gans-Andrew Funeral Home included in this Prospectus and Registration Statement have been audited by Scott, Callicotte & Co., independent public accountants, as indicated in their report with respect thereto and included herein in reliance upon the authority of said firm as experts in giving said report.

                                       50

                             AVAILABLE INFORMATION

     The Company has not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act, with respect to the offer and sale of Class A Common Stock pursuant to this Prospectus. This Prospectus, filed as a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and reference is hereby made to such omitted information. Statements made in this Prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. For further information pertaining to the Class A Common Stock offered by this Prospectus and the Company, reference is made to the Registration Statement.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements certified by independent auditors and quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements.

                                       51

                         INDEX TO FINANCIAL STATEMENTS

                                           PAGE
                                           -----
CARRIAGE SERVICES, INC. -- CONSOLIDATED
  FINANCIAL STATEMENTS:
     Report of Independent Public
      Accountants.......................     F-2

     Consolidated Balance Sheets as of
      December 31, 1994 and 1995 and
      June 30, 1996.....................     F-3

     Consolidated Statements of Operations for the Years Ended December 31,
      1993, 1994 and 1995 and the Six Months Ended June 30,
      1995 and 1996.....................     F-4

     Consolidated Statements of Changes
      in Stockholders' Equity for the
      Years Ended December 31, 1993,
      1994 and 1995 and the Six Months
      Ended June 30, 1996...............     F-5

     Consolidated Statements of Cash
      Flows for the Years Ended December
      31, 1993, 1994 and 1995 and the
      Six Months Ended June 30, 1995 and
      1996..............................     F-6

     Notes to Consolidated Financial
      Statements........................     F-7

CARRIAGE SERVICES, INC. -- UNAUDITED PRO
  FORMA CONSOLIDATED FINANCIAL
  STATEMENTS:
     Unaudited Pro Forma Consolidated
      Balance Sheet as of June 30,
      1996..............................    F-22

     Unaudited Pro Forma Consolidated
      Statements of Operations for the
      Year Ended December 31, 1995 and
      the Six Months Ended June 30,
      1996..............................    F-23

     Notes to the Unaudited Pro Forma
      Consolidated Financial
      Statements........................    F-24

CFS 1996 GROUP:
     Report of Independent Public
      Accountants.......................    F-28

     Statements of Operations for the
      Period from January 1, 1996 to
      April 29, 1996, the Years Ended
      December 31, 1995 and December 31,
      1994, and the Three Months Ended
      December 31, 1993.................    F-29

     Statements of Cash Flows for the
      Period from January 1, 1996 to
      April 29, 1996, the Years Ended
      December 31, 1995 and December 31,
      1994, and the Three Months Ended
      December 31, 1993.................    F-30

     Statements of Stockholder's Equity
      for the Period from January 1,
      1996 to April 29, 1996, the Years
      Ended December 31, 1995 and
      December 31, 1994, and the Three
      Months Ended December 31, 1993....    F-31

     Notes to Financial Statements......    F-32

KUBACH-SMITH FUNERAL HOME, INC.:
     Report of Independent Public
      Accountants.......................    F-34

     Statement of Operations for the
      Period from October 1, 1993 to
      September 6, 1994.................    F-35

     Statement of Cash Flows for the
      Period from October 1, 1993 to
      September 6, 1994.................    F-36

     Statement of Shareholders' Equity
      for the Period from October 1,
      1993 to September 6, 1994.........    F-37

     Notes to Financial Statements......    F-38

LUSK FUNERAL HOME, INC.:
     Report of Independent Public
      Accountants.......................    F-40

     Statements of Operations for the
      Years Ended December 31, 1995 and
      December 31, 1994 and the Three
      Months Ended December 31, 1993....    F-41

     Statements of Cash Flows for the
      Years Ended December 31, 1995 and
      December 31, 1994 and the Three
      Months Ended December 31, 1993....    F-42

     Statements of Shareholders' Deficit
      for the Years Ended December 31,
      1995 and December 31, 1994 and the
      Three Months Ended December 31,
      1993..............................    F-43

     Notes to Financial Statements......    F-44

                                      F-1

WEST END FUNERAL HOME, INC.:
     Report of Independent Public
      Accountants.......................    F-47

     Statements of Operations for the
      Period from January 1, 1995 to May
      10, 1995, the Year Ended December
      31, 1994, and the Three Months
      Ended December 31, 1993...........    F-48

     Statements of Cash Flows for the
      Period from January 1, 1995 to May
      10, 1995, the Year Ended December
      31, 1994, and the Three Months
      Ended December 31, 1993...........    F-49

     Statements of Shareholders' Equity
      for the Period from January 1,
      1995 to May 10, 1995, the Year
      Ended December 31, 1994, and the
      Three Months Ended December 31,
      1993..............................    F-50

     Notes to Financial Statements......    F-51

HENNESSY FUNERAL HOME, INC.:
     Report of Independent Public
      Accountants.......................    F-53

     Statements of Operations for the
      Years Ended December 31, 1993,
      December 31, 1994, December 31,
      1995 and the Ten Weeks Ended March
      8, 1996...........................    F-54

     Statements of Cash Flows for the
      Period from December 1, 1995 to
      February 29, 1996, and the Years
      Ended November 30, 1995 and
      November 30, 1994.................    F-55

     Notes to Financial Statements......    F-56

JAMES E. DRAKE FUNERAL HOME, INC.:
     Report of Independent Public
      Accountants.......................    F-59

     Statements of Operations for the
      Period from December 1, 1995 to
      February 29, 1996, and the Years
      Ended November 30, 1995 and
      November 30, 1994.................    F-60

     Statements of Cash Flows for the
      Period from December 1, 1995 to
      February 29, 1996, and the Years
      Ended November 30, 1995 and
      November 30, 1994.................    F-61

     Statements of Stockholders' Equity
      for the Period from December 1,
      1995 to February 29, 1996, and the
      Years Ended November 30, 1995 and
      November 30, 1994.................    F-62

     Notes to Financial Statements......    F-63

DWAYNE R. SPENCE FUNERAL HOME, INC.:
     Report of Independent Public
      Accountants.......................    F-65

     Statements of Operations for the
      Period from January 1, 1996 to
      March 29, 1996, the Years Ended
      December 31, 1995 and December 31,
      1994, and the Three Months Ended
      December 31, 1993.................    F-66

     Statements of Cash Flows for the
      Period from January 1, 1996 to
      March 29, 1996, the Years Ended
      December 31, 1995 and December 31,
      1994, and the Three Months Ended
      December 31, 1993.................    F-67

     Statements of Shareholder's Equity
      for the Period from January 1,
      1996 to March 29, 1996, the Years
      Ended December 31, 1995 and
      December 31, 1994, and the Three
      Months Ended December 31, 1993....    F-68

     Notes to Financial Statements......    F-69

MERCHANT FUNERAL HOME GROUP:
     Report of Independent Public
      Accountants.......................    F-72

     Statements of Operations for the
      Period from July 1, 1995 to April
      1, 1996, and the Years Ended June
      30, 1995 and June 30, 1994........    F-73

     Statements of Cash Flows for the
      Period from July 1, 1995 to April
      1, 1996, and the Years Ended June
      30, 1995 and June 30, 1994........    F-74

     Statements of Shareholders' Equity
      for the Period from July 1, 1995
      to April 1, 1996, and the Years
      Ended June 30, 1995 and June 30,
      1994..............................    F-75

     Notes to Financial Statements......    F-76

                                     F-1(a)


VAIL HOLT MEMORIAL FUNERAL HOME, INC.:
     Independent Auditors' Report.......    F-79

     Balance Sheets as of June 30, 1996
      and December 31, 1995, 1994, and
      1993..............................    F-80

     Statement of Income for the
      Six-Month Period Ended June 30,
      1996 and the Years
      Ended December 31, 1995, 1994,
      and 1993..........................    F-81

     Statement of Retained Earnings for
      the Six-Month Period Ended June
      30, 1996 and the Years Ended
      December 31, 1995, 1994, and 1993.    F-82

     Statement of Cash Flows for the
      Six-Month Period Ended June 30,
      1996 and the
      Years Ended December 31, 1995,
      1994, and 1993....................    F-83

     Notes to Financial Statements......    F-85

FOREST LAWN OF CHESNEE, INC.:
     Report of Independent Public
      Accountant........................    F-88

     Statements of Operations for the
      Ten Months Ended June 26, 1996 and
      the Year Ended August 31, 1995....    F-89

     Statements of Cash Flows for the
      Ten Months Ended June 26, 1996 and
      the Year Ended August 31, 1995....    F-90

     Statements of Changes in
      Stockholders' Equity for the Ten
      Months Ended
      June 26, 1996 and the Year Ended
      August 31, 1995...................    F-91

     Notes to the Financial Statements..    F-92

BAILEY FUNERAL HOME, INC.:
     Report of Independent Public
      Accountants.......................    F-94

     Balance Sheets as of December 31,
      1993, 1994, 1995 and June 30,
      1996..............................    F-95

     Statements of Income for the Years
      Ended December 31, 1993, 1994,
      1995 and the Six Months Ended
      June 30, 1996.....................    F-96

     Statements of Retained Earnings for
      the Years Ended December 31, 1993,
      1994, 1995 and the Six Months Ended
      June 30, 1996.....................    F-97

     Statements of Cash Flows for Years
      Ended December 31, 1993, 1994,
      1995 and the Six Months Ended
      June 30, 1996.....................    F-98

     Notes to Financial Statements......    F-99

O'BRIEN FUNERAL HOME, INC.:
     Report of Independent Public
      Accountants.......................   F-102

     Balance Sheets as of December 31,
      1993, 1994, 1995 and June 30,
      1996..............................   F-103

     Statements of Income for the Years
      Ended December 31, 1993, 1994,
      1995 and the Six Months Ended
      June 30, 1996.....................   F-104

     Statements of Retained Earnings for
      the Years Ended December 31, 1993,
      1994, 1995
      and the Six Months Ended June 30,
      1996..............................   F-105

     Statements of Cash Flows for Years
      Ended December 31, 1993, 1994,
      1995
      and the Six Months Ended June 30,
      1996..............................   F-106

     Notes to Financial Statements......   F-107

C. FUNK & SON FUNERAL HOME, INC.:
     Report of Independent Public
      Accountants.......................   F-110

     Balance Sheets as of September 30,
      1994, 1995 and June 30, 1996......   F-111

     Statements of Operations for the
      Years Ended September 30, 1994,
      1995
      and the Nine Months Ended June
      30, 1996..........................   F-112

     Statements of Stockholders' Equity
      for the Years Ended September 30,
      1994,
      1995 and the Nine Months Ended
      June 30, 1996.....................   F-113

     Statements of Cash Flows for the
      Years Ended September 30, 1994,
      1995
      and the Nine Months Ended June
      30, 1996..........................   F-114

     Notes to Financial Statements......   F-115

                                     F-1(b)


LYTLE-GANS-ANDREW FUNERAL HOME:
     Report of Independent Public
      Accountants.......................   F-119

     Balance Sheets as of June 30, 1996
      and August 31, 1995 and 1994......   F-120

     Income Statements for the Ten
      Months From September 1, 1995 to
      June 30, 1996
      and for the Years Ended August
      31, 1995 and August 31, 1994......   F-121

     Statements of Changes in Capital
      for Ten Months From September 1,
      1995 to
      June 30, 1996 and for the Years
      Ended August 31, 1995 and August
      31, 1994..........................   F-122

     Statements of Cash Flows for the
      Ten Months From September 1,
      1995 to June 30, 1996
      and for the Years Ended August
      31, 1995 and August 31, 1994......   F-123

     Notes to Financial Statements......   F-124

                                     F-1(c)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Carriage Services, Inc.:

     We have audited the accompanying consolidated balance sheets of Carriage Services, Inc., (formerly Carriage Funeral Services, Inc. -- a Delaware corporation) and subsidiaries (the Company) as of December 31, 1994 and 1995 and June 30, 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the three years in the period ended December 31, 1995 and the six months in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Carriage Services, Inc., and subsidiaries as of December 31, 1994, and 1995 and June 30, 1996, and the consolidated results of their operations and their cash flows for the three years in the period ended December 31, 1995 and the six months in the period ended June 30, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
July 18, 1996

                                      F-2

                            CARRIAGE SERVICES, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                           DECEMBER 31,
                                       --------------------    JUNE 30,
                                         1994       1995         1996
                                       ---------  ---------    --------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     836  $   7,573    $  4,490
                                       ---------  ---------    --------
     Accounts receivable --
          Trade, net of allowance for
             doubtful accounts of
             $205 in 1994, $305 in
             1995 and $360 in 1996...      2,168      2,637       3,748
          Other......................        447        505         198
                                       ---------  ---------    --------
                                           2,615      3,142       3,946
     Marketable securities, available
       for sale......................      4,357        864           1
     Inventories and other current
       assets........................      2,026      2,106       3,158
                                       ---------  ---------    --------
               Total current
                  assets.............      9,834     13,685      11,595
                                       ---------  ---------    --------
PROPERTY, PLANT AND EQUIPMENT, at
  cost:
     Land............................      3,594      4,416       7,316
     Buildings and improvements......     10,851     14,200      25,529
     Furniture and equipment.........      3,994      5,365       7,273
                                       ---------  ---------    --------
                                          18,439     23,981      40,118
     Less -- accumulated
       depreciation..................     (1,329)    (2,311)     (2,994)
                                       ---------  ---------    --------
                                          17,110     21,670      37,124
CEMETERY PROPERTY, at cost...........        526        496       2,384
NAMES AND REPUTATIONS, net of
  accumulated amortization of $480 in
  1994, $959 in 1995 and $1,316 in
  1996...............................     13,555     22,559      37,527
DEFERRED CHARGES AND OTHER NONCURRENT
  ASSETS.............................      3,140      3,336       5,407
                                       ---------  ---------    --------
                                       $  44,165  $  61,746    $ 94,037
                                       =========  =========    ========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable................  $     997  $   1,041    $  1,236
     Accrued liabilities.............      2,179      2,957       3,539
     Current portion of long-term
       debt and obligations under
       capital leases................      2,387      3,215       5,359
                                       ---------  ---------    --------
               Total current
                  liabilities........      5,563      7,213      10,134
PRENEED LIABILITIES, net.............        433        709       2,817
LONG-TERM DEBT, net of current
  portion............................     32,622     42,057      60,277
OBLIGATIONS UNDER CAPITAL LEASES, net
  of current portion.................        671        716         732
DEFERRED INCOME TAXES................      1,447      1,900       2,882
                                       ---------  ---------    --------
               Total liabilities.....     40,736     52,595      76,842
                                       ---------  ---------    --------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK...........     --         --           8,545
STOCKHOLDERS' EQUITY:
     Preferred stock.................         72        157         162
     Common stock....................         25         25          25
     Treasury stock..................     --         --            (330)
     Contributed capital.............      6,992     15,100      15,650
     Unrealized loss on securities
       available for sale............        (59)       (36)      --
     Retained deficit................     (3,601)    (6,095)     (6,857)
                                       ---------  ---------    --------
               Total stockholders'
                  equity.............      3,429      9,151       8,650
                                       ---------  ---------    --------
                                       $  44,165  $  61,746    $ 94,037
                                       =========  =========    ========

   The accompanying notes are an integral part of these financial statements.

                                      F-3

                            CARRIAGE SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 FOR THE SIX
                                        FOR THE YEARS ENDED DECEMBER            MONTHS ENDED
                                                     31,                          JUNE 30,
                                       -------------------------------     -----------------------
                                         1993       1994       1995           1995         1996
                                       ---------  ---------  ---------     -----------   ---------
                                                                           (UNAUDITED)
Revenues, net........................  $  11,265  $  18,404  $  24,237       $11,501     $  16,925
Costs and expenses...................     10,205     15,390     20,247         9,329        13,536
                                       ---------  ---------  ---------     -----------   ---------
     Gross profit....................      1,060      3,014      3,990         2,172         3,389
General and administrative
  expenses...........................        985      1,266      2,106           832         1,155
                                       ---------  ---------  ---------     -----------   ---------
     Operating income................         75      1,748      1,884         1,340         2,234
Interest expense, net................      1,745      2,671      3,684         1,648         2,644
                                       ---------  ---------  ---------     -----------   ---------
     (Loss) before income taxes......     (1,670)      (923)    (1,800)         (308)         (410)
Provision for income taxes...........     --             40        694           390           251
                                       ---------  ---------  ---------     -----------   ---------
     Net (loss)......................     (1,670)      (963)    (2,494)         (698)         (661)
Preferred stock dividend
  requirements.......................     --         --         --            --               101
                                       ---------  ---------  ---------     -----------   ---------
     Net (loss) attributable to
       common stockholders...........  $  (1,670) $    (963) $  (2,494)      $  (698)    $    (762)
                                       =========  =========  =========     ===========   =========
Loss per share:
     (Loss) per common and common
       equivalent share..............  $    (.66) $    (.28) $    (.66)      $  (.20)    $    (.17)
                                       =========  =========  =========     ===========   =========
     Weighted average number of
       common and common equivalent
       shares outstanding............      2,543      3,406      3,781         3,543         4,512
                                       =========  =========  =========     ===========   =========

   The accompanying notes are an integral part of these financial statements.

                                      F-4

                            CARRIAGE SERVICES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                               CONTRIBUTED       NET
                                        NUMBER     PREFERRED    NUMBER     COMMON   TREASURY     CAPITAL     UNREALIZED    RETAINED
                                       OF SHARES     STOCK     OF SHARES   STOCK     STOCK      (DEFICIT)    GAIN (LOSS)   DEFICIT
                                       ---------   ---------   ---------   ------   --------   -----------   -----------   --------
Balance -- December 31, 1992.........     --        $ --         2,409      $ 24     $--         $   (14)      $--         $   (968)
Net loss -- 1993.....................     --          --         --         --        --          --            --           (1,670)
Issuance of common stock.............     --          --           111         1      --               1        --            --
                                       ---------   ---------   ---------   ------   --------   -----------   -----------   --------
Balance -- December 31, 1993.........     --          --         2,520        25      --             (13)       --           (2,638)
Net loss -- 1994.....................     --          --         --         --        --          --            --             (963)
Issuance of preferred stock..........     7,160          72      --         --        --           7,005        --            --
Unrealized net loss -- available for
  sale securities....................     --          --         --         --        --          --               (59)       --
                                       ---------   ---------   ---------   ------   --------   -----------   -----------   --------
Balance -- December 31, 1994.........     7,160          72      2,520        25      --           6,992           (59)      (3,601)
Unrealized net gain -- available for
  sale securities....................     --          --         --         --        --          --                23        --
Issuance of preferred stock..........     8,500          85      --         --        --           8,108        --            --
Net loss -- 1995.....................     --          --         --         --        --          --            --           (2,494)
                                       ---------   ---------   ---------   ------   --------   -----------   -----------   --------
Balance -- December 31, 1995.........    15,660         157      2,520        25      --          15,100           (36)      (6,095)
Net loss -- six months ended June 30,
  1996...............................     --          --         --         --        --          --            --             (661)
Issuance of preferred stock..........       555           5      --         --        --             540        --            --
Unrealized net gain -- available for
  sale securities....................     --          --         --         --        --          --                36        --
Purchase of treasury stock...........     --          --         --         --         (330)      --            --            --
Exercise of stock options............     --          --             1      --        --              10        --            --
Preferred dividends..................     --          --         --         --        --          --            --             (101)
                                       ---------   ---------   ---------   ------   --------   -----------   -----------   --------
Balance -- June 30, 1996.............    16,215     $   162      2,521      $ 25     $ (330)     $15,650       $     0     $ (6,857)
                                       =========   =========   =========   ======   ========   ===========   ===========   ========

                                         TOTAL
                                       ---------

Balance -- December 31, 1992.........  $    (958)
Net loss -- 1993.....................     (1,670)
Issuance of common stock.............          2
                                       ---------
Balance -- December 31, 1993.........     (2,626)
Net loss -- 1994.....................       (963)
Issuance of preferred stock..........      7,077
Unrealized net loss -- available for
  sale securities....................        (59)
                                       ---------
Balance -- December 31, 1994.........      3,429
Unrealized net gain -- available for
  sale securities....................         23
Issuance of preferred stock..........      8,193
Net loss -- 1995.....................     (2,494)
                                       ---------
Balance -- December 31, 1995.........      9,151
Net loss -- six months ended June 30,
  1996...............................       (661)
Issuance of preferred stock..........        545
Unrealized net gain -- available for
  sale securities....................         36
Purchase of treasury stock...........       (330)
Exercise of stock options............         10
Preferred dividends..................       (101)
                                       ---------
Balance -- June 30, 1996.............  $   8,650
                                       =========

   The accompanying notes are an integral part of these financial statements.

                                      F-5

                            CARRIAGE SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                FOR THE SIX MONTHS
                                        FOR THE YEARS ENDED DECEMBER 31,          ENDED JUNE 30,
                                       ----------------------------------    ------------------------
                                          1993        1994        1995          1995          1996
                                       ----------  ----------  ----------    -----------   ----------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss).........................  $   (1,670) $     (963) $   (2,494)     $  (698)    $     (661)
  Adjustments to reconcile net (loss)
     to net cash provided by
     operating activities --
     Depreciation and amortization...         947       1,476       1,948          907          1,389
     Deferred income taxes...........      --              43         449          157             74
     Changes in assets and
       liabilities net of effects
       from acquisitions:
       Decrease (increase) in
          accounts receivable........        (298)       (198)       (637)         265           (113)
       Decrease (increase) in
          inventories and other
          current assets.............        (206)        (91)        115          164           (370)
       (Increase) decrease in other
          deferred charges...........      --          --            (144)          44           (242)
       Increase (decrease) in
          accounts payable...........         951        (214)         45         (475)           163
       Increase in accrued
          liabilities................         873       1,028       1,671          400            180
       Increase (decrease) in preneed
          liabilities................          (1)         (4)         44           40             45
                                       ----------  ----------  ----------    -----------   ----------
          Net cash provided by
             operating activities....         596       1,077         997          804            465
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions, net of cash
     acquired........................     (13,843)     (9,073)    (12,191)      (5,960)       (24,415)
  Dispositions of businesses formerly
     owned...........................      --          --          --           --                397
  Purchase of marketable securities
     available for sale..............      --          (4,417)     (1,795)      --             --
  Disposal of marketable securities
     available for sale..............      --          --           5,312        3,052            900
  Purchase of property, plant and
     equipment.......................        (717)     (1,179)     (3,019)      (1,257)        (2,004)
                                       ----------  ----------  ----------    -----------   ----------
          Net cash (used in)
             investing activities....     (14,560)    (14,669)    (11,693)      (4,165)       (25,122)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.......      12,750       7,781      11,563        6,234         23,772
  Payments on long-term debt,
     obligations under capital
     leases..........................        (911)     (1,705)     (2,273)      (1,180)        (1,575)
  Proceeds from subordinated notes...       2,561         390      --           --             --
  Proceeds from sale of preferred
     stock...........................      --           6,992       8,192       --             --
  Payment of preferred stock
     dividends.......................      --          --          --           --               (101)
  Exercise of stock options..........      --          --          --           --                 10
  Purchase of treasury stock.........      --          --          --           --               (330)
  Payment of deferred debt charges...        (166)        (45)        (49)         (45)          (202)
                                       ----------  ----------  ----------    -----------   ----------
          Net cash provided by
             financing activities....      14,234      13,413      17,433        5,009         21,574
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         270        (179)      6,737        1,648         (3,083)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD................         745       1,015         836          836          7,573
                                       ----------  ----------  ----------    -----------   ----------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.............................  $    1,015  $      836  $    7,573      $ 2,484     $    4,490
                                       ==========  ==========  ==========    ===========   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Interest paid through issuance of
     new debt........................  $      275  $      231  $      644      $   648     $      825
                                       ==========  ==========  ==========    ===========   ==========
  Retirement of debt through issuance
     of preferred stock..............  $   --      $   --      $      500      $--         $   --
                                       ==========  ==========  ==========    ===========   ==========
  Cash interest paid.................  $    1,187  $    2,038  $    3,127      $ 1,611     $    2,399
                                       ==========  ==========  ==========    ===========   ==========
  Issuance of preferred stock for
     acquisitions....................  $   --      $       80  $   --          $--         $    9,100
                                       ==========  ==========  ==========    ===========   ==========
  Retirement of debt through disposition of business.. $   -- $   -- $   --    $--         $    2,642
                                       ==========  ==========  ==========    ===========   ==========

   The accompanying notes are an integral part of these financial statements.

                                      F-6

                            CARRIAGE SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES:

  NATURE OF OPERATIONS

     Carriage Services, Inc. (the Company -- formerly Carriage Funeral Services, Inc.), was organized under the laws of the State of Delaware on December 29, 1993. The Company owns and operates funeral homes and cemeteries throughout the United States. The Company provides professional services related to funerals and interments at its funeral homes and cemeteries. Prearranged funerals and preneed cemetery property are marketed in the geographic markets served by the Company's locations.

  REORGANIZATION AND PRINCIPLES OF CONSOLIDATION

     Effective January 1, 1994, the shareholders of three affiliated companies which had common ownership and management exchanged their stock for Common Stock of the Company. In this transaction, the assets and liabilities of the affiliated companies were recorded at historical cost in a manner similar to a pooling-of-interests. Accordingly, for financial reporting purposes, the consolidated financial statements of the Company reflect the predecessor entities as if the reorganization had taken place prior to the first period presented. Thus, the shares of the predecessor are treated as outstanding for prior years at the equivalent number of Company shares of Common Stock subsequently recorded at January 1, 1994. The financial statements include the consolidated financial statements of Carriage Services, Inc. and its subsidiaries. In consolidation, all significant intercompany balances and transactions are eliminated. The consolidated financial statements have been restated as of the earliest period presented to reflect a one for two reverse stock split as further discussed in Note 10.

  INTERIM FINANCIAL STATEMENTS

     The unaudited interim condensed financial statements for June 30, 1995 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments necessary for a fair presentation of interim results of operations (consisting only of normal recurring accruals and adjustments) have been made to the interim financial statements. Results of operations for the six-month periods ended June 30, 1995 and June 30, 1996 are not necessarily indicative of results of operations for the respective full year.

  FUNERAL AND CEMETERY OPERATIONS

     The Company records the sale of funeral merchandise and services upon performance. The Company records the sale of the right of cemetery interment or mausoleum entombment and related merchandise at the time of sale. The cost for cemetery merchandise and services sold but not yet provided is accrued as an expense at the same time the cemetery revenue is recognized. Allowances for customer cancellations, refunds and bad debts are provided at the date of sale based on the historical experience of the Company. Accounts receivable -- trade, net consists of approximately $2,106,000, $2,546,000, and $3,623,000 of funeral receivables and approximately $62,000, $91,000, and $125,000 of current cemetery receivables at December 31, 1994, and 1995, and June 30, 1996, respectively. Noncurrent cemetery receivables, those payable after one year, are included in Deferred Charges and Other Noncurrent Assets on the Consolidated Balance Sheets (see Note 3).

     Cemetery revenues are less than 7% of the consolidated revenues of the Company and, accordingly, the Company only operates in one business segment.

                                      F-7

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  PRENEED FUNERAL ARRANGEMENTS

     Preneed funeral sales are effected by deposits to a trust or purchase of a third-party insurance product. Since the Company does not have access to these funds, the sale is not recorded until the service is performed, nor generally, are the related assets and liabilities reflected on the Consolidated Balance Sheets. The trust income earned and the increases in insurance benefits on the insurance products are also deferred until the service is performed in order to offset inflation in cost to provide the service in the future. The preneed funeral trust assets were approximately $11,045,000, $14,934,000 and $24,258,000 at December 31, 1994, and 1995 and June 30, 1996, respectively, which in the opinion of management, exceed the future obligations under such arrangements.

     The following summary reflects the composition of the assets held in trust to satisfy the Company's future obligations under prearranged funeral arrangements.

                                                          UNREALIZED
                                           HISTORICAL       HOLDING
                                           COST BASIS     GAIN (LOSS)     FAIR VALUE
                                           ----------     -----------     ----------
                                                        (IN THOUSANDS)
As of December 31, 1994 --
  Cash and cash equivalents.............    $  7,427         $--           $  7,427
  Fixed income investment contracts.....         989          --                989
  Mutual funds, corporate bonds and
     stocks.............................       2,690           (61)           2,629
                                           ----------     -----------     ----------
       Total............................    $ 11,106         $ (61)        $ 11,045

As of December 31, 1995 --
  Cash and cash equivalents.............    $ 10,275         $--           $ 10,275
  Fixed income investment contracts.....       1,396          --              1,396
  Mutual funds, corporate bonds and
     stocks.............................       3,206            57            3,263
                                           ----------     -----------     ----------
       Total............................    $ 14,877         $  57         $ 14,934

As of June 30, 1996 --
  Cash and cash equivalents.............    $ 15,212         $--           $ 15,212
  Fixed income investment contracts.....       2,343          --              2,343
  Mutual funds, corporate bonds and
     stocks.............................       6,698             5            6,703
                                           ----------     -----------     ----------
       Total............................    $ 24,253         $   5         $ 24,258

     The mutual funds, corporate bonds and stocks held in trust are classified as available for sale.

  CEMETERY MERCHANDISE AND SERVICE TRUST

     The Company is also generally required, by certain states, to deposit a specified amount into a merchandise and service trust fund for cemetery merchandise and services contracts sold on a preneed basis. The principal and accumulated earnings of the trust may be withdrawn by the Company upon maturity (generally, death of the purchaser) or cancellation of the contracts. Trust fund investment income is recognized in current revenues as trust earnings accrue, net of current period inflation costs recognized related to the merchandise that has not yet been purchased. Merchandise and service trust fund balances, in the aggregate, were approximately $48,000, $60,000 and $1,118,000 at December 31, 1994, and 1995 and June 30, 1996, respectively, and are included in Preneed Liabilities, net on the accompanying Consolidated Balance Sheets.

  PERPETUAL AND MEMORIAL CARE TRUST

     In accordance with respective state laws, the Company is generally required to deposit a specified amount into perpetual and memorial care trust funds for each interment/entombment right and memorial

                                      F-8

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

sold. Income from the trust funds is used to provide care and maintenance for the cemeteries and mausoleums and is periodically distributed to the Company and recognized as revenue. The perpetual and memorial care trust assets were approximately $555,000, $599,000 and $1,695,000 at December 31, 1994, and 1995
and June 30, 1996, respectively, which, in the opinion of management, will cover future obligations under such arrangements. The Company does not have the right to withdraw any of the principal balances of these funds and, accordingly, these trust fund balances are not reflected in the accompanying Consolidated Balance Sheets.

  DEFERRED OBTAINING COSTS

     Deferred obtaining costs consist of sales commissions and other direct marketing costs applicable to preneed funeral sales, net of insurance commissions received. These costs are deferred and amortized over 12 years which approximates the expected timing of the performance of the services related to the preneed funeral contracts. These amounts were not significant prior to 1995.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

  MARKETABLE SECURITIES

     The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115, and the Company's investment securities are classified as available for sale securities. These securities are stated at cost adjusted for market value fluctuations. Unrealized gains and losses created by changes in the market values of these securities are recognized as an adjustment to and are reported as a separate component of Stockholders' Equity, net of tax. The specific identification method is used in determining realized gains and losses from the sale of securities. At December 31, 1994 and 1995 and June 30, 1996, the Company had gross unrealized gains of approximately $9,000, $4,000 and $0 and gross unrealized losses of approximately $68,000, $40,000 and $0, respectively. The Company does not use derivative financial instruments or participate in hedging activities.

  INVENTORY

     Inventory is stated at the lower of its cost basis (fair value at date of acquisition) or net realizable value.

  NAMES AND REPUTATIONS

     The excess of the purchase price over the fair value of net tangible and identifiable intangible assets acquired, as determined by management in transactions accounted for as purchases, is included in the consolidated financial statements as Names and Reputations. Such amounts are being amortized over 40 years. Many of the Company's acquired funeral homes have provided high quality service to families for generations. The resulting loyalty often represents a substantial portion of the value of a funeral business. The Company reviews the carrying value of Names and Reputations at least quarterly on a location-by-location basis to determine if facts and circumstances exist which would suggest that the intangible asset may be impaired or that the amortization period needs to be modified. If indicators are present which indicate impairment is probable, the Company will prepare a projection of the undiscounted cash flows of the location and determine if the intangible assets are recoverable based on these undiscounted cash flows. If impairment is indicated, then an adjustment will be made to reduce the carrying amount of the intangible assets to their fair value. The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of," as of January 1, 1996, and the adoption did not have a material impact on the Company's consolidated financial position or results of operations.

                                      F-9

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY, PLANT AND EQUIPMENT

     Property, Plant and Equipment are stated at cost at the time of acquisition. The costs of ordinary maintenance and repairs are charged to operations, while renewals and replacements are capitalized. Depreciation of Property, Plant and Equipment is computed based on the straight-line method over the estimated useful lives of the assets as follows:


                                         YEARS
                                        --------

Buildings and improvements...........      40
Furniture and fixtures...............      10
Machinery and equipment..............   5 to 10
Automobiles..........................      5

  INCOME TAXES

     The Company files a consolidated federal income tax return. The Company provides deferred taxes for temporary differences between the tax basis and financial reporting basis of assets and liabilities.

  LOSS PER COMMON SHARE

     Loss per common share is computed by dividing net loss by the weighted average number of common and common equivalent shares outstanding during each period, as calculated pursuant to various SEC pronouncements. (See Note 9).

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Certain prior year amounts in the consolidated financial statements have been reclassified to conform with current year presentation.

2.  ACQUISITIONS:

     During the first six months of 1996, the Company acquired substantially all of the assets and certain liabilities of 24 funeral homes and four cemeteries through the purchase of stock and assets. In 1995, the Company acquired substantially all of the assets and certain liabilities of eight funeral homes through the purchase of stock and assets. In 1994, the Company also acquired substantially all of the assets and certain liabilities of nine funeral homes and one cemetery through the purchase of stock. These transactions have been accounted for utilizing the purchase method of accounting, and the results of operations are included in the accompanying consolidated financial statements from the dates of acquisition.

     Relatively few liabilities were assumed in connection with these acquisitions. Costs were allocated to the net assets acquired based on management's estimate of the fair value of the acquired assets and liabilities at the date of acquisition. Many of the Company's acquired funeral homes have provided high quality service to families for generations. The resulting loyalty often represents a substantial portion of the value of a funeral business. As a result, the excess of the consideration paid over the fair value of net tangible and identifiable intangible assets is allocated to Names and Reputations. Future adjustments to the allocation of the purchase price may be made during the 12 months following the date of acquisition due to the resolution of uncertainties existing at the acquisition date, which include obtaining additional information regarding asset and liability valuations. There were no material purchase price allocation adjustments made during 1994, 1995 or the first six months of 1996.

                                      F-10

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table is a summary of the above acquisitions made during the years ended December 31, 1994 and 1995 and the six months ended June 30, 1996:

                                          1994         1995         1996
                                       -----------  -----------  -----------

Number acquired:
     Funeral homes...................       9            8           24
     Cemeteries......................       1           --            4

     The effect of the above acquisitions on the Consolidated Balance Sheets at December 31, 1994 and 1995 and June 30, 1996 was as follows:

                                         1994       1995       1996
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Current Assets.......................  $     645  $     291  $   2,857
Cemetery Property....................        253     --          1,927
Property, Plant and Equipment........      4,516      2,727     15,104
Deferred Charges and Other Noncurrent
  Assets.............................        809        210        500
Names and Reputations................      3,502      9,349     17,344
Current Liabilities..................       (435)       (67)    (1,293)
Debt.................................       (137)       (87)    --
Other Liabilities....................     --           (232)    (2,924)
                                       ---------  ---------  ---------
                                           9,153     12,191     33,515
Preferred Stock issued...............        (80)    --         (9,100)
                                       ---------  ---------  ---------
     Cash used for acquisitions......  $   9,073  $  12,191  $  24,415
                                       =========  =========  =========

     The following table reflects, on an unaudited pro forma basis, the combined operations of the Company and the businesses acquired during the year ended December 31, 1994 and 1995 as if such acquisitions had taken place at the beginning of 1994, and for the businesses acquired during the six months ended June 30, 1996 as if such acquisitions had taken place at the beginning of 1995. Appropriate adjustments have been made to reflect the accounting basis used in recording these acquisitions. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations that would have resulted had the combinations been in effect on the dates indicated, that have resulted since the date of acquisition or that may result in the future.

                                     FOR THE YEARS ENDED
                                         DECEMBER 31,
                                     --------------------   FOR THE SIX MONTHS
                                       1994       1995      ENDED JUNE 30, 1996
                                     ---------  ---------   -------------------

                                            (UNAUDITED AND IN THOUSANDS)
Revenues, net......................  $  26,341  $  39,761         $20,952
Net (loss) before income taxes.....     (1,716)    (3,033)         (1,357)
Net (loss) attributable to common
  stockholders.....................     (1,094)    (3,753)         (1,652)
(Loss) per common and common
  equivalent share.................       (.32)      (.99)           (.37)

                                      F-11

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  DEFERRED CHARGES AND OTHER NONCURRENT ASSETS:

     Deferred Charges and Other Noncurrent Assets at December 31, 1994 and 1995 and June 30, 1996, were as follows:

                                         1994       1995       1996
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)

Agreements not to compete, net of
  accumulated amortization of $790,
  $1,198 and $1,448, respectively....  $   2,449  $   2,269  $   2,599
Deferred debt expense, net of
  accumulated amortization of $192,
  $337 and $435, respectively........        439        492        667
Noncurrent cemetery receivables......        252        443      1,784
Deferred obtaining costs.............     --            132        357
                                       ---------  ---------  ---------
                                       $   3,140  $   3,336  $   5,407
                                       =========  =========  =========

     The Company has entered into prepaid agreements not to compete with former owners of businesses acquired that are being amortized over the term of the agreements, ranging from four to 10 years. Deferred debt expense is being amortized over the term of the related debt, generally five years. Noncurrent cemetery receivables result from the multi-year payment terms in the underlying contracts. These cemetery receivables are recorded net of allowances for customer cancellations, refunds and bad debts.

                                      F-12

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM DEBT:

     The Company's long-term debt and subordinated notes at December 31, 1994 and 1995 and June 30, 1996, consisted of the following:

                                                                                     1994        1995        1996
                                                                                   --------    --------    --------
                                                                                            (IN THOUSANDS)
Notes payable, secured by deed of trust and security agreements covering certain real property, due in monthly installments ranging from $3,542 to $18,750, plus interest at prime plus 1.75%; prime plus 1.50% after April 20, 1994
  (9.75% as of June 30, 1996) through
  January 1999 .................................................................   $ 13,799    $ 13,038    $ 12,658
Notes payable, secured by deed of
  trust and security agreements covering certain real property, due in monthly installments of $52,000, plus interest at 7.31%; through July 1998 at which time the interest rate fluctuates based upon the greater of prime plus .50%, the base certificate of deposit rate plus 1.50% or the federal funds rate plus
  1% until maturity in July
  2000 .........................................................................      8,466       7,842       7,530
Note payable, secured by deed of
  trust and security agreements covering certain real property, principal due in quarterly installments of $18,750 and interest due in monthly installments at a rate of the lesser of prime plus 1%, the base certificate of deposit rate plus 1.50% or the federal funds rate plus 1% (9.25% as of June 30, 1996)
  until maturity in October 1999 ...............................................       --           476         679
Notes payable, secured by deed of
  trust and security agreements covering certain real property, due in monthly installments ranging from $3,125 to $15,208, plus interest at prime plus 1.50%
  (9.75% as of June 30, 1996) through
  December 2000 ................................................................      5,269      14,960      24,381
Note payable, secured by deed of
  trust and security agreements covering certain real property, due in monthly installments of $47,222, plus interest at prime (8.25% at June 30, 1996)
  through March 31, 1998, at which time the Company must enter into a swap agreement to effectively convert the note to a fixed rate loan until maturity at
  March 31, 2003 ...............................................................       --          --         8,500
Subordinated notes payable to
  stockholder, with interest at a predetermined rate plus 3% which is subject to adjustment under certain conditions (11.25% as of June 30, 1996). Interest is payable in the form of cash if certain conditions are met, otherwise interest is paid in the form of additional subordinated notes issued annually; these principal and interest notes
  are payable in May 2001 ......................................................      6,371       7,016       7,841
Other ..........................................................................        893       1,542       3,703
Less -- Current portion ........................................................     (2,176)     (2,817)     (5,015)
                                                                                   --------    --------    --------
                                                                                   $ 32,622    $ 42,057    $ 60,277
                                                                                   ========    ========    ========

     No principal payments on the subordinated debt may be made until the notes payable are paid. The notes payable are generally guaranteed by certain principal stockholders of the Company and secured by the Common Stock of the Company, property, plant and equipment, accounts receivable, inventory and intangibles. A major stockholder received a $40,000 fee for a guarantee for each of the years ended December 31, 1994 and 1995. At June 30, 1996, $20,000 has been accrued related to this fee. The guaranteed amount as of June 30, 1996, was $2,000,000. The debt agreements contain provisions regarding minimum net worth and cash flow to debt service ratios, and restrictions regarding other borrowings,

                                      F-13

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

payment of dividends, capital expenditures and acquisitions. The aggregate maturities of notes payable for the six-month period ended December 31, 1996 and for the subsequent five years, are approximately $2,064,000, $9,631,000, $8,586,000, $7,638,000, $14,699,000 and $16,159,000, respectively and $6,515,000 thereafter. The Company has a $400,000 line of credit which matures in May 1997; $350,000 was outstanding under such line of credit at June 30, 1996.

     Upon the completion of the initial public offering, the Company intends to retire a substantial portion of the existing debt with the net proceeds therefrom. Accordingly, a significant portion of the then existing deferred debt expense related to the existing debt will be written off in the accounting period in which the debt is retired. In addition, to the extent that the net proceeds of the initial public offering are less than the then existing debt balances, the Company intends to retire the remaining debt with funds to be drawn from a new revolving credit facility, a commitment for which has been received by the Company. If the debt had been retired through the application of the net proceeds of the Offering and borrowings from the new revolving credit facility as of June 30, 1996, the write off of deferred debt expense would have been $667,000.

5.  COMMITMENTS AND CONTINGENCIES:

  LEASES

     The Company leases certain office facilities, vehicles and equipment under operating leases for one to ten years. Certain of these leases provide for an annual adjustment to rent for operating expenses in excess of a prescribed amount or increases due to inflation, as well as options to purchase the assets at fair market value. Rent expense was approximately $442,000, $734,000, $951,000, and $413,000 for the years ended December 31, 1993, 1994 and 1995, and the six-month period ended June 30, 1996, respectively. Assets acquired under capital leases are included in Property, Plant and Equipment on the accompanying Consolidated Balance Sheets.

     Minimum payments over the lease periods will be as follows:

                                            MINIMUM LEASE
                                               PAYMENTS
                                        ----------------------
                                        OPERATING     CAPITAL
                                          LEASES      LEASES
                                        ----------   ---------

Years ended December 31,
     1996............................     $  446     $     218
     1997............................        902           411
     1998............................        857           289
     1999............................        796           163
     2000............................        580            68
     Thereafter......................      2,382           114
                                        ----------   ---------
Total minimum lease payments.........     $5,963         1,263
                                        ==========
Less: amount representing interest...                      187
                                                     ---------
Long-term obligations under capital
  leases.............................                $   1,076
                                                     =========

  AGREEMENTS AND EMPLOYEE BENEFITS

     The Company has entered into various employment and agreements not to compete with key employees and former owners of businesses acquired. These agreements are generally for one to ten years and provide for future payments annually, quarterly or monthly. The aggregate payments due under these agreements for the six-month period ended December 31, 1996 and for the subsequent five years, are approximately $608,000, $1,068,000, $1,053,000, $1,014,000, $765,000 and $691,000, respectively and

                                      F-14

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

$2,095,000 thereafter. In conformity with industry practice, these agreements are not included in the accompanying Consolidated Balance Sheets.

     The Company sponsors one defined contribution plan for the benefit of its employees. The expense for this plan has not been significant for the periods presented. In addition, the Company does not offer any other post-retirement or post-employment benefits.

  LITIGATION

     The Company is, from time to time, subject to routine litigation incidental to its business. Management believes that the results of any litigation or other pending legal proceedings will not have a materially adverse effect on the Company's consolidated financial position or results of operations.

6.  INCOME TAXES:

     Prior to January 1, 1994, the Company was an S corporation, was not subject to federal income taxes, and instead, the owners were taxed on the Company's income in a manner similar to partnerships. On January 1, 1994, the Company became a C corporation and adopted Statement of Financial Accounting Standards No. 109. Accordingly, a charge to income taxes in 1994 of approximately $57,000 was made to establish deferred taxes payable. The Company did not pay any federal taxes in 1993, 1994 or 1995 or during the six-months ended June 30, 1996. The provision (benefit) for income taxes for the years ended December 31, 1994 and 1995, and for the six-month period ended June 30, 1996 consisted of:

                                         1994       1995       1996
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Current:
     U. S. Federal...................  $  --      $  --      $  --
     State...........................         10         35         85
                                       ---------  ---------  ---------
          Total current provision....         10         35         85
                                       ---------  ---------  ---------
Deferred:
     U. S. Federal...................        (35)       585        149
     State...........................          8         74         17
                                       ---------  ---------  ---------
          Total deferred (benefit)
             provision...............        (27)       659        166
                                       ---------  ---------  ---------
          Provision resulting from
             change in tax status....         57     --         --
                                       ---------  ---------  ---------
          Total income tax
             provision...............  $      40  $     694  $     251
                                       =========  =========  =========

     A reconciliation of taxes at the Federal statutory rate of 34% to those reflected in the Consolidated Statements of Operations for the years ended December 31, 1994 and 1995, and for the six-month period ended June 30, 1996 is as follows:

                                         1994       1995       1996
                                       ---------  ---------  ---------

Federal statutory rate...............      (34.0)%    (34.0)%    (34.0)%
Effect of state income taxes.........       (2.6)      (6.0)      (2.4)
Effect of nondeductible expenses.....        6.2        3.9       16.3
Effect of valuation allowance........       30.3       74.7       81.3
Effect of change in tax status.......        4.4     --         --
                                       ---------  ---------  ---------
                                             4.3%      38.6%      61.2%
                                       =========  =========  =========

                                      F-15

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1994, and 1995 and June 30, 1996, were as follows:

                                         1994       1995       1996
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Deferred tax assets:
     Net operating loss
       carryforwards.................  $     314  $   1,536  $   1,991
     Book/tax differences relating to
       reserves......................         80        117        131
     Accrued liabilities and other...        168        130         55
     Amortization of non-compete
       agreements....................        178        292        391
     Accrued interest not currently
       deductible....................        427        190        190
                                       ---------  ---------  ---------
                                           1,167      2,265      2,758
Valuation allowance..................       (303)    (1,517)    (1,990)
                                       ---------  ---------  ---------
          Total deferred tax
             assets..................  $     864  $     748  $     768
                                       =========  =========  =========
Deferred tax liability:
     Amortization and depreciation...     (1,721)    (2,229)    (3,315)
                                       ---------  ---------  ---------
          Total deferred tax
             liabilities.............     (1,721)    (2,229)    (3,315)
                                       =========  =========  =========
Net deferred tax liability...........       (857)    (1,481)    (2,547)
                                       =========  =========  =========
Current net deferred asset...........        590        419        335
Long-term net deferred liability.....     (1,447)    (1,900)    (2,882)
                                       ---------  ---------  ---------
                                       $    (857) $  (1,481) $  (2,547)
                                       =========  =========  =========

     The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets for which realization is uncertain. At June 30, 1996, the Company has approximately $4,424,000 of federal Net Operating Losses
(NOL) carryforwards which will expire between 2009 and 2011, if not utilized, and $7,019,000 of state NOL carryforwards which will expire between the years 2000 and 2011, if not utilized. As a result of the initial public offering (see
Note 10), there may be a limitation placed on the Company's utilization of its NOL's by Section 382 of the Internal Revenue Code. The Company will review the valuation allowance at the end of each quarter and will make adjustments if it is determined that it is more likely than not that the NOL's will be realized.

7.  STOCKHOLDERS' EQUITY:

  COMMON STOCK

     The Company has 20,000,000 authorized shares of Common Stock with a par value of $.01 per share of which approximately 2.52 millon shares were issued and outstanding at December 31, 1994, and 1995, and June 30, 1996. A voting agreement exists between certain stockholders where such parties agreed to, among other things, vote their respective shares of Common Stock in an agreed upon manner. Subsequent to June 30, 1996, the Company amended and restated its certificate of incorporation to authorize a total of 30,000,000 shares of Common Stock.

  PREFERRED STOCK

     As of June 30, 1996 the Company was authorized to issue up to 40,000,000 shares of preferred stock, issuable in series from time to time established by the Board of Directors. Subsequent to June 30, 1996, the Company amended and restated its certificate of incorporation to authorize a total of 50,000,000 shares of Preferred Stock. The Company has 7,000,000 authorized shares of Series A Preferred Stock with a par value

                                      F-16

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

of $.01 per share, all of which were issued and outstanding as of December 31, 1994, and 1995 and June 30, 1996. These shares can be converted into shares of Common Stock at a conversion price of $7.143 per share. The Company also has 2,500,000 authorized shares of Series B Preferred Stock with a par value of $.01 of which 160,000 shares were issued and outstanding as of December 31, 1994 and 1995 and 715,000 shares were issued and 545,000 were outstanding as of June 30, 1996. Subsequent to June 30, 1996, the Company amended and restated its certificate of incorporation to authorize a total of 1,000,000 shares of Series B Preferred Stock. These shares can be converted into Common Stock at various conversion prices from $8.00 to $11.00 per share. As of December 31, 1995 and June 30, 1996, the Company has 8,500,000 authorized shares of Series C Preferred Stock with a par value of $.01 of which all 8,500,000 were issued and outstanding. These shares can be converted into shares of Common Stock at a conversion price of $9.00 per share. The Preferred Stocks (Series A, B and C) can be converted into shares of Common Stock at the option of the holder at any time and will automatically convert at the effective date of the Registration Statement for the initial public offering (See Note 10), or a sale of the Company.

  TREASURY STOCK

     In the six-month period ended June 30, 1996, the Company purchased 170,000 shares of Series B Preferred Stock for total consideration of $330,000.

  STOCK OPTION PLAN

     The Company has a 1995 Stock Incentive Plan (the Plan) which was adopted by the Board of Directors. The Company accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with Statement of Financial Accounting Standards No. 123, the Company's net loss and loss per share would have been the following pro forma amounts:

                                                                       FOR THE               FOR THE
                                                                      YEAR ENDED        SIX MONTHS ENDED
                                                                  DECEMBER 31, 1995       JUNE 30, 1996
                                                                  ------------------    -----------------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net (loss) attributable to common
  stockholders:                        As reported.............        $ (2,494)             $  (762)

                                       Pro forma...............          (2,721)                (865)

(Loss) per share attributable to
  common stockholders:                 As reported.............            (.66)                (.17)

                                       Pro forma...............            (.72)                (.19)

     The Plan provides for the issuance of up to 500,000 shares of the Company's Common Stock, subject to 1% annual increases beginning January 1, 1997, in connection with the exercise of stock options granted under such Plan to officers and key employees. The Plan is administered by a stock option committee appointed by the Board of Directors. The Plan allows for options to be granted as non-qualified options, incentive stock options, reload options, alternative appreciation rights and stock bonus options. As of June 30, 1996, only non-qualified options and incentive stock options have been issued. The options are granted with an exercise price equal to the then fair market value of the Company's Common Stock as determined by the Board of Directors. The non-qualified and incentive stock options are immediately exercisable and expire ten years from the date of grant unless a shorter period is provided by the stock option committee.

                                      F-17

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     A summary of the status of the Plan at December 31, 1995 and at June 30, 1996 and changes during the year and six months then ended is presented in the table and narrative below:

                                         YEAR ENDED           SIX MONTHS ENDED
                                      DECEMBER 31, 1995         JUNE 30, 1996
                                     -------------------     -------------------
                                     SHARES     WTD AVG      SHARES     WTD AVG
                                      (000)     EX PRICE      (000)     EX PRICE
                                     -------    --------     -------    --------

Outstanding at beginning of period..   --        $--              50     $ 9.80
Granted.............................     50        9.80           41      10.94
Exercised...........................   --         --              (1)     10.00
Cancelled...........................   --         --           --         --
Outstanding at end of period........     50        9.80           90      10.54
Exercisable at end of period........     50        9.80           90      10.54
Weighted average fair value of
  options granted...................  $4.57                  $  4.94

     All of the options outstanding at June 30, 1996 have exercise prices between $8.00 and $12.00, with a weighted average exercise price of $10.54 and a weighted average remaining contractual life of 9.34 years. All of these options are exercisable.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1995 and the six months ended June 30, 1996, respectively: risk-free interest rates of 6.27% and 6.02%; expected dividend yields of zero percent and zero percent; expected lives of ten years and ten years; expected volatility of zero percent and zero percent.

     Pursuant to a 1993 agreement, the Company intends to repurchase approximately 212,940 shares of Common Stock from an executive officer of the Company at $1.20 per share. Options to purchase these 212,940 shares were granted in 1993 to several members of the management team, who have no other stock ownership in the Company, at $1.20 per share which the Board of Directors believes was the fair market value of the Company's Common Stock at the date of grant.

  OTHER

     The Company has also entered into a consulting arrangement with a stockholder of the Company, requiring quarterly payments of $6,250.

8.  REDEEMABLE PREFERRED STOCK:

     The Company has 10,000,000 authorized shares of Series D Preferred Stock with a par value of $.01 per share, of which approximately 8,545,000 shares were issued and outstanding at June 30, 1996. Subsequent to June 30, 1996, the Company amended and restated its certificate of incorporation to authorize a total of 20,000,000 shares of Series D Preferred Stock. These shares can be converted into Common Stock at the lesser of the initial public offering price of the Class A Common Stock or the applicable conversion price (currently ranging from $15.00 to $18.00 per share). The holders of Series D Preferred Stock are entitled to receive preferential dividends at an annual rate ranging from $0.06 to $0.07 per share, payable quarterly. Dividends are payable quarterly as long as the stock is outstanding. The Series D Preferred Stock is redeemable, in whole or in part, at the option of the Company, at any time during the period commencing with the second anniversary of the Company's initial public offering and ending December 31, 2001. On December 31, 2001 the Company must redeem all shares of Series D Preferred Stock then outstanding at a redemption price of $1.00 per share, together with all accrued and unpaid dividends.

     Concurrent with every issuance of Series D Preferred Stock, an irrevocable standby letter of credit, issued by a financial institution and guaranteed by the Company, was given to the holder (or a designated beneficiary) and can be drawn upon if certain events occur, such as: the Company has failed to pay

                                      F-18

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

dividends, the Company has failed to redeem the shares on the designated mandatory redemption date or a liquidation, dissolution or winding up of affairs of the Company occurs. As of June 30, 1996, letters of credit of approximately $8,800,000 were outstanding relative to Series D Preferred Stock. This stock is classified as Redeemable Preferred Stock on the Consolidated Balance Sheets of the Company.

9.  LOSS PER SHARE:

     Loss per share is calculated based on the weighted average number of common and common equivalent shares outstanding during the period using guidance provided by the SEC for companies contemplating an initial public offering. Loss per share has been presented as if the reverse stock split had occurred at the beginning of the earliest period presented (see Note 10). Loss per common and common equivalent share for the years ended December 31, 1993, 1994 and 1995 and for the six month periods ending June 30, 1995 and 1996 was as follows:

                                                                            FOR THE SIX MONTHS
                                                                              ENDED JUNE 30,
                                                                          -----------------------
                                         1993       1994       1995          1995         1996
                                       ---------  ---------  ---------    -----------   ---------
                                                                          (UNAUDITED)
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net (loss)...........................  $  (1,670) $    (963) $  (2,494)     $  (698)    $    (661)
Preferred stock dividend
  requirements.......................     --         --         --           --               101
                                       ---------  ---------  ---------    -----------   ---------
Net (loss) attributable to Common
  stockholders.......................  $  (1,670) $    (963) $  (2,494)     $  (698)    $    (762)
                                       =========  =========  =========    ===========   =========
Common shares outstanding(a).........      2,520      2,520      2,520        2,520         2,520
Common equivalent shares:
     Stock options, treasury stock
       method(b).....................         23         23         23           23            23
     Assumed conversion of preferred
       stock(c)......................     --            863      1,238        1,000         1,969
                                       ---------  ---------  ---------    -----------   ---------
Total weighted average common and
  common equivalent shares
  outstanding........................      2,543      3,406      3,781        3,543         4,512
                                       =========  =========  =========    ===========   =========
(Loss) per common and common
  equivalent share...................  $    (.66) $    (.28) $    (.66)     $  (.20)    $    (.17)
                                       =========  =========  =========    ===========   =========

- ------------
     (a) Effective January 1, 1994, the shareholders of three affiliated companies which had common ownership and management exchanged their stock in those companies for Common Stock of the Company. In this transaction, the assets and liabilities were recorded at historical cost in a manner similar to a pooling-of-interests. Accordingly, loss per share has been presented as if the Common Stock has been outstanding for all periods presented at the conversion rate utilized at January 1, 1994.

     (b) In accordance with the SEC's Staff Accounting Bulletin No. 83, the loss per share has been presented assuming that all stock options granted by the Company within one year of the Company's initial public offering have been outstanding for all periods presented. The effect of such stock options has been calculated using the "treasury stock" method, assuming an estimated initial public offering price of $14 per share and has been included in the calculation of common equivalent shares outstanding despite the fact that the effect of the assumed exercise of such options is anti-dilutive.

     (c) Pursuant to the terms of their respective agreements, the Company's Series A, B and C Preferred Stocks automatically convert to Common Stock upon the Company's initial public offering. Therefore, in accordance with the SEC's position relative to securities with these conversion characteristics, the effect of such conversions has been reflected from the respective dates of issuance of the preferred stocks in common equivalent shares outstanding, despite the fact that the effect of the assumed conversion is anti-dilutive.

                                      F-19

                            CARRIAGE SERVICES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.  EVENTS SUBSEQUENT TO JUNE 30, 1996:

  ACQUISITIONS

     Two funeral homes and one cemetery were acquired in July 1996 for approximately $7.8 million. These acquisitions were funded through additional debt, issuance of 6,355,000 shares of Series D Preferred Stock, valued at $1.00 per share, and available cash. These acquisitions have been accounted for by the purchase method, and the results of operations will be included in the accompanying consolidated financial statements from the dates of acquisition.

     The following table reflects, on an unaudited pro forma basis, the combined operations of the Company and the businesses acquired through July 18, 1996, as if such acquisitions had taken place at the beginning of each of the respective periods presented. Appropriate adjustments have been made to reflect the accounting basis used in recording these acquisitions. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations that would have resulted had the combinations been in effect on the date indicated, that have resulted since the date of acquisition or that may result in the future.

                                         YEAR ENDED       SIX MONTHS
                                        DECEMBER 31,    ENDED JUNE 30,
                                            1995             1996
                                        ------------    --------------
                                         (UNAUDITED AND IN THOUSANDS)
Revenues.............................     $ 26,680         $ 18,252
Net (loss) before income taxes.......       (2,028)            (537)
Net (loss) attributable to common
  stockholders.......................       (3,009)            (936)
(Loss) per common and common
  equivalent share...................         (.80)            (.21)

  INITIAL PUBLIC OFFERING

     The Company has filed a registration statement with the SEC on Form S-1 for an initial public offering of shares of its Class A Common Stock and expects the transaction to be completed in 1996. In connection with the initial public offering, the Company plans to perform a recapitalization of its Common Stock into two classes of Common Stock (Class A and Class B), provide separate voting rights to each class and convert existing Common Stock to Class B Common Stock. The holders of Class A Common Stock will be entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The holders of Class B Common Stock will be entitled to ten votes for each share held on all matters submitted to a vote of common stockholders. Additionally under their respective terms, the Series A, B and C Preferred Stocks automatically convert into Class B Common Stock on the effective date of the Registration Statement. Series D Preferred Stock will remain outstanding after the initial public offering. This recapitalization has not been reflected in the accompanying Consolidated Financial Statements since it has not occurred.

  REVERSE STOCK SPLIT

     On July 18, 1996, the Company's Board of Directors and stockholders approved an amendment to the Company's Certificate of Incorporation which authorized a one for two reverse stock split. The Consolidated Financial Statements have been restated as if the reverse stock split had occurred at the beginning of the earliest period presented. For each two shares of Class B Common Stock at $.01 par, the stockholder received one share of Class B Common Stock at $.01 par. The number of shares held by each Series A, B and C Preferred stockholder remained the same; however, the conversion prices for Class B Common Stock on those preferred shares doubled in conjunction with the above-mentioned reverse stock split. In addition, the exercise prices on outstanding stock options also doubled related to this reverse stock split, and the number of shares of Class B Common Stock coverd by such options decreased by 50%.

                                      F-20

                            CARRIAGE SERVICES, INC.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following tables set forth the unaudited pro forma consolidated statements of operations for the Company for the year ended December 31, 1995 and the six months ended June 30, 1996, and the unaudited pro forma balance sheet of the Company as of June 30, 1996 after giving effect to the acquisitions made from the period beginning January 1, 1995 through June 30, 1996, the acquisition of two funeral homes and one cemetery completed in July 1996 and the acquisition of five funeral homes deemed probable at the time of this filing (the "Acquisitions"). The unaudited pro forma financial statements present a column as a subtotal which reflects the effects of the Acquisitions. In addition, the unaudited pro forma financial statements also give effect to the transactions related to the sale of Class A Common Stock offered hereby (the "Offering") and the application of the net proceeds therefrom and the following assumptions: (i) the conversion of the Company's Series A, B and C Preferred Stock into their common share equivalents, (ii) the exercise of stock options issued within one year of the initial public offering and (iii) the Company's revolving credit facility as if it were put in place in connection with the initial public offering (the "Offering Adjustments"). The pro forma total columns in the unaudited pro forma consolidated financial statements include the effects of the Acquisitions and the Offering Adjustments. The unaudited pro forma consolidated statements of operations assume that these transactions occurred as of January 1, 1995 and the unaudited pro forma consolidated balance sheet assumes that the transactions occurred as of June 30, 1996. The Acquisition adjustments assume that the debt and preferred stock used to effect these business combinations were outstanding as of January 1, 1995.

     The unaudited pro forma consolidated statements of operations do not assume any additional profitability resulting from the application of the Company's revenue enhancement measures or cost reduction programs to the historical results of the acquired businesses, nor do they assume increases in corporate general and administrative expenses which may have resulted from the Company managing the acquired businesses for the year ended December 31, 1995, and the six months ended June 30, 1996.

     The following unaudited pro forma consolidated financial statements should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto included elsewhere herein. Such pro forma information is based on historical data with respect to the Company and the acquired businesses. The pro forma information is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the period specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the SEC. The information reflects historical operations of each acquired entity, as adjusted to reflect certain adjustments, primarily relating to (i) eliminations of depreciation and amortization recorded by the acquired entities prior to the date of acquisition, (ii) eliminations of interest expense recorded by the acquired entities prior to the date of acquisition, (iii) the reclassification of general and administrative expenses and net other (income) expense, (iv) depreciation of property, plant and equipment and amortization of non-compete agreements and names and reputations in connection with the acquisitions and (v) interest expense and amortization of deferred loan costs related to debt incurred to fund such acquisitions. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entities are being or will be operated under the control of the Company. The Company expects that operating results for the acquired entities will improve due to the Company's focused merchandising approach, pricing structure and marketing strategy. These enhancements, complemented by discounts from consolidated purchasing, generally result in improved margins in the first 12 months.

                                      F-21

                            CARRIAGE SERVICES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1996
                                 (IN THOUSANDS)

                                                                            PRO FORMA (UNAUDITED)
                                                         ------------------------------------------------------------
                                           HISTORICAL                                   OFFERING
                                          CONSOLIDATED   ACQUISITIONS      SUBTOTAL    ADJUSTMENTS            TOTAL
                                          ------------   ------------      --------    -----------           --------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........    $  4,490       $ (1,671)(A)    $  2,819      $--                 $  2,819
     Accounts receivable, net...........       3,946            429(A)        4,375       --                    4,375
     Marketable securities, available
       for sale.........................           1         --                   1       --                        1
     Inventories and other current
       assets...........................       3,158            220(A)        3,378       --                    3,378
                                          ------------   ------------      --------    -----------           --------
          Total current assets..........      11,595         (1,022)         10,573       --                   10,573
                                          ------------   ------------      --------    -----------           --------
PROPERTY, PLANT AND EQUIPMENT, net......      37,124          4,975(A)       42,099       --                   42,099
CEMETERY PROPERTY, at cost..............       2,384            250(A)        2,634       --                    2,634
NAMES AND REPUTATIONS, net..............      37,527         11,938(A)       49,465       --                   49,465
DEFERRED CHARGES AND OTHER
  NONCURRENT ASSETS.....................       5,407            212(A)        5,619         (434)(B)            5,185
                                          ------------   ------------      --------    -----------           --------
                                            $ 94,037       $ 16,353        $110,390      $  (434)            $109,956
                                          ============   ============      ========    ===========           ========
LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable...................    $  1,236       $     84(A)     $  1,320      $--                 $  1,320
     Accrued liabilities................       3,539            138(A)        3,677       --                    3,677
     Current portion of long-term
       obligations......................       5,359            360(A)        5,719       (5,375)(C)              344
                                          ------------   ------------      --------    -----------           --------
          Total current liabilities.....      10,134            582          10,716       (5,375)               5,341
                                          ------------   ------------      --------    -----------           --------
PRENEED LIABILITIES, net................       2,817         --               2,817       --                    2,817
LONG-TERM DEBT, net of current
  portion...............................      60,277          6,373(A)       66,650      (62,792)(C)            3,858
CREDIT FACILITY.........................      --             --               --          24,899 (C)           24,899
OBLIGATIONS UNDER CAPITAL LEASE.........         732         --                 732       --                      732
DEFERRED INCOME TAXES...................       2,882            128(A)        3,010       --                    3,010
                                          ------------   ------------      --------    -----------           --------
          Total liabilities.............      76,842          7,083          83,925      (43,268)              40,657
COMMITMENT AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK..............       8,545          9,020(A)       17,565       --                   17,565
STOCKHOLDERS' EQUITY:
     Preferred stock....................         162         --                 162         (162)(D)            --
     Common stock:
          Common stock..................          25         --                  25          (25)(D)            --
          Class A.......................      --             --               --              34 (C)               34
          Class B.......................      --             --               --              45 (D)               45
     Treasury stock.....................        (330)        --                (330)      --                     (330)
     Contributed capital................      15,650            250(A)       15,900       42,942 (B)(C)(D)     58,842
     Retained deficit...................      (6,857)        --              (6,857)      --                   (6,857)
                                          ------------   ------------      --------    -----------           --------
          Total stockholders' equity....       8,650            250           8,900       42,834               51,734
                                          ------------   ------------      --------    -----------           --------
                                            $ 94,037       $ 16,353        $110,390      $  (434)            $109,956
                                          ============   ============      ========    ===========           ========

    See accompanying notes to the unaudited pro forma consolidated financial statements

                                      F-22

                            CARRIAGE SERVICES, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              YEAR ENDED DECEMBER 31, 1995
                                       ----------------------------------------------------------------------
                                                                       PRO FORMA (UNAUDITED)
                                                      -------------------------------------------------------
                                        HISTORICAL                                     OFFERING
                                       CONSOLIDATED   ACQUISITIONS      SUBTOTAL      ADJUSTMENTS     TOTAL
                                       ------------   ------------      ---------     -----------   ---------
Revenues, net........................    $ 24,237       $ 20,873(AA)    $  45,110       $--         $  45,110
Costs and expenses...................      20,247         20,091(AA)(BB)   40,338        --            40,338
                                       ------------   ------------      ---------     -----------   ---------
     Gross Profit....................       3,990            782            4,772        --             4,772
General and administrative
  expenses...........................       2,106         --                2,106        --             2,106
                                       ------------   ------------      ---------     -----------   ---------
     Operating income................       1,884            782            2,666        --             2,666
Interest expense, net................       3,684          2,961(CC)        6,645        (4,892)(FF)    1,753
                                       ------------   ------------      ---------     -----------   ---------
     Income (loss) before income
       taxes.........................      (1,800)        (2,179)          (3,979)        4,892           913
Provision (benefit) for income
  taxes..............................         694         (2,246)(AA)(DD)  (1,552)(DD)    1,908(GG)       356
                                       ------------   ------------      ---------     -----------   ---------
     Net income (loss)...............      (2,494)            67           (2,427)        2,984           557
Preferred stock dividend
  requirements.......................      --              1,075(EE)        1,075        --             1,075
                                       ------------   ------------      ---------     -----------   ---------
     Net income (loss) attributable
       to common stock...............    $ (2,494)      $ (1,008)       $  (3,502)      $ 2,984     $    (518)
                                       ============   ============      =========     ===========   =========
Earnings (loss) per common share.....                                                               $    (.07)(HH)
                                                                                                    =========
Weighted average of common and
  common equivalent shares
  outstanding........................                                                                   7,945 (HH)
                                                                                                    =========

                                                         SIX MONTHS ENDED JUNE 30, 1996
                                       -------------------------------------------------------------------
                                                                     PRO FORMA (UNAUDITED)
                                                      ----------------------------------------------------
                                        HISTORICAL                                     OFFERING
                                       CONSOLIDATED   ACQUISITIONS      SUBTOTAL      ADJUSTMENTS     TOTAL
                                       ------------   ------------      ---------     -----------   ---------
Revenues, net........................    $ 16,925       $  6,826(AA)    $  23,751       $--         $  23,751
Costs and expenses...................      13,536          7,471(AA)(BB)   21,007        --            21,007
                                       ------------   ------------      ---------     -----------   ---------
     Gross Profit....................       3,389           (645)           2,744        --             2,744
General and administrative
  expenses...........................       1,155         --                1,155        --             1,155
                                       ------------   ------------      ---------     -----------   ---------
     Operating income................       2,234           (645)           1,589        --             1,589
Interest expense, net................       2,644            722 (CC)       3,366        (2,444)(FF)      922
                                       ------------   ------------      ---------     -----------   ---------
     Income (loss) before income
       taxes.........................        (410)        (1,367)          (1,777)        2,444           667
Provision (benefit) for income
  taxes..............................         251           (944)(AA)(DD)    (693)(DD)      953 (GG)      260
                                       ------------   ------------      ---------     -----------   ---------
     Net income (loss)...............        (661)          (423)          (1,084)        1,491           407
Preferred stock dividend
  requirements.......................         101            437(EE)          538        --               538
                                       ------------   ------------      ---------     -----------   ---------
     Net income (loss) attributable
       to common stock...............    $   (762)      $   (860)       $  (1,622)      $ 1,491     $    (131)
                                       ============   ============      =========     ===========   =========
Earnings (loss) per common share.....                                                               $    (.02)(HH)
                                                                                                    =========
Weighted average of common and
  common equivalent shares
  outstanding........................                                                                   7,945 (HH)
                                                                                                    =========

See accompanying notes to unaudited pro forma consolidated financial statements.

                                      F-23


                            CARRIAGE SERVICES, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

     The accompanying unaudited pro forma consolidated balance sheet as of June 30, 1996 gives effect to the Acquisitions and the Offering Adjustments. The estimated fair market values reflected below are based on preliminary estimates and assumptions and are subject to revision as more information becomes available. In management's opinion, the preliminary allocation is not expected to be materially different from the final allocation.

     (A) Reflects the Company's acquisitions which occurred subsequent to June 30, 1996 as if such acquisitions had occurred on June 30, 1996. The unaudited pro forma consolidated financial statements include acquisitions of seven funeral homes and one cemetery expected to be made during this period, which were planned to be funded by (i) $1,671,000 in cash, (ii) $6,733,000 in debt and
(iii) 250,000 shares of the Company's Series B Preferred Stock valued at $250,000 and (iv) 9,020,000 shares of the Company's Series D Preferred Stock valued at $9,020,000. In conjunction with each of these acquisitions, the key employees and former owners of the acquired businesses have entered into employment and non-compete agreements with the Company. The estimated fair market value of the assets and liabilities of these acquisitions are as follows:


              DESCRIPTION                      AMOUNT
- ----------------------------------------   --------------
                                           (IN THOUSANDS)
Net assets acquired:
     Accounts receivable, net...........      $       429
     Inventories and other current
      assets............................              220
     Property, plant and equipment,
      net...............................            4,975
     Cemetery property, at cost.........              250
     Names and reputations, net.........           11,938
     Deferred charges and other non
      current assets....................              212
     Accrued liabilities................             (222)
     Deferred income taxes..............             (128)
                                           --------------
                                              $    17,674
                                           ==============

                                      F-24

                            CARRIAGE SERVICES, INC.
 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

              DESCRIPTION                      AMOUNT
- ----------------------------------------   --------------
                                           (IN THOUSANDS)
Consideration paid:
     Cash...............................        (1,671)
     Series B Preferred Stock...........          (250)
     Series D Redeemable Preferred
      Stock.............................        (9,020)
     Long-term debt issued to fund cash
      for acquisition...................        (6,733)
                                           --------------
                                              $(17,674)
                                           ==============

     In connection with the allocation of the purchase price to identifiable intangible assets, the Company considered the nature of each business it acquired, non-compete agreements which key employees and former owners entered into in connection with the acquisitions, and the economic value attributable to community loyalty of the businesses acquired. Relative to the non-compete agreements, management considered the term of the respective agreements. The purchase price allocated to these agreements is amortized on a straight line basis over the lives of the respective agreements.

     In its consideration of the value attributable to the names and reputations of acquired businesses, management reviewed the unique position of each acquired business within its respective market. Further, management considered the fact that death care businesses have often been in existence for an extended period of time, and in most cases have developed a local heritage and tradition that act as a formidable barrier for those wishing to enter an existing market. The resulting loyalty has historically represented a substantial portion of the value of the acquired business. In almost all cases the names and principal facilities of the acquired businesses are left in place. Although the acquired businesses generally have the ability to extend their existence indefinitely, the Company believes that the names and reputations asset is being appropriately amortized on a straight line basis over a 40 year period. This is consistent with the lives used by the Company's publicly held competitors within the death care industry.

     The Company reviews the carrying value of names and reputations and other assets at least quarterly on a location-by-location basis to determine if facts and circumstances exist which would suggest that this intangible asset may be impaired or that the amortization period needs to be modified. If indicators are present which indicate impairment is probable, the Company will prepare a projection of the undiscounted cash flows of the location and determine if the intangible assets are recoverable based on these undiscounted cash flows. If impairment is indicated, then an adjustment will be made to reduce the carrying amount of the intangible assets to their fair value.

     (B) Reflects the write-off of $667,000 of capitalized debt issuance costs related to certain of the Company's pre-existing outstanding debt and the write-off of $92,000 of capitalized debt issuance costs related to debt incurred in connection with acquisitions subsequent to June 30, 1996 and those deemed probable at the time of this filing which is expected to be retired with the application of the net proceeds of the Offering. In addition, reflects the capitalization of approximately $325,000 incurred in connection with the credit facility.

     (C) Reflects the issuance of 3,400,000 shares of the Company's Class A Common Stock, par value $0.01 per share, at an estimated price of $14 per share, in the Offering, resulting in an increase of $34,000 to Class A Common Stock and $43,234,000 to contributed capital. The assumed initial public offering is estimated to yield proceeds to the Company of approximately $47,600,000. Associated transaction costs are expected to be approximately $4,332,000. Also reflects the application of the net proceeds of the Offering and proceeds borrowed under a recently negotiated revolving credit facility of $24,899,000 to retire $5,375,000 of current debt and $62,792,000 of long-term debt related to certain of the Company's lenders.

     (D) Reflects the conversion of the Company's Series A, B, and C Preferred Stock into Common Stock concurrent with the Offering. Upon the closing of the Offering, $162,000 of preferred stock is converted at the specified conversion prices into the Company's Class B Common Stock, which would represent an increase of $20,000 to Class B Common Stock and $142,000 to contributed capital. This adjustment has no profit and loss impact, but it does increase the number of shares of Common Stock outstanding in the earnings per share calculation. Also reflects the conversion of the $25,000 of currently outstanding Common Stock into Class B Common Stock.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

     The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 1995 and six months ended June 30, 1996 give effect to the Acquisitions and the Offering Adjustments.

     (i) Notes (AA) - (EE) represent adjustments made relating to the acquisitions which took place from January 1, 1995 to June 30, 1996 and any probable acquisitions subsequent to June 30, 1996 as if they occurred January 1, 1995.

     (AA) Reflects the combined results of operations, prior to acquisition, of the businesses acquired by the Company, in transactions accounted for as purchases, subsequent to January 1, 1995, as if the businesses had been acquired as of the beginning of the respective period.

                                             YEAR ENDED         SIX MONTHS ENDED
              DESCRIPTION                DECEMBER 31, 1995       JUNE 30, 1996
- --------------------------------------  --------------------    ----------------
                                                     (IN THOUSANDS)
Revenues, net.........................        $ 20,873               $6,826
Costs and expenses....................          17,885                6,800
Provision (benefit) for income taxes..             757                  (30)

     The unaudited pro forma consolidated statements of operations do not assume any additional profitability resulting from the application of the Company's revenue enhancement or cost containment programs to the results of the acquired businesses, nor do they include any assumed increases in corporate general and administrative expenses which may have resulted from the Company managing the acquired businesses. The historical general and administrative expenses of the acquired businesses have been included in costs and expenses consistent with the Company's methodology of including expenses directly related to the operation of funeral homes, cemeteries and crematories in costs and expenses.

                                      F-25

                            CARRIAGE SERVICES, INC.
 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (BB) Reflects adjustments for increased depreciation and amortization expense relative to the Company's new basis in the net assets of businesses acquired after January 1, 1995 as if such acquisitions had taken place as of January 1, 1995. Pro forma depreciation expense has been recorded based on the Company's estimate of the useful lives of the acquired assets, using the Company's depreciation methods and the Company's basis in such assets which is established at acquisition. Pro forma costs and amortization have been recorded using the contract lives to reflect the costs related to non-compete agreements and a 40 year life to amortize of names and reputations associated with such acquisitions.

                                             YEAR ENDED         SIX MONTHS ENDED
              DESCRIPTION                DECEMBER 31, 1995       JUNE 30, 1996
- -------------------------------------   --------------------    ----------------
                                                     (IN THOUSANDS)
Additional depreciation..............          $  774                $  230
Additional costs and amortization....           1,432                   441
                                             --------                ------
Total depreciation and amortization
  adjustment.........................          $2,206                $  671
                                             ========                ======

     This adjustment is reflected in costs and expenses for the applicable periods.

     (CC) Reflects additional interest expense of $2,961,000 for the year ended December 31, 1995, and $722,000 for the six months ended June 30, 1996, which would have been incurred by the Company assuming the acquisitions made by the Company subsequent to January 1, 1995, had been made as of the beginning of January 1, 1995.

     (DD) Tax provisions in the pro forma consolidated financial statements have been made to reflect normal effective provisions (benefits) for these events as if the effective rate will be 39%. Similarly, management has not considered the use of any available net operating loss carryforwards in these unaudited pro forma consolidated statements of operations. This adjustment reflects a tax benefit of $3,003,000 for the year ending December 31, 1995, and $914,000 for the six months ending June 30, 1996, in order to derive an effective rate of 39%, for federal and state taxes that the Company would have incurred on a pro forma basis. Such pro forma adjustments have been made to give effect to the tax benefit at an effective tax rate of 39%, which the Company's management believes would be indicative of the Company's tax position assuming the acquisitions were made as of the beginning of the respective period.

     (EE) Reflects the pro forma dividend payable on the Company's Series D Redeemable Preferred Stock actually issued in connection with certain of its acquisitions consummated subsequent to January 1, 1996 as if the related stock issuance had occurred on January 1, 1995. A total of 17,566,000 shares of Series D Redeemable Preferred Stock have been utilized to fund acquisitions subsequent to January 1, 1995, and those shares, which would have yielded a pro forma cash dividend of $1,075,000 for the year ending December 31, 1995, and $437,000 for the six months ending June 30, 1996, have been utilized to fund acquisitions subsequent to January 1, 1995. The Series D Redeemable Preferred Stock is not a common stock equivalent.

     (ii) Notes (FF) - (HH) represent the Offering Adjustments

     (FF) Reflects the elimination of $6,873,000 and $3,372,000 of interest expense for the year ending December 31, 1995 and six months ending June 30, 1996, respectively, related to the application of the estimated net proceeds of the Offering to retire a portion of the $5,375,000 and $62,792,000 of current and non-current long-term debt and reflects the addition of $1,875,000 and $850,000 of interest expense for the year ending December 31, 1995 and six months ending June 30, 1996, respectively, from a $24,899,000 draw-down on the Company's recently negotiated credit facility to be used to retire the remaining existing long-term debt and long-term debt that was or will be used related to acquisitions subsequent to June 30, 1996 and deemed probable at the time of this filing. Reflects the net elimination of $129,000 for the year ending December 31, 1995 and $65,000 for the six months ending June 30, 1996 of amortization expense

                                      F-26

                            CARRIAGE SERVICES, INC.
 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

related to deferred financing costs. Also reflects elimination of a guarantee fee relating to existing debt that will be retired amounting to $40,000 and $20,000 for the year ending December 31, 1995 and six months ending June 30, 1996, respectively, and the addition of an agent fee and unused commitment fee of $50,000 and $225,000, respectively, for the year ending December 31, 1995 and $50,000 and $113,000, respectively, for the six months ending June 30, 1996. All of the above-mentioned adjustments assume that the net proceeds of the Offering and the draw on the credit facility were used to retire debt on January 1, 1995.

     (GG) Reflects the provision of federal and state income taxes at an effective rate of 39% on pro forma adjustments consistent with management's assumption that this rate would be indicative of the Company's tax position assuming the acquisitions and the Offering were completed as of the beginning of the respective period. In its assumption of the effective tax rate, management has not considered the utilization of net operating losses which the Company has generated since inception. It has been the Company's policy ot fully reserve its net operating losses.

     (HH) Earnings (loss) per share are computed based on the weighted average number of common and common equivalent shares outstanding for the respective period. Weighted average common and common equivalent shares are calculated as more fully discussed in Note 9 of the Company's Consolidated Financial Statements. In summary, pursuant to SEC directives relative to companies contemplating an initial public offering, all stock options issued within one year of an initial public offering will be considered outstanding for all periods presented. In addition, the Company's Series A, B and C Preferred Stock are considered as common equivalent shares, since their respective dates of issuance, as they convert to Common Stock concurrent with the initial public offering.




                                      F-27

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Carriage Services, Inc.:

We have audited the accompanying statements of operations of CFS 1996 Group (see
Note 1) and the related statements of cash flows and stockholder's equity for the period from January 1, 1996 to April 29, 1996, the years ended December 31, 1995, and December 31, 1994, and the three months ended December 31, 1993. These financial statements are the responsibility of CFS 1996 Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the accompanying financial statements are intended to present the results of operations, cash flows and stockholder's equity as if CFS 1996 Group was a stand-alone entity; however, as discussed in Note 2, CFS 1996 Group has extensive transactions with Service Corporation International, its parent, and is allocated certain costs from Service Corporation International. Because of this relationship, the terms of some or all of the transactions and allocations between Service Corporation International and CFS 1996 Group included in the accompanying financial statements are not necessarily indicative of that which would have resulted if CFS 1996 Group had been a stand-alone entity.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of CFS 1996 Group and its cash flows for the period from January 1, 1996 to April 29, 1996, the years ended December 31, 1995, and December 31, 1994, and the three months ended December 31, 1993, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 28, 1996

                                      F-28

                                 CFS 1996 GROUP

                            STATEMENTS OF OPERATIONS

             FOR THE PERIOD FROM JANUARY 1, 1996 TO APRIL 29, 1996,
            THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994,
                  AND THE THREE MONTHS ENDED DECEMBER 31, 1993


                                                 1993          1994            1995           1996
                                             -----------    -----------    -----------    -----------
REVENUES .................................   $ 1,010,145    $ 4,614,590    $ 4,637,823    $ 1,710,806

COSTS AND EXPENSES .......................       784,902      3,436,619      3,598,562      1,620,944
                                             -----------    -----------    -----------    -----------

     GROSS PROFIT ........................       225,243      1,177,971      1,039,261         89,862

GENERAL AND ADMINISTRATIVE EXPENSES ......       182,030        775,861        570,207        317,698
                                             -----------    -----------    -----------    -----------


     OPERATING INCOME (LOSS) .............        43,213        402,110        469,054       (227,836)

OTHER (INCOME) EXPENSE ...................       (40,726)        (4,308)      (187,048)       164,584

INTEREST (INCOME) EXPENSE ................        16,195         49,439         (1,575)           785
                                             -----------    -----------    -----------    -----------

INCOME (LOSS) BEFORE INCOME TAX ALLOCATION        67,744        356,979        657,677       (393,205)

INCOME TAX ALLOCATION (NOTE 2) ...........        27,504        143,506        247,287       (153,350)
                                             -----------    -----------    -----------    -----------


NET INCOME (LOSS) ........................   $    40,240    $   213,473    $   410,390    $  (239,855)
                                             ===========    ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                      F-29

                                 CFS 1996 GROUP

                            STATEMENTS OF CASH FLOWS

             FOR THE PERIOD FROM JANUARY 1, 1996 TO APRIL 29, 1996,
            THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994,
                  AND THE THREE MONTHS ENDED DECEMBER 31, 1993

                                                                           1993             1994        1995           1996
                                                                       -----------    -----------    -----------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) ...............................................   $    40,240    $   213,473    $   410,390    $(239,855)
   Adjustments to reconcile net income (loss) to net cash
            provided by (used in) operating  activities-
         Depreciation and amortization .............................        24,004        103,701        122,800       48,125
         Increase in accounts receivable ...........................       (55,975)      (226,229)      (118,838)    (119,831)
         (Increase) decrease in inventories and other current assets     2,052,805     (1,110,152)      (269,049)      47,605
         Increase (decrease) in accounts payable ...................        (9,429)         1,475         20,498         (437)
         Increase (decrease) in accrued liabilities ................      (573,769)      (387,869)    (1,061,582)     655,786
                                                                       -----------    -----------    -----------    ---------

                 Net cash provided by (used in) operating activities     1,477,876     (1,405,601)      (895,781)     391,393
                                                                       -----------    -----------    -----------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment .......................       (30,906)      (149,633)       (58,590)     (49,739)
                                                                       -----------    -----------    -----------    ---------

                 Net cash used in investing activities .............       (30,906)      (149,633)       (58,590)     (49,739)
                                                                       -----------    -----------    -----------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds (payments) on long-term debt ...........................    (1,426,519)     1,788,501        730,308     (263,077)
                                                                       -----------    -----------    -----------    ---------

                Net cash provided by (used in) financing  activities    (1,426,519)     1,788,501        730,308     (263,077)
                                                                       -----------    -----------    -----------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...............        20,451        233,267       (224,063)      78,577

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ...................        24,352         44,803        278,070       54,007
                                                                       -----------    -----------    -----------    ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .........................   $    44,803    $   278,070    $    54,007    $ 132,584
                                                                       ===========    ===========    ===========    =========

   The accompanying notes are an integral part of these financial statements.

                                      F-30

                                 CFS 1996 GROUP

                       STATEMENTS OF STOCKHOLDER'S EQUITY

             FOR THE PERIOD FROM JANUARY 1, 1996 TO APRIL 29, 1996,
            THE YEARS ENDED DECEMBER 31, 1995, AND DECEMBER 31, 1994,
                  AND THE THREE MONTHS ENDED DECEMBER 31, 1993

Balance, October 1, 1993 ...............................            $ 2,651,401

Net Income .............................................                 40,240
                                                                      ---------
Balance, December 31, 1993 .............................              2,691,641

Net Income .............................................                213,473
                                                                      ---------
Balance, December 31, 1994 .............................              2,905,114

Net Income .............................................                410,390
                                                                      ---------
Balance, December 31, 1995 .............................              3,315,504

Net loss ...............................................               (239,855)
                                                                      ---------
Balance, April 29, 1996 ................................            $ 3,075,649
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                                      F-31

                                 CFS 1996 GROUP

                          NOTES TO FINANCIAL STATEMENTS

             FOR THE PERIOD FROM JANUARY 1, 1996 TO APRIL 29, 1996,
            THE YEARS ENDED DECEMBER 31, 1995, AND DECEMBER 31, 1994,
                  AND THE THREE MONTHS ENDED DECEMBER 31, 1993

1.  ORGANIZATION/NATURE OF OPERATIONS

Effective April 29, 1996, CFS Funeral Services, Inc. (Carriage) purchased four funeral homes and two cemeteries located in Texas and Florida from Service Corporation International (the Parent) for aggregate consideration in excess of the recorded amounts of the net assets of the homes and cemeteries. The four funeral homes and two cemeteries purchased by Carriage in this transaction are, hereinafter, collectively referred to as "CFS 1996 Group." CFS 1996 Group performs personal and professional services related to funerals at its funeral homes. Preneed funerals are marketed in the geographic markets served by CFS 1996 Group's funeral service locations.

2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared from the separate records of CFS 1996 Group. Certain expenses of a general and administrative nature, either directly attributable to CFS 1996 Group, or allocations of actual expenses incurred by the Parent for the benefit of CFS 1996 Group, have been included in the accompanying statements of operations. Such allocated costs include, among others, legal, payroll, employee benefits, insurance and professional services. In addition, CFS 1996 Group is charged interest expense for amounts payable to the Parent. Management of CFS 1996 Group believes that such expenses have been allocated on a reasonable basis.

REVENUES

CFS 1996 Group recognizes revenue upon performance of funeral services and sale of related funeral merchandise. CFS 1996 Group records revenue related to the right of interment or mausoleum entombment and related merchandise at the time of sale.

PRENEED FUNERAL TRUST

CFS 1996 Group is generally required by state laws to deposit amounts in a trust fund related to preneed funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to CFS 1996 Group only in the event of death of the purchaser and are refundable to the purchaser under certain state laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the purchaser of the prearranged funeral contract and interest earned on such funds is deferred until performance of the specified service.

CEMETERY MERCHANDISE AND SERVICE TRUST

CFS 1996 Group is also generally required, by certain states, to deposit a specified amount into a merchandise and service trust for cemetery merchandise and services sold on a preneed basis. The principal and accumulated earnings of the trust may only be withdrawn upon maturity (generally, death of purchaser) or cancellation of the contracts. Trust fund income is recognized in current revenues as trust earnings accrue, net of current period inflation costs recognized related to the merchandise that has not yet been purchased.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, CFS 1996 Group considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

                                      F-32

INVENTORIES

Inventories are stated at the lower of cost (as determined by the specific identification method) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are capitalized at cost. Expenditures for major additions and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the related assets are charged to operations as incurred. Maintenance and repairs amounted to $185,170, $283,797, $233,591 and $54,891 for the period from January 1, 1996 to April 29, 1996, the years ended December 31, 1995 and December 31, 1994, and the three months ended December 31, 1993, respectively. Dispositions are removed at cost less accumulated depreciation.

Depreciation is provided over the estimated useful lives of the depreciable assets as follows:

                                                     YEARS             METHOD
                                                     -----         -------------
Building and Improvements ..................         25-40         Straight line
Furniture and fixtures .....................         5-7           Straight line
Other ......................................         3-7           Straight line

INCOME TAXES

CFS 1996 Group does not file separate federal and state income tax returns since all income taxes related to CFS 1996 Group are included in the consolidated federal and state income tax returns of the Parent. The income tax allocations included in the accompanying statements of operations reflect an estimate of the income taxes which would have been attributed to CFS 1996 Group had it been a separate entity. The income tax allocations approximate the Parent's effective tax rate, or an estimate thereof, for the periods presented and were 39%, 37.6%, 40.2% and 40.6%, respectively.

NAMES AND REPUTATIONS

The excess of the purchase price paid by the Parent over the net assets of CFS 1996 Group is included in CFS 1996 Group's balance sheet as names and reputations. Names and reputations are amortized on a straight line basis over 40 years. Amortization of names and reputations totaled approximately $4,000, $12,000, $12,000 and $3,000 for the period from January 1, 1996 to April 29, 1996, the years ended December 31, 1995 and December 31, 1994, and the three months ended December 31, 1993, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  OPERATING LEASES

CFS 1996 Group has entered into certain operating leases for facilities and equipment used in its business. For the period from January 1, 1996 to April 29, 1996, the years ended December 31, 1995 and December 31, 1994 and the three months ended December 31, 1993, lease expense approximated $37,000, $112,000, $93,000 and $17,000, respectively.

                                      F-33

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Kubach-Smith Funeral Home, Inc.:

We have audited the accompanying statement of operations of Kubach-Smith Funeral Home, Inc. and the related statements of shareholders' equity and cash flows for the period from October 1, 1993, to September 6, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Kubach-Smith Funeral Home, Inc., and its cash flows for the period from October 1, 1993, to September 6, 1994, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Houston, Texas
May 28, 1996

                                      F-34

                         KUBACH-SMITH FUNERAL HOME, INC.

                             STATEMENT OF OPERATIONS

            FOR THE PERIOD FROM OCTOBER 1, 1993 TO SEPTEMBER 6, 1994

REVENUES .................................................          $ 1,295,231
COSTS AND EXPENSES .......................................            1,193,684
                                                                      ---------
         GROSS PROFIT ....................................              101,547
GENERAL AND ADMINISTRATIVE EXPENSES ......................              205,193
                                                                      ---------
     OPERATING LOSS ......................................             (103,646)
OTHER INCOME .............................................               10,083
INTEREST EXPENSE .........................................               29,952
                                                                      ---------
LOSS BEFORE INCOME TAXES .................................             (123,515)
INCOME TAX BENEFIT .......................................               21,336
                                                                      ---------
NET LOSS .................................................          $  (102,179)

   The accompanying notes are an integral part of these financial statements.

                                      F-35

                         KUBACH-SMITH FUNERAL HOME, INC.


                             STATEMENT OF CASH FLOWS

            FOR THE PERIOD FROM OCTOBER 1, 1993 TO SEPTEMBER 6, 1994

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss ..........................................................   $(102,179)
   Adjustments to reconcile net loss to net cash provided by
            operating  activities-
         Depreciation and amortization ...............................      47,620
         Decrease in accounts receivable .............................      76,724
         Decrease in prepaid assets ..................................      12,378
         Decrease  in inventories and other current assets ...........      25,028
         Increase in accounts payable ................................      34,510
         Increase in accrued liabilities .............................      22,613
                                                                         ---------


                             Net cash provided by operating activities     116,694
                                                                         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment .........................     (46,051)
                                                                         ---------

                             Net cash used in investing activities ...     (46,051)
                                                                         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term debt ........................................     (32,934)

                             Net cash used in financing activities ...     (32,934)
                                                                         ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS ............................      37,709

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .....................       4,547
                                                                         ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ...........................   $  42,256
                                                                         =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Interest paid .....................................................   $  29,952
                                                                         =========

   The accompanying notes are an integral part of these financial statements.

                                      F-36

                         KUBACH-SMITH FUNERAL HOME, INC.

                        STATEMENT OF SHAREHOLDERS' EQUITY

            FOR THE PERIOD FROM OCTOBER 1, 1993 TO SEPTEMBER 6, 1994

Balance, October 1, 1993 ................................             $ 152,225

Net loss ................................................              (102,179)
                                                                      ---------
Balance, September 6, 1994 ..............................             $  50,046
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                                      F-37

                         KUBACH-SMITH FUNERAL HOME, INC.

                          NOTES TO FINANCIAL STATEMENTS

            FOR THE PERIOD FROM OCTOBER 1, 1993 TO SEPTEMBER 6, 1994

1.   ORGANIZATION/NATURE OF OPERATIONS

Kubach-Smith Funeral Home, Inc. (the Company), a taxable corporation, was incorporated in Ohio in 1969. The Company owns and operates four funeral homes in Ohio. The Company performs personal and professional services related to funerals. Prearranged funerals are marketed in the markets served by the Company's funeral service locations.

Effective September 6, 1994, all of the Company's capital stock was sold to Carriage Funeral Services of Ohio, Inc. for aggregate consideration in excess of the recorded amounts of the Company's net assets.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REVENUES

The Company recognizes revenues upon performance of funeral services and sale of related funeral merchandise.

TRUST FUNDS

The Company is generally required by state laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the Company only in the event of death of the purchaser and are refundable to the purchaser under certain state laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the purchaser of the prearranged funeral contract, and interest earned on such funds is deferred until performance of the specified service.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are recorded at the lower of cost (as determined by the specific identification method) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are capitalized at cost. Expenditures for major additions and improvements are capitalized while minor replacements, maintenance and repairs which do not improve or extend the life of the related assets are charged to operations as incurred. Maintenance and repairs totaled $40,422 for the period from October 1, 1993 to September 6, 1994. Dispositions are removed at cost less accumulated depreciation.

Depreciation is provided over the estimated useful lives of the depreciable assets as follows:

                                            YEARS             METHOD
                                            -----       ------------------------
Leasehold Improvements ..............       20-25       Straight line
Furniture and fixtures ..............         5-7       Double-declining balance
Other ...............................           5       Double-declining balance

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes". Under SFAS No. 109, the Company

                                      F-38

determines deferred tax assets and liabilities based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.  INCOME TAXES

The only significant temporary difference between the Company's financial statement and tax bases of accounting results from a net operating loss generated by the Company during the period from October 1, 1993 to September 6, 1994, which management believes will be realized. The income tax benefit for the period consisted of:

                                     CURRENT         DEFERRED            TOTAL
                                   --------          --------          --------
U.S. federal .............         $ (8,312)         $ (8,532)         $(16,844)
State ....................           (2,217)           (2,275)           (4,492)
                                   --------          --------          --------

                                   $(10,529)         $(10,807)         $(21,336)
                                   ========          ========          ========


The Company is an accrual basis taxpayer. The Company is generally subject to a marginal U.S. federal rate of 15% because of the level of the Company's taxable income. However, in instances in which the Company's taxable income exceeds a specified level, it would become subject to a higher U.S. federal marginal tax rate. The differences in the income taxes recorded by the Company and the amount determined by applying the U.S. federal statutory rate to loss before income taxes of the Company for the period from October 1, 1993 to September 6, 1994 are summarized as follows:

U.S. federal income statutory rate .....................................   (15%)
Effect of state income taxes ...........................................    (4%)
Effect of non-deductible expenses ......................................     2%
                                                                           ---
                                                                           (17%)
                                                                           ===
4.  RELATED-PARTY TRANSACTIONS

The Company has a five year lease with a shareholder on certain facilities, with options to renew for an additional five years. For the period October 1, 1993 to September 6, 1994, lease expense totaled approximately $79,970. In addition, interest expense for the period from October 1, 1993 to September 6, 1994, included approximately $17,000 of interest expense related to a note payable to a shareholder.

                                      F-39

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Lusk Funeral Home, Inc.:

We have audited the accompanying statements of operations of Lusk Funeral Home, Inc. and the related statements of cash flows and shareholder's deficit for the years ended December 31, 1995, and December 31, 1994 and the three months ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Lusk Funeral Home, Inc., and its cash flows for the years ended December 31, 1995, and December 31, 1994 and the three months ended December 31, 1993, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 28, 1996

                                      F-40

                             LUSK FUNERAL HOME, INC.

                            STATEMENTS OF OPERATIONS

                   FOR THE YEARS ENDED DECEMBER 31, 1995, AND
          DECEMBER 31, 1994 AND THE THREE MONTHS ENDED DECEMBER 31,1993

                                               1993         1994        1995
                                             --------     --------    ---------
REVENUES ................................    $ 93,009     $452,390    $ 603,394
COSTS AND EXPENSES ......................      90,386      355,235      499,403
                                             --------     --------    ---------
     GROSS PROFIT .......................       2,623       97,155      103,991
GENERAL AND ADMINISTRATIVE EXPENSES .....      10,503       46,351       87,521
                                             --------     --------    ---------
     OPERATING INCOME (LOSS) ............      (7,880)      50,804       16,470
OTHER INCOME ............................       3,339       12,240       11,481
INTEREST EXPENSE ........................       9,132       35,864       39,460
                                             --------     --------    ---------
INCOME (LOSS) BEFORE INCOME TAXES .......     (13,673)      27,180      (11,509)
INCOME TAX (BENEFIT) PROVISION ..........      (2,038)       5,464       (1,369)
                                             --------     --------    ---------
NET INCOME (LOSS) .......................    $(11,635)    $ 21,716    $ (10,140)
                                             ========     ========    =========

   The accompanying notes are an integral part of these financial statements.

                                      F-41

                             LUSK FUNERAL HOME, INC.

                            STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED DECEMBER 31, 1995, AND
          DECEMBER 31, 1994 AND THE THREE MONTHS ENDED DECEMBER 31,1993

                                                                           1993        1994        1995
                                                                         --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) .................................................   $(11,635)   $ 21,716    $(10,140)
   Adjustments to reconcile net income (loss) to net cash provided by operating  activities-
         Depreciation and amortization ...............................      7,633      38,231      27,944
         (Increase) decrease in accounts receivable ..................    (10,157)    (31,977)     17,766
         (Increase) decrease in inventories and other current assets .     19,171       5,108      (7,371)
         Increase (decrease) in accounts payable .....................     21,843      (6,649)     (5,184)
         Increase (decrease) in accrued liabilities ..................     (3,628)     14,214      37,915
                                                                         --------    --------    --------
                             Net cash provided by operating activities     23,227      40,643      60,930
                                                                         --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment .........................    (21,651)     (5,768)    (11,341)
                                                                         --------    --------    --------
                             Net cash used in investing activities ...    (21,651)     (5,768)    (11,341)
                                                                         --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term debt ........................................     (3,662)    (21,483)    (24,195)
                                                                         --------    --------    --------
                             Net cash used in financing  activities ..     (3,662)    (21,483)    (24,195)
                                                                         --------    --------    --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .................     (2,086)     13,392      25,394
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .....................     17,410      15,324      28,716
                                                                         --------    --------    --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ...........................   $ 15,324    $ 28,716    $ 54,110
                                                                         ========    ========    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid .....................................................   $  9,132    $ 35,864    $ 39,460
                                                                         ========    ========    ========
   Taxes paid ........................................................   $  3,000    $  4,200    $  8,500
                                                                         ========    ========    ========

   The accompanying notes are an integral part of these financial statements.

                                      F-42

                             LUSK FUNERAL HOME, INC.

                       STATEMENTS OF SHAREHOLDER'S DEFICIT

          FOR THE YEARS ENDED DECEMBER 31, 1995, AND DECEMBER 31, 1994
                  AND THE THREE MONTHS ENDED DECEMBER 31, 1993

Balance, October 1, 1993 ................................             $(147,410)

Net Loss ................................................               (11,635)
                                                                      ---------
Balance, December 31, 1993 ..............................              (159,045)

Net Income ..............................................                21,716
                                                                      ---------
Balance, December 31, 1994 ..............................              (137,329)

Net Loss ................................................               (10,140)
                                                                      ---------
Balance, December 31, 1995 ..............................             $(147,469)
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                                      F-43

                             LUSK FUNERAL HOME, INC.

                          NOTES TO FINANCIAL STATEMENTS

          FOR THE YEARS ENDED DECEMBER 31, 1995, AND DECEMBER 31, 1994
                  AND THE THREE MONTHS ENDED DECEMBER 31, 1993

1.  ORGANIZATION/NATURE OF OPERATIONS

Lusk Funeral Home, Inc. (the Company), a taxable corporation, was organized under the laws of the State of Kentucky on September 29, 1976. The Company owns and operates two funeral homes in Kentucky. The Company performs personal and professional services related to funerals at its funeral homes. Prearranged funerals are marketed in the markets served by the Company's funeral service locations.

Effective January 4, 1996, all of the Company's stock was sold to Carriage Funeral Holdings, Inc. for aggregate consideration in excess of the recorded amounts of the Company's net assets.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUES

The Company recognizes revenue upon performance of funeral services and sale of related funeral merchandise.

TRUST FUNDS

The Company is generally required by state laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the Company only in the event of death of the purchaser and are refundable to the purchaser under certain state laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the purchaser of the prearranged funeral contract, and interest earned on such funds is deferred until performance of the specified service.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost (as determined by the specific identification method) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are capitalized at cost. Expenditures for major additions and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the related assets are charged to operations as incurred. Maintenance and repairs totaled $10,836, $5,923 and $2,336 for the years ended December 31, 1995, and December 31,1994 and the three months ended December 31, 1993 respectively. Dispositions are removed at cost less accumulated depreciation.

Depreciation is provided over the estimated useful lives of the depreciable assets as follows:

                                             YEARS           METHOD
Building and Improvements ..............       25       Straight line
Furniture and fixtures .................        5       Double-declining balance
Other ..................................        3       Straight line

                                      F-44

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), " Accounting for Income Taxes". Under SFAS No. 109, the Company determines deferred tax assets and liabilities based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  INCOME TAXES

The only significant temporary difference between the Company's financial statement and tax bases of accounting is related to a net operating loss (NOL) generated in the three months ended December 31, 1993; that NOL was utilized in the year ended December 31, 1994. The income tax provision (benefit) for income taxes for the years ended December 31, 1995, and December 31, 1994 and the three months ended December 31, 1993 consisted of:

                                                      1993      1994     1995
                                                    -------    ------   -------
Current:
    U.S. federal ................................   $  --      $2,705   $(1,081)
    State .......................................      --         721      (288)
                                                    -------    ------   -------
   Total current provision (benefit) ............   $  --      $3,426   $(1,369)
                                                    -------    ------   -------
      Deferred:
          U.S. federal ..........................   $(1,609)   $1,609   $  --
           State ................................      (429)      429      --
                                                    -------    ------   -------
        Total deferred provision (benefit) ......   $(2,038)   $2,038   $  --
                                                    -------    ------   -------

        Total income tax provision (benefit) ....   $(2,038)   $5,464   $(1,369)
                                                    =======    ======   =======

The Company is an accrual basis taxpayer. The Company is generally subject to a marginal U.S. federal rate of 15% because of the level of the Company's taxable income. However, in instances in which the Company's taxable income exceeds a specified level, it would become subject to a higher U.S. federal marginal tax rate. The differences between the income taxes recorded by the Company and the income taxes provided for by applying the federal statutory rate to the Company's pre-tax income for the years ended December 31, 1995, and 1994 and the three months ended December 31, 1993, are summarized as follows:

                                                       1993       1994     1995
                                                      -------    -----    ------
   U.S. federal statutory rate ..................      (15%)      15%      (15%)
   Effect of state income taxes .................       (4)        4        (4)
   Effect of non-deductible expenses ............        4         1         7
                                                       ----      ----      ----
Total income tax provision (benefit) ............      (15%)      20%      (12%)
                                                       ====      ====      ====

4.   EMPLOYEE BENEFIT PLAN

Effective January 1, 1993, the Company began participation in an employee benefit plan, the Lusk-McFarland Funeral Home, Inc. Profit Sharing Plan (the "Plan"), which covers substantially all full time

                                      F-45

employees having at least one year of service, subject to certain minimum age requirements. Total employee/employer contributions may not exceed the lesser of $30,000 or 25% of eligible compensation per year, subject to limitations imposed by the Internal Revenue Code. In its sole discretion, the Company can make contributions to the Plan. Expenses related to the Plan were $24,542, $9,012 and $0 for the years ended December 31, 1995, and December 31,1994 and the three months ended December 31, 1993, respectively.

5.  RELATED-PARTY TRANSACTIONS

The Company recorded $23,980, $24,696 and $6,174 of interest expense related to debt owed by the Company to the shareholder for the years ended December 31, 1995, and 1994 and the three months ended December 31, 1993.

6.  COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company has entered into operating leases for certain equipment utilized in its business. For the years ended December 31, 1995, and December 31, 1994 and the three months ended December 31, 1993, lease expense totaled $10,692, $12,151, and $0, respectively.

                                      F-46

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
West End Funeral Home, Inc.:

We have audited the accompanying statements of operations of West End Funeral Home, Inc. and the related statements of shareholders' equity and cash flows for the period from January 1, 1995 to May 10, 1995, the year ended December 31, 1994, and the three months ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of West End Funeral Home, Inc., and its cash flows for the period from January 1, 1995 to May 10, 1995, the year ended December 31, 1994, and the three months ended December 31, 1993, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 28, 1996

                                      F-47

                           WEST END FUNERAL HOME, INC.

                            STATEMENTS OF OPERATIONS

              FOR THE PERIOD FROM JANUARY 1, 1995 TO MAY 10, 1995,
                        THE YEAR ENDED DECEMBER 31, 1994,
                  AND THE THREE MONTHS ENDED DECEMBER 31, 1993

                                              1993         1994          1995
                                            --------    ----------    ----------
REVENUES ...............................    $518,947    $2,265,923    $1,016,164
COSTS AND EXPENSES .....................     420,390     1,757,797       746,623
                                            --------    ----------    ----------
     GROSS PROFIT ......................      98,557       508,126       269,541
GENERAL AND ADMINISTRATIVE EXPENSES ....      75,062       233,556       172,318
                                            --------    ----------    ----------
     OPERATING INCOME ..................      23,495       274,570        97,223
OTHER INCOME ...........................      13,862        66,321        34,935
INTEREST EXPENSE .......................       7,023        26,678        10,319
                                            --------    ----------    ----------
NET INCOME .............................    $ 30,334    $  314,213    $  121,839
                                            ========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                                      F-48

                           WEST END FUNERAL HOME, INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE PERIOD FROM JANUARY 1, 1995 TO MAY 10, 1995,
                        THE YEAR ENDED DECEMBER 31, 1994,
                  AND THE THREE MONTHS ENDED DECEMBER 31, 1993

                                                                           1993          1994        1995
                                                                         ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ........................................................   $  30,334    $ 314,213    $ 121,839
   Adjustments to reconcile net income to net cash provided by operating  activities-
         Depreciation and amortization ...............................      20,417       91,378       54,611
         (Increase) decrease in accounts receivable ..................      23,148      (21,009)     168,344
         (Increase) decrease  in other current assets ................       9,339        4,917      (16,436)
         Increase (decrease) in accounts payable .....................      13,542       32,404      (52,523)
           Decrease in deferred and other liabilities ................      (6,567)     (36,325)      (8,971)
         Increase (decrease) in accrued liabilities ..................     (24,837)       9,634      (22,433)
                                                                         ---------    ---------    ---------
                             Net cash provided by operating activities      65,376      395,212      244,431
                                                                         ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment .........................      (5,780)    (290,249)     (53,274)
                                                                         ---------    ---------    ---------
                             Net cash used in investing activities ...      (5,780)    (290,249)     (53,274)
                                                                         ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds (payments) on long-term debt .............................     (14,998)      12,353      (67,256)
   Shareholder distribution ..........................................      (2,454)    (140,296)    (102,786)
                                                                         ---------    ---------    ---------
                             Net cash used in financing activities ...     (17,452)    (127,943)    (170,042)
                                                                         ---------    ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .................      42,144      (22,980)      21,115
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .....................     308,480      350,624      327,644
                                                                         ---------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ...........................   $ 350,624    $ 327,644    $ 348,759
                                                                         =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid .....................................................   $   7,023    $  26,678    $  10,319
                                                                         =========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                                      F-49

                           WEST END FUNERAL HOME, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE PERIOD FROM JANUARY 1, 1995 TO MAY 10, 1995,
                        THE YEAR ENDED DECEMBER 31, 1994,
                  AND THE THREE MONTHS ENDED DECEMBER 31, 1993


Balance, October 1, 1993 ................................             $ 397,198
Shareholder distribution ................................                (2,454)
Net Income ..............................................                30,334
                                                                      ---------
Balance, December 31, 1993 ..............................               425,078
Shareholder distribution ................................              (140,296)
Net Income ..............................................               314,213
                                                                      ---------
Balance, December 31, 1994 ..............................               598,995
Shareholder distribution ................................              (102,786)
Net Income ..............................................               121,839
                                                                      ---------
Balance, May 10, 1995 ...................................             $ 618,048
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                                      F-50

                           WEST END FUNERAL HOME, INC.

                          NOTES TO FINANCIAL STATEMENTS

              FOR THE PERIOD FROM JANUARY 1, 1995 TO MAY 10, 1995,
                        THE YEAR ENDED DECEMBER 31, 1994,
                  AND THE THREE MONTHS ENDED DECEMBER 31,1993

1.   ORGANIZATION /NATURE OF OPERATIONS

West End Funeral Home, Inc. (the Company), a corporation qualified under Subchapter S of the Internal Revenue Code, was organized under the laws of the state of Illinois. The Company owns and operates four funeral homes in Chicago, Illinois and the surrounding area. The Company performs personal and professional services related to funerals at its funeral homes. Prearranged funerals are marketed in the markets served by the Company's funeral service locations.

Effective May 10, 1995, substantially all of the Company's assets were sold to Carriage Funeral Holdings, Inc. for aggregate consideration in excess of the recorded amounts of the Company's net assets.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUES

The Company recognizes revenue upon performance of funeral services and sale of related funeral merchandise.

TRUST FUNDS

The Company is generally required by state laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the Company only in the event of death of the purchaser and are refundable to the purchaser under certain state laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the purchaser of the prearranged funeral contract, and interest earned on such funds is deferred until performance of the specified service.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost (as determined by the specific identification method) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are capitalized at cost. Expenditures for major additions and improvements are capitalized while minor replacements, maintenance and repairs which do not improve or extend the life of the related assets are charged to operations as incurred. Maintenance and repairs amounted to $4,148, $29,836 and $4,486 for the period from January 1, 1995 to May 10, 1995, the year ended December 31, 1994, and the three months ended December 31, 1993, respectively. Dispositions are removed at cost less accumulated depreciation.

Depreciation is provided over the estimated useful lives of the depreciable assets as follows:

                                             YEARS                METHOD
                                             -----      ------------------------
Leasehold Improvements ...............        10        Double-Declining Balance
Furniture and fixtures ...............         5        Double-Declining Balance
Other ................................       3-5        Double-Declining Balance

                                      F-51

INCOME TAXES

The Company is organized under subchapter S of the Internal Revenue Code. Federal and state income taxes for subchapter S corporations are the direct responsibility of the Company's shareholders. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.  OPERATING LEASES

The Company leases certain facilities from a shareholder. For the period from January 1, 1995 to May 10, 1995, the year ended December 31, 1994, and the three months ended December 31, 1993, lease expense to this shareholder totaled approximately $84,382, $178,517 and $34,341, respectively.

4.  EMPLOYEE BENEFIT PLAN

Effective March 28, 1970, as amended and restated effective January 1, 1989, the Company began participation in an employee benefit plan, the West End Funeral Home, Inc. Profit Sharing Plan (the Plan), which covers substantially all full time employees having at least one year of service. In its sole discretion, the Company can make contributions to the Plan. Expenses related to the Plan were $0, $20,000 and $2,345 for the period from January 1, 1995, to May 10, 1995, the year ended December 31, 1994, and the three months ended December 31, 1993, respectively.

                                      F-52

                        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Hennessy Funeral Home, Inc.
Akron, OH

We have audited the accompanying statements of income, retained earnings, and cash flows for the years ended December 31, 1993, December 31, 1994, December 31, 1995 and the ten weeks ended March 8, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the results of operations and cash flows for Hennessy Funeral Home, Inc. for the years ended December 31, 1993, December 31, 1994, December 31, 1995 and the ten weeks ended March 8, 1996 in conformity with generally accepted accounting principles.

KEE & ASSOCIATES, INC.

May 31, 1996

                                      F-53

                           HENNESSY FUNERAL HOME, INC.

                            STATEMENTS OF OPERATIONS

            FOR THE YEARS ENDED DECEMBER 31, 1993, DECEMBER 31, 1994,
             DECEMBER 31,1995 AND THE TEN WEEKS ENDED MARCH 8, 1996

                                        1993        1994         1995         1996
                                      --------   ----------   ----------   ---------
REVENUES ..........................   $976,167   $1,001,932   $1,242,716   $ 221,670
                                      --------   ----------   ----------   ---------
COSTS AND EXPENSES: ...............    429,210      429,716      509,087     113,296
                                      --------   ----------   ----------   ---------
     GROSS PROFIT .................    546,957      572,216      733,629     108,374
GENERAL AND ADMINISTRATIVE EXPENSES    508,033      533,282      602,414     114,056
                                      --------   ----------   ----------   ---------
     OPERATING PROFIT (LOSS) ......     38,924       38,934      131,215      (5,682)
INTEREST EXPENSE ..................     18,244        3,646        1,002         356
                                      --------   ----------   ----------   ---------
INCOME  (LOSS) BEFORE INCOME TAXES      20,680       35,288      130,213      (6,038)
INCOME TAXES ......................      7,949       10,248       43,215         813
                                      --------   ----------   ----------   ---------
NET INCOME (LOSS) .................   $ 12,731   $   25,040   $   86,998   $  (6,851)
                                      ========   ==========   ==========   =========
RETAINED EARNINGS
BEGINNING RETAINED EARNINGS .......   $604,303   $  617,034   $  642,074   $ 729,072
NET INCOME (LOSS) .................     12,731       25,040       86,998      (6,851)
                                      --------   ----------   ----------   ---------
ENDING RETAINED EARNINGS ..........   $617,034   $  642,074   $  729,072   $ 722,221
                                      ========   ==========   ==========   =========

   The accompanying notes are an integral part of these financial statements.

                                      F-54

                           HENNESSY FUNERAL HOME, INC.

                            STATEMENTS OF CASH FLOWS

            FOR THE YEARS ENDED DECEMBER 31, 1993, DECEMBER 31, 1994,
             DECEMBER 31,1995 AND THE TEN WEEKS ENDED MARCH 8, 1996

                                                                                  1993         1994        1995          1996
                                                                                ---------    --------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) ........................................................   $  12,731    $ 25,040    $  86,998    $  (6,851)
   Adjustments to reconcile net income (loss) to net cash provided by operating  activities-
         Depreciation and amortization ......................................      66,560      59,389       56,524       18,654
         (Increase) decrease in accounts receivable .........................      48,979     (21,993)     (29,910)     (11,686)
        (Increase) decrease in inventories and other current assets .........      (1,098)     (6,937)      (7,045)       3,026
         Increase (decrease) in accounts payable ............................       9,058     (10,708)      57,200      (65,633)
         Increase (decrease) in accrued liabilities .........................       4,160      (7,350)      55,749      (42,169)
                                                                                ---------    --------    ---------    ---------
                             Net cash provided by operating activities ......     140,390      37,441      219,516     (104,659)
                                                                                ---------    --------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Collections on notes receivable from officer ............................       8,246        --        --                 0
  Purchase of property, plant and equipment ................................     (35,721)    (11,454)    (109,201)            0
                                                                                ---------    --------    ---------    ---------
                             Net cash used in investing activities ..........    (27,475)    (11,454)    (109,201)            0
                                                                                ---------    --------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Short-term borrowings from shareholder ..................................           0           0       20,315            0
    Additional long-term borrowings .........................................      16,035           0            0            0
   Payments on long-term debt ...............................................     (85,268)    (45,402)           0            0
                                                                                ---------    --------    ---------    ---------
                             Net cash used by financing  activities .........     (69,233)    (45,402)      20,315            0
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ........................      43,682     (19,415)     130,630     (104,659)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ............................      37,772      81,454       62,039      192,669
                                                                                ---------    --------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ..................................   $  81,454    $ 62,039    $ 192,669    $  88,010
                                                                                =========    ========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid ............................................................   $  18,244    $  3,646            0    $     356
                                                                                =========    ========    =========    =========
   Taxes paid ...............................................................   $  15,980    $  4,634    $   7,581    $   1,697
                                                                                =========    ========    =========    =========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

The Company sold an automobile to it's majority shareholder at book value. In conjuction with the sale the following asset was acquired and liability was retired:
Note receivable shareholder .................................................   $       0    $      0    $       0    $  39,022
                                                                                =========    ========    =========    =========
Note payable shareholder, including accrued interest ........................   $       0    $      0    $       0    $  21,673
                                                                                =========    ========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                                      F-55

                           HENNESSY FUNERAL HOME, INC.

                          NOTES TO FINANCIAL STATEMENTS

              FOR YEARS ENDED DECEMBER 31,1993, DECEMBER 31, 1994,
         AND DECEMBER 31, 1995 AND FOR THE TEN WEEKS ENDED MARCH 8, 1996

1.  ORGANIZATION/NATURE OF OPERATIONS

Hennessy Funeral Home, Inc. (the Company), was organized under the laws of the State of Ohio on October 11, 1973. The Company owns and operates 2 funeral homes in Ohio. The Company performs personal and professional services related to funerals at its funeral homes. Prearranged funerals are marketed in the geographic markets served by the Company's funeral service locations.

Effective March 8, 1996, all of the Company's stock was sold to Carriage Funeral Holdings, Inc. for aggregate consideration of $2,791,370.74.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REVENUES

The Company records the sale of funeral merchandise and services upon performance.

TRUST FUNDS

The Company is generally required by state laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the Company only in the event of death of the purchaser and are refundable to the purchaser under certain state laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the purchaser of the prearranged funeral contract and interest earned on such funds is deferred until performance of the specified service.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

INVENTORY

The effect of changes in inventories is included in merchandise costs at the lower of its cost basis (as determined by the specific identification method) or market.

PROPERTY, PLANT AND EQUIPMENT

Furniture, leasehold improvements and equipment are capitalized at cost. Expenditures for major additions and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the related assets are charged to operations as incurred. Maintenance and repairs amounted to $27,413, $27,414, $33,311, and $7,107, for the years ended December 31, 1993 and December 31,1994, December 31, 1995 and for the ten weeks ended March 8, 1996 respectively. Dispositions are removed at cost less accumulated depreciation.

Depreciation is provided over the estimated useful lives of the depreciable assets as follows:
                                                YEARS                 METHOD
Leasehold Improvements ..............         7 - 15 years         Straight-line
Furniture and fixtures ..............         5 - 10 years         Straight-line
Other ...............................         5 years              Straight-line

                                      F-56

Depreciation expense for the years ended December 31, 1993, December 31, 1994, December 31, 1995, and the ten weeks ended March 8, 1996 were as follows:

1993 .................................................                   $65,360
1994 .................................................                    58,189
1995 .................................................                    55,324
1996 .................................................                    18,431

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), " Accounting for Income Taxes". Under SFAS No. 109, the Company determines deferred tax assets and liabilities based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  INCOME TAXES:

There are no significant temporary differences between the Company's financial statement and tax bases of accounting. In addition, the Company's effective tax rate materially approximates the applicable statutory rate.

Income taxes expensed for the year ended December 31, 1993, December 31, 1994, and December 31, 1995 and for the ten weeks ended March 8, 1996 consisted of:

                                     1993         1994          1995        1996
                                   -------       -------       -------      ----
Current:
    U.S. federal ...........       $ 3,100       $ 6,418       $32,233      $  0
    State ..................         4,849         3,830        10,982       813
                                   -------       -------       -------      ----
                                   $ 7,949       $10,248       $43,215      $813
                                   -------       -------       -------      ----

4.  RELATED PARTY TRANSACTIONS

The Company leases two funeral homes and adjoining parking areas from its' shareholders. The terms of these leases are contained in note 5.

The Company also accrued interest at 9% on a note payable to its' majority shareholder. The $20,314.75 note was dated May 18, 1995. Interest expensed on this note for the year ending December 31, 1995 was $1,002 and for the ten weeks ended March 8, 1996 was $356. The note was retired on March 8, 1996.

5.  LEASES

The company leases the Akron and Tallmadge funeral homes under operating leases from its' shareholders.

The Akron funeral home and adjoining parking lots are leased from the Company's majority shareholder and other family members. The lease is a ten year lease with options to renew the lease for two additional five year periods. Rent is payable in monthly installments of $2,754.

                                      F-57

Additional parking space is leased from the majority shareholder under a 5 year lease dated September 1, 1991. Rent was payable in monthly installments of $785. This lease included a 5 year option to renew, however as a result of the merger with Carriage Funeral Services, Inc. (see note 7) a new 10 year lease with 3 five year options to renew was signed with the surviving corporation on March 8, 1996. Monthly rental beginning March 8, 1996 is $943.50.

The Tallmadge funeral home was leased from the Company's shareholders. The lease dated September 1, 1991 included a 5 year option to renew. Rent was payable in monthly installments of $3,850. The Tallmadge funeral home was sold by the shareholders to the surviving corporation as part of the merger with Carriage Funeral Services, Inc.

Rental expense to the shareholders under the terms of the above leases for the years ending December 31, 1993, December 31, 1994 and December 31, 1995 and for the ten weeks ending March 8, 1996 were as follows:

                              1993          1994         1995          1996
                            -------       -------       -------       -------
Akron funeral home          $31,600       $34,400       $33,000        $7,000
Akron lots                    8,940         8,940         8,940         2,085
Tallmadge funeral home       46,119        46,119        46,119         8,711
                            -------       -------       -------       -------
                            $86,659       $89,459       $88,059       $17,796
                            -------       -------       -------       -------

Future minimum rental payments applicable to the lease arrangements at March 8, 1996 are as follows:
                                  AKRON FUNERAL HOME   AKRON LOTS    TALLMADGE
December 31, 1996 .............         $24,786         $ 6,605         $0
December 31, 1997 .............          33,048          11,322          0
December 31, 1998 .............          33,048          11,322          0
December 31, 1999 .............          33,048          11,322          0
December 31, 2000 .............          33,048          11,322          0
Thereafter ....................          22,032          61,327          0

6.  DEFINED CONTRIBUTION PENSION PLAN

The Company provides a Simplified Employee Pension (SEP) defined contribution plan for its employees. The Company determines its share of the contribution to the plan annually. The Company's contribution to the plan for the years ending December 31, 1993, December 31, 1994 and December 31, 1995 and for the ten weeks ended March 8, 1996 were as follows:

1993 .................................................                   $34,862
1994 .................................................                    26,986
1995 .................................................                    43,814
1996 .................................................                     8,576

7.  SUBSEQUENT EVENTS

At the close of business on March 8, 1996, the Company merged with Carriage Funeral Services, Inc. Under terms of the agreement, the Company's shareholders received approximately 82% of the proceeds in Series D voting preferred stock with a dividend rate of 6.25% per annum. As structured, the transaction is intended to qualify as a reverse triangular merger under Internal Revenue Code
Section 368(a)(1)(A) and 368 (a)(2)(E), and appears to meet the requirements for a tax-free reorganization. Additionally, the surviving corporation acquired the funeral home located in Tallmadge, Ohio from the Company's shareholders. Also, the agreement contains covenants not to compete and employment contracts with the shareholders.

                                      F-58

                        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
James E. Drake Funeral Home, Inc.:

We have audited the accompanying statements of operations of James E. Drake Funeral Home, Inc. and the related statements of cash flows and stockholders' equity for the period from December 1, 1995, to February 29, 1996, and the years ended November 30, 1995 and November 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of James E. Drake Funeral Home, Inc., and its cash flows for the period from December 1, 1995, to February 29, 1996, and the years ended November 30, 1995 and November 30, 1994, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 28, 1996

                                      F-59

                        JAMES E. DRAKE FUNERAL HOME, INC.

                            STATEMENTS OF OPERATIONS

           FOR THE PERIOD FROM DECEMBER 1, 1995, TO FEBRUARY 29, 1996, AND THE YEARS ENDED NOVEMBER 30, 1995 AND NOVEMBER 30, 1994

                                                1994        1995         1996
                                              --------    --------    ---------
REVENUES .................................    $635,070    $698,665    $ 129,304
COSTS AND EXPENSES .......................     517,039     582,688      128,245
                                              --------    --------    ---------
     GROSS PROFIT ........................     118,031     115,977        1,059
GENERAL AND ADMINISTRATIVE EXPENSES ......      24,583      30,476        3,706
                                              --------    --------    ---------
     OPERATING INCOME (LOSS) .............      93,448      85,501       (2,647)
OTHER INCOME .............................         250       2,117       29,466
INTEREST EXPENSE .........................      51,446      47,651       12,174
                                              --------    --------    ---------
INCOME BEFORE INCOME TAXES ...............      42,252      39,967       14,645
INCOME TAX PROVISION .....................      13,464      12,598        4,064
                                              --------    --------    ---------
NET INCOME ...............................    $ 28,788    $ 27,369    $  10,581
                                              ========    ========    =========

   The accompanying notes are an integral part of these financial statements.

                                      F-60

                        JAMES E. DRAKE FUNERAL HOME, INC.

                            STATEMENTS OF CASH FLOWS

           FOR THE PERIOD FROM DECEMBER 1, 1995, TO FEBRUARY 29, 1996, AND THE YEARS ENDED NOVEMBER 30, 1995 AND NOVEMBER 30, 1994

                                                                          1994          1995        1996
                                                                        ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income .......................................................   $  28,788    $  27,369    $  10,581
   Adjustments to reconcile net income to net cash provided by operating  activities-
         Depreciation and amortization ..............................     111,303      103,231       12,812
         Gain on disposition of asset ...............................        --           --        (27,852)
        (Increase) decrease in accounts receivable .................     (47,577)      18,536       31,855
        (Increase) decrease in inventories .........................        (997)     (20,059)       2,334
         Decrease in other assets ...................................      45,335       26,415        9,339
         Increase (decrease) in accounts payable ....................      24,226      (12,953)     (14,952)
         Increase (decrease) in accrued liabilities .................      36,822        4,940       (5,681)
                                                                        ---------    ---------    ---------
              Net cash provided by operating activities                   197,900      147,479       18,436
                                                                        ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Disposition (purchase) of property, plant and equipment ..........    (142,472)       9,240       58,073
                                                                        ---------    ---------    ---------
              Net cash provided by (used in) investing activities ...    (142,472)       9,240       58,073
                                                                        ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds (payments) on long-term debt ............................     (75,191)      47,432      (73,216)
    Dividends paid ..................................................        --        (24,000)        --
    Treasury shares purchased .......................................        --           --       (120,000)
                                                                        ---------    ---------    ---------
              Net cash provided by (used in) financing activities ...     (75,191)      23,432     (193,216)
                                                                        ---------    ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ................     (19,763)     180,151     (116,707)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ....................      75,250       55,487      235,638
                                                                        ---------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ..........................   $  55,487    $ 235,638    $ 118,931
                                                                        =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid ....................................................   $  51,446    $  47,651    $  12,174
                                                                        =========    =========    =========
   Taxes paid .......................................................   $  13,000    $  13,000    $   4,000
                                                                        =========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                                      F-61

                        JAMES E. DRAKE FUNERAL HOME, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

           FOR THE PERIOD FROM DECEMBER 1, 1995, TO FEBRUARY 29, 1996, AND THE YEARS ENDED NOVEMBER 30, 1995 AND NOVEMBER 30, 1994

Balance, December 1, 1993 .................................           $ 211,755
Net Income ................................................              28,788
                                                                      ---------
Balance, November 30, 1994 ................................             240,543
Dividends paid ............................................             (24,000)
Net Income ................................................              27,369
                                                                      ---------
Balance, November 30, 1995 ................................             243,912
Treasury shares purchased, at cost ........................            (120,000)
Net Income ................................................              10,581
                                                                      ---------
Balance, February 29, 1996 ................................           $ 134,493
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                                      F-62

                        JAMES E. DRAKE FUNERAL HOME, INC.

                          NOTES TO FINANCIAL STATEMENTS

           FOR THE PERIOD FROM DECEMBER 1, 1995, TO FEBRUARY 29, 1996, AND THE YEARS ENDED NOVEMBER 30, 1995 AND NOVEMBER 30, 1994

1.  ORGANIZATION/NATURE OF OPERATIONS

James E. Drake Funeral Home, Inc. (the Company), a taxable corporation, was organized under the laws of the State of Kentucky on December 22, 1981. The Company owns and operates two funeral homes in Kentucky. The Company performs personal and professional services related to funerals at its funeral homes. Prearranged funerals are marketed in the markets served by the Company's funeral service locations.

Effective March 1, 1996, all of the Company's stock was sold to Carriage Funeral Holdings, Inc. for aggregate consideration in excess of the recorded amounts of the Company's net assets.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUES

The Company recognizes revenue upon performance of funeral services and sale of related funeral merchandise.

TRUST FUNDS

The Company is generally required by state laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the Company only in the event of death of the purchaser and are refundable to the purchaser under certain state laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the purchaser of the prearranged funeral contract and interest earned on such funds is deferred until performance of the specified service.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost (as determined by the specific identification method) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are capitalized at cost. Expenditures for major additions and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the related assets are charged to operations as incurred. Maintenance and repairs totaled $1,243, $13,525 and $10,188 for the period from December 1, 1995 to February 29, 1996, and the years ended November 30, 1995 and November 30, 1994, respectively. Dispositions are removed at cost less accumulated depreciation.

Depreciation is provided over the estimated useful lives of the depreciable assets as follows:
                                            YEARS             METHOD
Building and improvements ...........       10-25       Straight line
Furniture and fixtures ..............       5-7         Double-Declining Balance
Other ...............................       3-5         Double-Declining Balance

                                      F-63

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), " Accounting for Income Taxes." Under SFAS No. 109, the Company determines deferred tax assets and liabilities based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  INCOME TAXES

There are no significant temporary differences between the Company's financial statement and tax bases of accounting. The income tax provision for the period from December 1, 1995 to February 29, 1996, and the years ended November 30, 1995 and November 30, 1994, consisted of:

                                                 1994         1995        1996
                                               ---------    ---------   --------
Current:
    U.S. federal .........................      $10,974      $10,199      $3,198
    State ................................        2,490        2,399         866
                                                -------      -------      ------
   Total income tax provision ............      $13,464      $12,598      $4,064
                                                -------      -------      ------

The Company is an accrual basis taxpayer. The Company is generally subject to a marginal U.S. federal rate of 15% because of the level of the Company's taxable income. However, in instances in which the Company's taxable income exceeds a specified level, it becomes subject to a higher U.S. federal marginal tax rate. The differences in the income taxes recorded by the Company and the income taxes provided for by applying the federal statutory rate to the Company's pre-tax income for the period from December 1, 1995 to February 29, 1996, and the years ended November 30, 1995 and November 30, 1994, are summarized as follows:

                                                              1994   1995   1996
                                                              ----   ----   ----
   U.S. federal statutory rate .............................   15%    15%    15%
   Effect of graduated U.S. federal rate ...................    4      3     --
   Effect of state income taxes ............................    4      4      4
   Effect of non-deductible depreciation and amortization ..    9     10      9
                                                              ----   ----   ----
Total income tax provision .................................   32%    32%    28%
                                                              ====   ====   ====

4.  COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company has entered into operating leases for certain facilities and equipment utilized in its business. For the period from December 1, 1995 to February 29, 1996, and the years ended November 30, 1995 and November 30, 1994, lease expense totaled $2,014, $9,480 and $8,146, respectively.

LEGAL MATTERS

In the normal course of its operations, the Company has become involved in a legal dispute. In this case, the Company has been named as one of several defendants in a suit in which the plaintiff alleges, among other things, defamation. The Company believes it has meritorious defenses in this case and believes that a decision adverse to the Company in this dispute would not have a material effect on the results of operations of the Company.

                                      F-64

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Dwayne R. Spence Funeral Home, Inc.:

We have audited the accompanying statements of operations of Dwayne R. Spence Funeral Home, Inc. and the related statements of shareholder's equity and cash flows for the period from January 1, 1996 to March 29, 1996, the years ended December 31, 1995 and December 31, 1994, and the three months ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Dwayne R. Spence Funeral Home, Inc., and its cash flows for the period from January 1, 1996 to March 29, 1996, the years ended December 31, 1995 and December 31, 1994, and the three months ended December 31, 1993, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Houston, Texas
May 28, 1996

                                      F-65

                       DWAYNE R. SPENCE FUNERAL HOME, INC.

                            STATEMENTS OF OPERATIONS

             FOR THE PERIOD FROM JANUARY 1, 1996 TO MARCH 29, 1996,
            THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994,
                   AND THE THREE MONTHS ENDED DECEMBER 31,1993

                                        1993         1994           1995          1996
                                      --------   -----------    -----------    ---------
REVENUES ..........................   $309,814   $ 1,167,952    $ 1,141,311    $ 313,941
COSTS AND EXPENSES ................    265,182     1,069,009      1,031,445      363,288
                                      --------   -----------    -----------    ---------
           GROSS PROFIT (LOSS) ....     44,632        98,943        109,866      (49,347)
GENERAL AND ADMINISTRATIVE EXPENSES      8,105        33,414         31,525        7,126
                                      --------   -----------    -----------    ---------
           OPERATING INCOME (LOSS)      36,527        65,529         78,341      (56,473)
OTHER (INCOME) EXPENSE ............      6,575        (8,382)        (9,373)         (92)
INTEREST EXPENSE ..................        349         7,705         11,590          157
                                      --------   -----------    -----------    ---------
INCOME (LOSS) BEFORE INCOME TAXES .     29,603        66,206         76,124      (56,538)
INCOME TAX PROVISION (BENEFIT) ....      5,624        14,199         17,075      (10,742)
                                      --------   -----------    -----------    ---------
NET INCOME (LOSS) .................   $ 23,979   $    52,007    $    59,049    $ (45,796)
                                      ========   ===========    ===========    =========

   The accompanying notes are an integral part of these financial statements.

                                      F-66

                       DWAYNE R. SPENCE FUNERAL HOME, INC.

                            STATEMENTS OF CASH FLOWS

             FOR THE PERIOD FROM JANUARY 1, 1996 TO MARCH 29, 1996,
            THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994,
                   AND THE THREE MONTHS ENDED DECEMBER 31, 1993

                                                                              1993         1994        1995         1996
                                                                            --------    ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) ....................................................   $ 23,979    $  52,007    $  59,049    $ (45,796)
   Adjustments to reconcile net income (loss) to net cash provided by
            (used in) operating  activities-
         Depreciation and amortization ..................................     17,631       73,594       73,200       13,343
         (Increase) decrease in accounts receivable .....................    (62,494)       7,770       95,910        6,538
         (Increase) decrease in inventories and other current assets ...     21,751        5,099      (32,371)     (10,126)
         Increase (decrease) in accounts payable ........................     13,570       (3,014)      35,062       (2,756)
         Increase (decrease) in accrued liabilities .....................     33,025       26,296      (98,971)      31,644
                                                                            --------    ---------    ---------    ---------
                   Net cash provided by (used in) operating activities ..     47,462      161,752      131,879       (7,153)
                                                                            --------    ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:

   (Purchase of) proceeds from disposition of property, plant and
            equipment ...................................................      7,881     (108,458)     (26,314)      (2,359)
                                                                                        ---------    ---------    ---------
                   Net cash provided by (used in) investing activities ..      7,881     (108,458)     (26,314)      (2,359)
                                                                            --------    ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds (payments) on long-term debt ................................    (69,371)      38,411      (54,149)      26,076
                                                                            --------    ---------    ---------    ---------
                   Net cash provided by (used in) financing activities ..    (69,371)      38,411      (54,149)      26,076
                                                                            --------    ---------    ---------    ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ....................    (14,028)      91,705       51,416       16,564
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ........................     47,719       33,691      125,396      176,812
                                                                            --------    ---------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ..............................   $ 33,691    $ 125,396    $ 176,812    $ 193,376
                                                                            ========    =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid ........................................................   $    349    $   7,705    $  11,590    $     157
                                                                            ========    =========    =========    =========
   Taxes paid ...........................................................   $  4,500    $  20,000    $   9,000    $   2,250
                                                                            ========    =========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                                      F-67

                       DWAYNE R. SPENCE FUNERAL HOME, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

             FOR THE PERIOD FROM JANUARY 1, 1996 TO MARCH 29, 1996, THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994
                  AND THE THREE MONTHS ENDED DECEMBER 31, 1993


Balance, October 1, 1993 ................................             $ 424,513
Net Income ..............................................                23,979
                                                                      ---------
Balance, December 31, 1993 ..............................               448,492
Net Income ..............................................                52,007
                                                                      ---------
Balance, December 31,1994 ...............................               500,499
Net Income ..............................................                59,049
                                                                      ---------
Balance, December 31, 1995 ..............................               559,548
Net Loss ................................................               (45,796)
                                                                      ---------
Balance, March 29, 1996 .................................             $ 513,752
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                                      F-68

                       DWAYNE R. SPENCE FUNERAL HOME, INC.

                          NOTES TO FINANCIAL STATEMENTS

             FOR THE PERIOD FROM JANUARY 1, 1996 TO MARCH 29, 1996,
            THE YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994,
                  AND THE THREE MONTHS ENDED DECEMBER 31, 1993

1.   ORGANIZATION /NATURE OF OPERATIONS

Dwayne R. Spence Funeral Home, Inc. (the Company), a taxable corporation, was organized in 1977 in the state of Ohio. The Company owns and operates two funeral homes in Ohio. The Company performs personal and professional services related to funerals at its funeral homes. Prearranged funerals are marketed in the markets served by the Company's funeral service locations.

Effective March 29, 1996, all of the Company's capital stock was sold to Carriage Funeral Holdings, Inc. for aggregate consideration in excess of the recorded amounts of the Company's net assets.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUES

The Company recognizes revenue upon performance of funeral services and sale of related merchandise.

TRUST FUNDS

The Company is generally required by state laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the Company only in the event of death of the purchaser and are refundable to the purchaser under certain state laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the purchaser of the prearranged funeral contract, and interest earned on such funds is deferred until performance of the specified service.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost (as determined by the specific identification method) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are capitalized at cost. Expenditures for major additions and improvements are capitalized while minor replacements, maintenance and repairs which do not improve or extend the life of the related assets are charged to operations as incurred. Maintenance and repairs totaled $12,593, $33,098, $36,370 and $8,197 for the period from January 1, 1996 to March 29, 1996, the years ended December 31, 1995 and December 31, 1994, and the three months ended December 31, 1993, respectively. Dispositions are removed at cost less accumulated depreciation.

Depreciation is provided over the estimated useful lives of the depreciable assets as follows:

                                            YEARS          METHOD
                                            -----       ------------------------
Buildings and improvements ..........       10-25       Straight line
Furniture and fixtures ..............         5-7       Double-declining balance
Other ...............................         3-7       Double-declining balance

                                      F-69

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under SFAS No. 109, the Company determines deferred tax assets and liabilities based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.  OPERATING LEASES

The Company has entered into operating leases for certain facilities used in its business. For the period from January 1, 1996 to March 29, 1996, the years ended December 31, 1995 and December 31, 1994, and the three months ended December 31, 1993, lease expense totaled approximately $35,250, $139,975, $136,430 and $33,045, respectively. In addition, the Company leases certain equipment from a shareholder. For the period from January 1, 1996 to March 29, 1996, the years ended December 31, 1995 and 1994, and the three months ended December 31, 1993, expense related to this lease totaled $12,827, $29,560, $25,821 and $186, respectively.

4.  INCOME TAXES

There are no significant temporary differences between the Company's financial statement and tax bases of accounting. The provision (benefit) for income taxes for the period from January 1, 1996 to March 29, 1996, the years ended December 31, 1995 and December 31, 1994, and the three months ended December 31, 1993 consisted of:

                                           1993     1994      1995       1996
                                          ------   -------   -------   --------
Current:
  U.S. federal ........................   $4,440   $11,551   $14,031   $ (8,481)

  State ...............................    1,184     2,648     3,044     (2,261)
                                          ------   -------   -------   --------
  Total current provision (benefit) ...   $5,624   $14,199   $17,075   $(10,742)
                                          ======   =======   =======   ========

The Company is an accrual basis taxpayer. The Company is generally subject to a marginal U.S. federal rate of 15% because of the level of the Company's taxable income. However, in instances in which the Company's taxable income exceeds a specified level, it becomes subject to a higher U.S. federal marginal tax rate. The differences between the income taxes recorded by the Company and the income taxes provided by applying the U.S. federal statutory rate of 15% to the Company's pre-tax income for the period from January 1, 1996 to March 29, 1996, the years ended December 31, 1995 and December 31, 1994, and the three months ended December 31, 1993 are summarized below:

                                                    1993   1994   1995    1996
                                                    ----   ----   ----    ----
U.S. federal statutory rate ......................    15%    15%    15%    (15%)

Effect of graduated federal statutory rate .......    --      2      3     --

Effect of state income taxes .....................     4      4      4      (4)
                                                     ----   ----   ----    ----


Total income tax provision (benefit) .............    19%    21%    22%    (19%)
                                                     ====   ====   ====    ====

                                      F-70

5.  EMPLOYEE BENEFIT PLAN

Effective January 1, 1995, the Company participates in an employee benefit plan, the Dwayne R. Spence Funeral Home, Inc. 401K Pension Plan, which covers substantially all full-time employees, subject to certain minimum age and length of service requirements. In its sole discretion, the Company can make contributions to the plan. This plan replaced a plan in which the Company participated prior to January 1, 1995. For the period from January 1, 1996 to March 29, 1996, the years ended December 31, 1995 and 1994, and the three months ended December 31, 1993, the employee benefit plan expense totaled $ 0, $18,941, $67,532 and $40,715, respectively.

                                      F-71

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merchant Funeral Home Group:

We have audited the accompanying statements of operations of Merchant Funeral Home Group and the related statements of shareholders' equity and cash flows for the period from July 1, 1995 to April 1, 1996, and the years ended June 30, 1995 and June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Merchant Funeral Home Group, and its cash flows for the period from July 1, 1995 to April 1, 1996, and the years ended June 30, 1995 and June 30, 1994, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Houston, Texas
May 28, 1996

                                      F-72

                           MERCHANT FUNERAL HOME GROUP

                            STATEMENTS OF OPERATIONS

               FOR THE PERIOD FROM JULY 1, 1995 TO APRIL 1, 1996,
               AND THE YEARS ENDED JUNE 30, 1995 AND JUNE 30, 1994

                                             1994         1995          1996
                                          ----------   ----------   -----------
REVENUES ..............................   $1,068,304   $1,289,444   $ 1,041,222
COSTS AND EXPENSES ....................      944,882    1,111,945       864,936
                                          ----------   ----------   -----------
     GROSS PROFIT .....................      123,422      177,499       176,286
GENERAL AND ADMINISTRATIVE EXPENSES ...       66,453      105,355       127,357
                                          ----------   ----------   -----------
     OPERATING MARGIN .................       56,969       72,144        48,929
OTHER (INCOME) EXPENSE ................       22,859       13,623       (16,582)
INTEREST EXPENSE ......................        7,680       19,828         7,885
                                          ----------   ----------   -----------
INCOME BEFORE INCOME TAXES ............       26,430       38,693        57,626
INCOME TAX PROVISION ..................        5,174        7,512        11,943
                                          ----------   ----------   -----------
NET INCOME ............................   $   21,256   $   31,181   $    45,683
                                          ==========   ==========   ===========

   The accompanying notes are an integral part of these financial statements.

                                      F-73

                           MERCHANT FUNERAL HOME GROUP

                            STATEMENTS OF CASH FLOWS

               FOR THE PERIOD FROM JULY 1, 1995 TO APRIL 1, 1996,
               AND THE YEARS ENDED JUNE 30, 1995 AND JUNE 30, 1994

                                                                          1994        1995         1996
                                                                       ---------    --------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ......................................................   $  21,256    $ 31,181    $  45,683
   Adjustments to reconcile net income to net cash provided by
            (used in) operating activities-
         Depreciation and amortization .............................      46,658      54,901       38,502
         (Increase) decrease in accounts receivable ................      12,412     (30,675)      14,054
         (Increase) decrease in inventories and other current assets    (139,623)     10,258      143,949
         Increase (decrease) in accounts payable ...................     (46,646)     (9,467)       2,709
         Increase (decrease) in deferred and other liabilities .....      32,207       2,684          (40)
         Increase (decrease) in accrued liabilities ................      15,858     (24,156)     (23,660)
                                                                       ---------    --------    ---------
              Net cash provided by (used in) operating activities ..     (57,878)     34,726      221,197
                                                                       ---------    --------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment .......................    (102,548)    (23,876)      (1,647)
                                                                       ---------    --------    ---------
              Net cash used in investing activities ................    (102,548)    (23,876)      (1,647)
                                                                       ---------    --------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds (payments) on long-term debt ...........................     223,841       3,523     (138,293)
   Dividends .......................................................        --           --       (40,104)
                                                                       ---------    --------    ---------
              Net cash provided by (used in) financing activities ..     223,841       3,523     (178,397)
                                                                       ---------    --------    ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS ..........................      63,415      14,373       41,153
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ...................       8,436      71,851       86,224
                                                                       ---------    --------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD .........................   $  71,851    $ 86,224    $ 127,377
                                                                       =========    ========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid ...................................................   $   7,680    $ 19,828    $   7,885
                                                                       =========    ========    =========

   The accompanying notes are an integral part of these financial statements.

                                      F-74

                           MERCHANT FUNERAL HOME GROUP

                       STATEMENTS OF SHAREHOLDERS' EQUITY

               FOR THE PERIOD FROM JULY 1, 1995 TO APRIL 1, 1996,
               AND THE YEARS ENDED JUNE 30, 1995 AND JUNE 30, 1994

Balance, October 1, 1993 ................................             $ 142,620
Net income ..............................................                21,256
                                                                      ---------
Balance, June 30, 1994 ..................................               163,876
Net Income ..............................................                31,181
                                                                      ---------
Balance, June 30, 1995 ..................................               195,057
Dividends paid ..........................................               (40,104)
Net income ..............................................                45,683
                                                                      ---------
Balance, April 1, 1996 ..................................             $ 200,636
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                                      F-75

                           MERCHANT FUNERAL HOME GROUP

                          NOTES TO FINANCIAL STATEMENTS

               FOR THE PERIOD FROM JULY 1, 1995 TO APRIL 1, 1996,
               AND THE YEARS ENDED JUNE 30, 1995 AND JUNE 30, 1994

1.  ORGANIZATION/NATURE OF OPERATIONS

Merchant Funeral Home Group (the Company) is comprised of three taxable corporations which own and operate four funeral homes and two cemeteries in Washington and Idaho. The Company performs personal and professional services related to funerals and burials at its various locations. Prearranged funerals are marketed in the geographic markets served by the Company's funeral service locations.

Effective April 1, 1996, all of the Company's stock was sold to Carriage Funeral Services, Inc. for aggregate consideration in excess of the recorded amounts of the Company's net assets.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUES

The Company recognizes revenue upon performance of funeral and interment or entombment services and sale of related funeral merchandise.

PRENEED FUNERAL TRUST

The Company is generally required by state laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the Company only in the event of death of the purchaser and are refundable to the purchaser under certain state laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the purchaser of the prearranged funeral contract and interest earned on such funds is deferred until performance of the specified service.

CEMETERY MERCHANDISE AND SERVICE TRUST

The Company is also generally required, by certain states, to deposit a specified amount into a merchandise and service trust for cemetery merchandise and services sold on a preneed basis. The principal and accumulated earnings of the trust may only be withdrawn upon maturity (generally, death of purchaser) or cancellation of the contracts. Trust fund income is recognized in current revenues as trust earnings accrue, net of current period inflation costs recognized related to the merchandise that has not yet been purchased.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost (as determined by the specific identification method) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are capitalized at cost. Expenditures for major additions and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the related assets are charged to operations as incurred. Maintenance and repairs amounted to $30,351, $45,726 and $38,516 for the period from July 1, 1995 to April 1, 1996, and the years ended June 30, 1995 and June 30, 1994, respectively. Dispositions are removed at cost less accumulated depreciation.

                                      F-76

Depreciation is provided over the estimated useful lives of the depreciable assets as follows:

                                            YEARS           METHOD
                                            -----       ------------------------
Building and improvements ...........       10-25       Straight line
Furniture and fixtures ..............       5-7         Double-Declining Balance
Other ...............................       3-5         Double-Declining Balance

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under SFAS No. 109, the Company determines deferred tax assets and liabilities based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities.


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.  INCOME TAXES

There are no significant temporary differences between the Company's financial statement and tax bases of accounting. The income tax provision for the period from July 1, 1995 to April 1, 1996, and the years ended June 30, 1995 and June 30, 1994 consisted of:

                                                 1994        1995          1996
                                                ------       -----       -------
Current:
    U.S. federal ........................       $4,085       5,933       $ 9,606
    State ...............................        1,089       1,579         2,337
                                                ------       -----       -------
   Total current provision ..............       $5,174       7,512       $11,943
                                                ------       -----       -------
The Company is an accrual basis taxpayer. The Company is generally subject to a marginal U.S. federal rate of 15% because of the level of the Company's taxable income. However, in instances in which the Company's taxable income exceeds a specified level, it would become subject to a higher U.S. federal marginal tax rate. The differences in the income taxes recorded by the Company and the income taxes provided for by applying the U.S. federal statutory rate of 15% to the Company's pre-tax income for the period from July 1, 1995 to April 1, 1996, and the years ended June 30, 1995 and June 30, 1994 are summarized as follows:

                                                          1993     1994     1995
                                                          ----     ----     ----
U.S. federal statutory rate .........................      15%      15%      15%
Effect of state income taxes ........................       4        4        4
Effect of non-deductible expenses and other .........       1       --        2
                                                          ----     ----     ----

        Total income tax provision ..................      20%      19%      21%
                                                          ====     ====     ====

Cash taxes paid for the period from July 1, 1995 to April 1, 1996, and the years ended June 30, 1995 and June 30, 1994 were approximately $14,000, $18,000 and $14,000, respectively.

                                      F-77

4.  OPERATING LEASES

The Company has entered into operating leases for certain facilities and equipment utilized in its business. For the period from July 1, 1995 to April 1, 1996, and the years ended June 30, 1995 and June 30, 1994, lease expense totaled $102,364, $129,748 and $125,554, respectively. The Company paid approximately $18,000, $24,000 and $18,000 of facility lease expense for the period from July 1, 1995 to April 1, 1996, and the years ended June 30, 1995 and June 30, 1994, respectively, to a shareholder.

5.  EMPLOYEE BENEFIT PLAN

Effective July 1, 1993, the Company began participation in an employee benefit plan, the Merchant Funeral Home, Inc. Profit Sharing Plan, which covers substantially all of the Company's full-time employees, subject to certain minimum age and length of service requirements. In its sole discretion, the Company can make contributions to the plan. Expenses related to the plan were $0, $0 and $24,973 for the period from July 1, 1995 to April 1, 1996, and the years ended June 30, 1995 and June 30, 1994, respectively.

                                      F-78

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholder of
  Vail Holt Memorial Funeral Home, Inc.
  Madison, Indiana

     We have audited the balance sheets of Vail Holt Memorial Funeral Home, Inc. as of June 30, 1996, and December 31, 1995, 1994, and 1993, and the related statements of income, retained earnings, and cash flows for the six-month period and years then ended, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vail Holt Memorial Funeral Home, Inc. as of June 30, 1996, and December 31, 1995, 1994, and 1993 and the results of operations and its cash flows for the six-month period and years then ended, respectively, in conformity with generally accepted accounting principles.

McCAULEY, NICOLAS & COMPANY, LLC
Certified Public Accountants

New Albany, Indiana
July 8, 1996

                                      F-79

                     VAIL HOLT MEMORIAL FUNERAL HOME, INC.
                                 BALANCE SHEETS
              JUNE 30, 1996 AND DECEMBER 31, 1995, 1994, AND 1993

                                                                   DECEMBER 31,
                                         JUNE 30,    ----------------------------------------
                                           1996          1995          1994          1993
                                       ------------  ------------  ------------  ------------
               ASSETS
Current Assets:
     Cash (Note 1)...................  $     22,100  $     13,437  $      2,805  $     22,688
     Accounts receivable, net (Note
       3)............................       118,598       133,573       167,726        79,610
     Inventory (Note 1)..............        22,283        22,600        17,934        12,561
                                       ------------  ------------  ------------  ------------
          Total current assets.......       162,981       169,610       188,465       114,859
                                       ------------  ------------  ------------  ------------
Property and Equipment (Notes 1 and 5):
     Leasehold improvements..........       103,476        99,397        97,147        97,147
     Equipment and fixtures..........       171,953       158,706       146,506       136,070
     Vehicles........................       131,185       131,185       100,309       100,309
                                       ------------  ------------  ------------  ------------
                                            406,614       389,288       343,962       333,526
     Less accumulated depreciation...      (296,395)     (283,640)     (260,266)     (241,660)
                                       ------------  ------------  ------------  ------------
          Net property and
             equipment...............       110,219       105,648        83,696        91,866
                                       ------------  ------------  ------------  ------------
Other Assets:
     Deposit.........................         2,025         2,025       --            --
                                       ------------  ------------  ------------  ------------
          TOTAL ASSETS...............  $    275,225  $    277,283  $    272,161  $    206,725
                                       ============  ============  ============  ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Current portion of long-term
       debt (Note 5).................  $      7,854  $      6,654  $      1,782  $     11,920
     Accounts payable................        18,090        19,186        36,966        41,365
     Advance from stockholder........       --            --            --              3,175
     Accrued liabilities (Note 4)....         5,385         4,838         6,393         9,958
                                       ------------  ------------  ------------  ------------
          Total current
             liabilities.............        31,329        30,678        45,141        66,418
                                       ------------  ------------  ------------  ------------

Long-term Liabilities:
     Noncurrent portion of long-term
       debt (Note 5).................        15,292        15,100       --              1,782
                                       ------------  ------------  ------------  ------------
          Total long-term
             liabilities.............        15,292        15,100       --              1,782
                                       ------------  ------------  ------------  ------------
          TOTAL LIABILITIES..........        46,621        45,778        45,141        68,200
                                       ------------  ------------  ------------  ------------
Stockholders' Equity:
     Common stock without par value,
       1,000 shares authorized; 100
       shares issued and
       outstanding...................         4,442         4,442         4,442         4,442
     Additional paid-in capital......         5,404         5,404         5,404         5,404
     Retained earnings...............       218,758       221,659       217,174       128,679
                                       ------------  ------------  ------------  ------------
          TOTAL STOCKHOLDERS'
             EQUITY..................       228,604       231,505       227,020       138,525
                                       ------------  ------------  ------------  ------------
          TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY....  $    275,225  $    277,283  $    272,161  $    206,725
                                       ============  ============  ============  ============

    The accompanying notes are an integral part of the financial statements.

                                      F-80

                     VAIL HOLT MEMORIAL FUNERAL HOME, INC.
                              STATEMENT OF INCOME
        FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 AND THE YEARS ENDED
                       DECEMBER 31, 1995, 1994, AND 1993

                                        SIX MONTHS               YEAR ENDED
                                          ENDED                 DECEMBER 31,
                                         JUNE 30,    ----------------------------------
                                           1996         1995        1994        1993
                                        ----------   ----------  ----------  ----------
Revenues -- Funeral services, net....    $463,214    $  794,587  $  772,233  $  647,342
                                        ----------   ----------  ----------  ----------
Cost of Sales:
     Purchases.......................      77,171       152,581      99,778     142,611
     Other funeral expenses..........       4,818         7,968      10,840      12,028
                                        ----------   ----------  ----------  ----------
          Total cost of sales........      81,989       160,549     110,618     154,639
                                        ----------   ----------  ----------  ----------
          Gross profit...............     381,225       634,038     661,615     492,703
                                        ----------   ----------  ----------  ----------
Operating Expenses:
     Compensation....................     121,185       241,255     224,011     204,653
     Payroll taxes...................      12,506        19,647      18,503      16,427
     Rent (Note 7)...................      35,168        70,046      71,674      40,435
     Depreciation (Note 1)...........      12,755        23,373      18,606      19,053
     Insurance.......................      10,474        17,496      17,858      15,190
     Operating leases (Note 7).......      24,233        52,334      28,230      20,206
     Contract labor..................       3,920         9,626       9,052       4,020
     Automobile expenses.............      12,243        16,259      13,796      11,677
     Advertising.....................       1,772         6,046      11,277      13,322
     Provision for bad debts.........      25,932        39,898      57,922      19,090
     Repairs and maintenance.........       5,856        12,806      11,957      18,128
     Utilities and telephone.........       9,858        17,018      12,623      11,016
     Legal and professional fees.....       9,542        14,527       6,899       5,601
     Office and postage..............       4,405        11,685       4,546       4,712
     Taxes and licenses..............       4,885         1,443       4,008       2,436
     Miscellaneous...................       9,874         7,236       9,880      15,398
                                        ----------   ----------  ----------  ----------
          Operating expenses.........     304,608       560,695     520,842     421,364
                                        ----------   ----------  ----------  ----------
          Income from operations.....      76,617        73,343     140,773      71,339
Other Income (Expense):
     Interest income.................          39            78       2,685         218
     Gain on sale of asset...........      --             8,442      --          --
     Interest expense................      (1,117)       (1,228)     --          (2,368)
                                        ----------   ----------  ----------  ----------
          Net income (Note 6)........    $ 75,539    $   80,635  $  143,458  $   69,189
                                        ==========   ==========  ==========  ==========

    The accompanying notes are an integral part of the financial statements.

                                      F-81

                     VAIL HOLT MEMORIAL FUNERAL HOME, INC.
                         STATEMENT OF RETAINED EARNINGS
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 AND THE
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                                           SIX MONTHS               YEAR ENDED
                                             ENDED                 DECEMBER 31,
                                            JUNE 30,    ----------------------------------
                                              1996         1995        1994        1993
                                           ----------   ----------  ----------  ----------
Balances, beginning of period...........    $221,659    $  217,174  $  128,679  $   88,182
Net income for the period...............      75,539        80,635     143,458      69,189
Distribution paid.......................     (78,440)      (76,150)    (54,963)    (28,692)
                                           ----------   ----------  ----------  ----------
Balances, end of period.................    $218,758    $  221,659  $  217,174  $  128,679
                                           ==========   ==========  ==========  ==========

    The accompanying notes are an integral part of the financial statements.

                                      F-82

                     VAIL HOLT MEMORIAL FUNERAL HOME, INC.
                            STATEMENT OF CASH FLOWS
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 AND THE
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                                           SIX MONTHS                  YEAR ENDED
                                             ENDED                    DECEMBER 31,
                                            JUNE 30,    ----------------------------------------
                                              1996          1995          1994          1993
                                           ----------   ------------  ------------  ------------
Cash flows from operating activities:
     Cash received from customers.......   $  452,257   $    788,842  $    626,195  $    631,736
     Cash paid to suppliers and
       employees........................     (348,142)      (681,974)     (568,269)     (550,764)
     Interest paid......................       (1,117)        (1,228)      --             (2,368)
     Interest received..................           39             78         2,685           218
                                           ----------   ------------  ------------  ------------
          Net cash provided by operating
             activities.................      103,037        105,718        60,611        78,822
                                           ----------   ------------  ------------  ------------
Cash flows from investing activities:
     Purchase of equipment..............      (17,326)       (61,883)      (10,436)      (28,581)
     Proceeds from disposal of
       equipment........................       --             25,000       --            --
     Proceeds from note receivable......       --            --            --             14,925
                                           ----------   ------------  ------------  ------------
          Net cash used by investing
             activities.................      (17,326)       (36,883)      (10,436)      (13,656)
                                           ----------   ------------  ------------  ------------
Cash flows from financing activities:
     Proceeds from issuance of note
       payable..........................        4,849         41,452       --            --
     Principal payments on note
       payable..........................       (3,457)       (21,480)      (11,920)       (8,587)
     Deposit on operating leases........       --             (2,025)      --            --
     Payments to stockholder............       --            --             (3,175)       (3,712)
     Distributions to stockholder.......      (78,440)       (76,150)      (54,963)      (28,692)
                                           ----------   ------------  ------------  ------------
          Net cash used by financing
             activities.................      (77,048)       (58,203)      (70,058)      (40,991)
                                           ----------   ------------  ------------  ------------
Net increase (decrease) in cash.........        8,663         10,632       (19,883)       24,175
Cash at beginning of period.............       13,437          2,805        22,688        (1,487)
                                           ----------   ------------  ------------  ------------
Cash at end of period...................   $   22,100   $     13,437  $      2,805  $     22,688
                                           ==========   ============  ============  ============

    The accompanying notes are an integral part of the financial statements.

                                      F-83

                     VAIL HOLT MEMORIAL FUNERAL HOME, INC.
                      STATEMENT OF CASH FLOWS (CONTINUED)
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 AND THE
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                                           SIX MONTHS                YEAR ENDED
                                             ENDED                  DECEMBER 31,
                                            JUNE 30,    ------------------------------------
                                              1996         1995         1994         1993
                                           ----------   ----------  ------------  ----------
Cash flows from operating activities:
     Net income.........................    $ 75,539    $   80,635  $    143,458  $   69,189
     Adjustments to reconcile net income
       to net cash provided (used) by
       operating activities:
          Provision for losses on
             uncollectible trade
             receivables................      25,932        39,898        57,922      19,090
          Depreciation..................      12,755        23,373        18,606      19,053
          Gain on sale of assets........      --            (8,442)      --           --
     Change in assets and liabilities:
          (Increase) in accounts
             receivable.................     (10,957)       (5,745)     (146,038)    (17,348)
          (Increase) decrease in
             inventory..................         317        (4,666)       (5,373)     (1,461)
          (Decrease) in accounts
             payable....................      (1,096)      (17,780)       (4,399)    (14,325)
          Increase (decrease) in accrued
             liabilities................         547        (1,555)       (3,565)      4,624
                                           ----------   ----------  ------------  ----------
               Net cash provided by
                  operating
                  activities............    $103,037    $  105,718  $     60,611  $   78,822
                                           ==========   ==========  ============  ==========

    The accompanying notes are an integral part of the financial statements.

                                      F-84

                     VAIL HOLT MEMORIAL FUNERAL HOME, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     This summary of significant accounting policies of Vail Holt Memorial Funeral Home, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

  NATURE OF OPERATIONS:

     Vail Holt Memorial Funeral Home, Inc. is a privately-held corporation with funeral homes located in Hanover and Madison, Indiana. The Company provides a variety of services associated with funeral arrangements.

  STATEMENT OF CASH FLOWS:

     The Company maintains one checking account, regular passbook savings account, and petty cash fund which it classifies as cash for purposes of the statement of cash flows.

  INVENTORIES:

     Inventories consisting of caskets, vaults, and funeral supplies are valued at the lower of cost (generally determined on a first-in, first-out basis) or market.

  PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred; renewals or betterments are capitalized. Gain or loss on retirement or disposition of assets is credited or charged to operations, and the respective costs and accumulated depreciation are eliminated from the accounts.

     Depreciation is provided as follows: depreciation of property and equipment is provided on the basis of estimated useful lives of the assets using the straight-line and declining-balance methods. The estimated useful lives are 5 to 7 years for equipment and fixtures, 5 years for vehicles, and 7 to 39 years for leasehold improvements.

  ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities (and disclosure of contingent assets and liabilities, if any) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amount of cash, receivables, payables, and short-term and long-term debt obligations approximates their fair market values.

3.  ACCOUNTS RECEIVABLE:

                                                                 DECEMBER 31,
                                           JUNE 30,   ----------------------------------
                                             1996        1995        1994        1993
                                           --------   ----------  ----------  ----------
Accounts receivable -- trade............   $276,148   $  265,191  $  259,446  $  113,408
Less: allowance for uncollectible
  accounts..............................    157,550      131,618      91,720      33,798
                                           --------   ----------  ----------  ----------
Net accounts receivable -- trade........   $118,598   $  133,573  $  167,726  $   79,610
                                           ========   ==========  ==========  ==========

                                      F-85

                     VAIL HOLT MEMORIAL FUNERAL HOME, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  ACCRUED LIABILITIES:

     Accrued liabilities at the end of each respective period consist of the following:

                                                                 DECEMBER 31,
                                           JUNE 30,   ----------------------------------
                                             1996        1995        1994        1993
                                           --------   ----------  ----------  ----------
Accrued payroll tax withholdings........   $  3,068   $    2,639  $    1,828  $    6,431
Accrued sales tax.......................      2,039        2,085       4,521       2,567
Other...................................        278          114          44         960
                                           --------   ----------  ----------  ----------
Total...................................   $  5,385   $    4,838  $    6,393  $    9,958
                                           ========   ==========  ==========  ==========

5.  LONG-TERM DEBT:

     Long-term debt at June 30, 1996, December 31, 1995, 1994, and 1993 consists of the following:


                                                            DECEMBER 31,
                                          JUNE 30,   ---------------------------
                                            1996       1995     1994      1993
                                           -------   -------   -------   -------

8.5% note payable to Madison Bank and Trust Company, payable $687 monthly, including interest, through December, 1998, secured by a vehicle with a cost of $30,876
  and a book value of $25,365 ..........   $18,497   $21,754   $  --     $  --

20.896% note payable to Excel Financial Co., payable $149 monthly, including interest, through March, 2000, secured by equipment with a cost of $4,849 and
  a book value of $4,572 ...............     4,649      --        --        --

12% note payable to Madison First Federal Saving and Loan Association, payable
  $606 monthly, including interest, secured by
  deposit account ......................      --        --       1,782     8,398

10.944% note payable to Madison Bank
  and Trust Company, payable $617
  monthly, including interest,
  secured by a
  van ..................................      --        --        --       5,304
                                           -------   -------   -------   -------
                                            23,146    21,754     1,782    13,702
Less current portion ...................     7,854     6,654     1,782    11,920
                                           -------   -------   -------   -------
Noncurrent portion of long-term
debt ...................................   $15,292   $15,100   $  --     $ 1,782
                                           =======   =======   =======   =======

     The following are the maturities of long-term debt:


June 30, 1997........................  $   7,854
June 30, 1998........................  $   8,677
June 30, 1999........................  $   5,377
June 30, 2000........................  $   1,238

6.  INCOME TAXES:

     The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be treated as an S corporation. In lieu of corporation income taxes, the stockholder of an S corporation is taxed on his proportionate share of the Company's taxable income. The State of Indiana also recognizes the S corporation. Accordingly, there is no provision for federal or state income taxes for the six months ended June 30, 1996, and the years ended December 31, 1995, 1994, and 1993.

                                      F-86

                     VAIL HOLT MEMORIAL FUNERAL HOME, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  RELATED PARTY TRANSACTIONS AND LEASE COMMITMENTS:

     The Company leases vehicles from unrelated parties under operating leases with two-year terms. These payments are recorded under operating leases in the financial statements. The following is a schedule of the future minimum rentals under these leases at June 30, 1996:


June 30, 1997...........................  $  31,223
June 30, 1998...........................  $   7,476

     Additionally, the Company leases its operating facilities at both its Hanover, Indiana and Madison, Indiana, locations from the stockholder of the Company. The leases are on a month-to-month basis. The total rent expense associated with these facility leases is $35,168, $70,046, $71,674, and $40,435 for the periods June 30, 1996 and December 31, 1995, 1994, and 1993, respectively. In addition, the Company pays all utilities, taxes, insurance, and normal maintenance required for the buildings and property.

8.  BUSINESS COMBINATION:

     On December 31, 1993, the Company purchased substantially all of the operating assets and assumed certain liabilities of Vail Holt Lincoln Funeral Home, Inc. for $15,000 cash payment. The acquisition has been accounted for as a purchase transaction, and the cash paid was allocated to equipment assets at estimated fair value. There was no goodwill recorded as part of this transaction. The Statement of Income for the six month period ending June 30, 1996, and the years ended December 31, 1995 and 1994, include the operating results of the acquired operations.

     The pro forma net income results for the year ended December 31, 1993, had the purchase occurred on January 1, 1993, would have resulted in the following income statement presentation:


Gross revenue........................  $  804,417

Cost of sales........................     182,833
                                       ----------
     Gross profit....................     621,584
Operating expenses...................     515,862
                                       ----------
     Income from operations..........     105,722
Other income, net....................       8,445
                                       ----------
     Net income......................  $  114,167
                                       ==========

9.  ADDITIONAL INFORMATION:

     The Company and the sole stockholder are contemplating the future sale of substantially all the operating assets of the Company to an unrelated party under an Asset Purchase Agreement. However, as of the date of this report, no formal agreements had been executed.

                                      F-87
                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

To the Board of Directors of
  Forest Lawn of Chesnee, Inc.

     I have audited the accompanying statements of operations of Forest Lawn of Chesnee, Inc. and the related statements of cash flows and stockholders' equity for the ten months ended June 26, 1996, and the year ended August 31, 1995. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Forest Lawn of Chesnee, Inc., and its cash flows for the ten months ended June 26, 1996, and the year ended August 31, 1995, in conformity with generally accepted accounting principles.

MICHAEL S. UPTON, CPA, P.A.

Greenville, South Carolina
July 3, 1996


                                      F-88

                          FOREST LAWN OF CHESNEE, INC.
                            STATEMENTS OF OPERATIONS
                     FOR THE TEN MONTHS ENDED JUNE 26, 1996
                       AND THE YEAR ENDED AUGUST 31, 1995


                                              1996          1995
                                          ------------  ------------

REVENUES................................  $  1,217,406  $  1,477,801
COST AND EXPENSES
     Merchandise costs..................       394,562       422,772
     Salaries and wages.................       238,877       305,496
     Depreciation and amortization......       100,155       141,973
     Facilities and grounds.............        66,702        84,329
     Transportation costs...............        11,052        15,874
     Other..............................        75,242        75,998
     Bad Debt Expense...................       114,673        26,796
                                          ------------  ------------
                                             1,001,263     1,073,238
PROMOTIONAL EXPENSE.....................        34,293        51,867
GENERAL AND ADMINISTRATIVE EXPENSES.....       161,382       156,795
                                          ------------  ------------
OPERATING MARGIN........................        20,468       195,901
OTHER INCOME............................         5,375        12,605
INTEREST EXPENSE........................        73,707        81,517
                                          ------------  ------------
INCOME (LOSS) BEFORE INCOME TAXES.......       (47,864)      126,989
INCOME TAXES............................        28,447        35,945
                                          ------------  ------------
NET INCOME..............................  $    (76,311) $     91,044
                                          ============  ============

   The accompanying notes are an integral part of these financial statements.

                                      F-89

                          FOREST LAWN OF CHESNEE, INC.
                            STATEMENTS OF CASH FLOWS
                     FOR THE TEN MONTHS ENDED JUNE 26, 1996
                       AND THE YEAR ENDED AUGUST 31, 1995


                                          1996         1995
                                       ----------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)..................  $  (76,311) $     91,043
  Adjustments to reconcile net income
     to net cash provided by
     operating activities --
       Depreciation and
        amortization.................     100,155       141,973
       (Increase) decrease in
        accounts receivable..........      51,991       (60,244)
       (Increase) decrease in
        inventories and other current
        assets.......................      41,264       (14,044)
       Increase (decrease) in
        accounts payable.............      40,080        (8,265)
       Increase (decrease) in accrued
        liabilities..................     (26,983)       26,118
                                       ----------  ------------
Net cash provided by operating
  activities.........................     130,196       176,581
                                       ----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets...........     (36,228)     (499,449)
                                       ----------  ------------
Net cash used in investing
  activities.........................     (36,228)     (499,449)
                                       ----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on long-term debt.........    (128,119)     (118,734)
  Loan proceeds......................                   393,055
  Dividends paid.....................     (37,901)      --
                                       ----------  ------------
Net cash used by financing
  activities.........................    (166,020)      274,321
                                       ----------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................     (72,052)      (48,547)
CASH AND EQUIVALENTS AT BEGINNING OF
  PERIOD.............................      72,052       120,599
                                       ----------  ------------
CASH AND EQUIVALENTS AT END OF
  PERIOD.............................  $   --      $     72,052
                                       ==========  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
       Interest paid.................  $   68,431  $     81,517
                                       ----------  ------------
       Taxes paid....................  $   23,776  $      5,000
                                       ----------  ------------
       Non-cash Dividends (Note 1)...  $  333,646  $    --
                                       ----------  ------------

   The accompanying notes are an integral part of these financial statements.

                                      F-90

                          FOREST LAWN OF CHESNEE, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE TEN MONTHS ENDED JUNE 26, 1996
                       AND THE YEAR ENDED AUGUST 31, 1995


Balance September 1, 1994...............  $    619,791
Net Income (Loss).......................        91,044
                                          ------------
Balance August 31, 1995.................       710,835
Net Income (Loss).......................       (76,311)
Dividends (Note 1)......................      (371,547)
                                          ------------
Balance June 26, 1996...................  $    262,977
                                          ============

   The accompanying notes are an integral part of these financial statements.

                                      F-91

                          FOREST LAWN OF CHESNEE, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     FOR THE TEN MONTHS ENDED JUNE 26, 1996
                       AND THE YEAR ENDED AUGUST 31, 1995

1.  ORGANIZATIONS/NATURE OF OPERATIONS:

     Forest Lawn of Chesnee, Inc. was organized under the laws of the State of South Carolina on September 14, 1970. The Company owns and operates three funeral homes in South Carolina. The Company performs personal and professional services related to funerals at its funeral homes. Prearranged funerals are marketed in the geographic market served by the Company's funeral service locations.

     Effective June 26, 1996, all of the Company's stock was sold to Carriage Funeral Holdings, Inc. for aggregate consideration of $2,970,000. Certain non-operating assets and specific liabilities were distributed to the stockholders as a result of the negotiations of the stock sale. These distributions, in cash and property, totaled $371,547.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  REVENUES

     The Company records the sale of funeral merchandise and services upon performance.

  TRUST FUNDS

     The Company is generally required by state laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amount paid by the purchaser of the prearranged funeral contract, and accumulated interest earned, are available to the Company only in the event of the death of the purchaser and are refundable to the purchaser under certain state laws that provide for the return of all of the amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the purchaser of the prearranged funeral contract and interest earned on such funds is reported to and taxed to the purchaser of the prearranged funeral contract annually.

  CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

  INVENTORY

     The effect of changes in inventories is included in merchandise costs at the lower of its cost basis (as determined by the First-in, first-out method) or market.

  PLANT, PROPERTY AND EQUIPMENT

     Plant, property and equipment are capitalized at cost. Expenditures for major additions and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the related assets are charged to operations as incurred. Maintenance and repairs amounted to $33,622 and $26,503 for the ten months period ended June 26, 1996 and the year ended August 31, 1995, respectively.

     Depreciation is provided over the estimated useful lives of the depreciable assets as follows:


                                           YEARS         METHOD
                                           -----      -------------

Buildings and improvements..............   40         Straight-line
Furniture and fixtures..................   5-7           200% DB
Other...................................   5-15          200% DB

                                      F-92

                          FOREST LAWN OF CHESNEE, INC.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes". Under SFAS No. 109, the Company determines deferred tax assets and liabilities based on the estimated future tax effects of differences between financial statement and tax basis of assets and liabilities.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  INCOME TAXES:

     There are no significant differences between the Company's financial statements and tax bases of accounting at August 31, 1996. In June, 1996, non-cash distributions to stockholders, referred to in Note 1, included appreciated assets on which the corporation must recognize taxable income of $150,000. In addition, the Company's effective tax rate materially approximates the applicable statutory rate.

     The provision for income taxes for the period ended June 26, 1996 and the year ended August 31, 1995, consisted of:


                                            1996       1995
                                          ---------  ---------

Current:
     U.S. Federal.......................  $  23,075  $  29,957
     State..............................      5,372      5,988
                                          ---------  ---------
                                          $  28,447  $  35,945
                                          =========  =========

                                      F-93

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  Bailey Funeral Home, Inc.
  Plainville, Connecticut

     We have audited the accompanying balance sheets of BAILEY FUNERAL HOME, INC. (an S Corporation), as of December 31, 1993, 1994, 1995 and June 30, 1996, and the related statements of income, retained earnings and cash flows for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BAILEY FUNERAL HOME, INC., as of December 31, 1993, 1994, 1995 and June 30, 1996, and the results of operations and its cash flows for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, in conformity with generally accepted accounting principles.

GITLIN, CAMPISE, PASCOE & BLUM

West Hartford, Connecticut
July 3, 1996

                                      F-94

                           BAILEY FUNERAL HOME, INC.
                                 BALANCE SHEETS
                DECEMBER 31, 1993, 1994, 1995 AND JUNE 30, 1996

                                             1993        1994         1995          1996
                                          ----------  ----------  ------------  ------------
                 ASSETS
CURRENT ASSETS:
  Cash..................................  $  118,787  $   93,221  $     56,114  $    146,151
  Accounts receivable, net of allowance
     for doubtful accounts of $10,000 in
     1993, $11,000 in 1994, $12,500 in
     1995 and $15,000 in 1996...........     144,507     160,683       165,016       157,604
  Note receivable -- related party......      --          --           --             10,000
  Inventories and other current
     assets.............................      26,047      13,332        20,928         4,000
                                          ----------  ----------  ------------  ------------
       Total current assets.............     289,341     267,236       242,058       317,755
                                          ----------  ----------  ------------  ------------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Leasehold improvements................      20,695      27,432        33,516        33,516
  Furniture and equipment...............      24,583      27,225        35,956        37,345
  Vehicles..............................      68,250      98,336       119,852       101,852
                                          ----------  ----------  ------------  ------------
                                             113,528     152,993       189,324       172,713
  Less: accumulated depreciation........     (80,628)    (94,175)     (129,869)     (123,375)
                                          ----------  ----------  ------------  ------------
                                              32,900      58,818        59,455        49,338
                                          ----------  ----------  ------------  ------------
OTHER NONCURRENT ASSETS:
  Intangible assets, net................     126,065     102,750        79,750        68,250
                                          ----------  ----------  ------------  ------------
TOTAL ASSETS............................  $  448,306  $  428,804  $    381,263  $    435,343
                                          ==========  ==========  ============  ============


  LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable......................  $   11,940  $   11,711  $      8,269  $     23,330
  Accrued liabilities...................      15,101      19,556        10,912        61,520
  Current portion of accrued payments
     for agreement not to compete.......      17,678      19,025        20,474        21,100
  Current portion of long-term debt.....      32,417       7,568         5,764         5,248
  Deferred taxes........................       9,877      10,806        11,555         3,828
                                          ----------  ----------  ------------  ------------
       Total current liabilities........      87,013      68,666        56,974       115,026
STOCKHOLDER'S LOAN......................      62,044      67,102        48,700        10,687
ACCRUED PAYMENTS FOR AGREEMENTS NOT TO
  COMPETE, net of current portion.......     142,997     123,972       103,498        94,524
LONG-TERM DEBT, net of current
  portion...............................       1,158       7,822         2,058       --
                                          ----------  ----------  ------------  ------------
       Total liabilities................     293,212     267,562       211,230       220,237
                                          ----------  ----------  ------------  ------------
STOCKHOLDER'S EQUITY:
  Common stock, $100 par value, 500
     shares authorized, 10 shares issued
     and outstanding....................       1,000       1,000         1,000         1,000
  Retained earnings.....................     154,094     160,242       169,033       214,106
                                          ----------  ----------  ------------  ------------
       Total stockholder's equity.......     155,094     161,242       170,033       215,106
                                          ----------  ----------  ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDER'S
  EQUITY................................  $  448,306  $  428,804  $    381,263  $    435,343
                                          ==========  ==========  ============  ============

   The accompanying notes are an integral part of these financial statements.

                                      F-95

                           BAILEY FUNERAL HOME, INC.
                              STATEMENTS OF INCOME
               FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, 1995
                     AND THE SIX MONTHS ENDED JUNE 30, 1996

                                          1993        1994        1995        1996
                                       ----------  ----------  ----------  ----------
REVENUES.............................  $  642,161  $  658,509  $  786,699  $  450,164
COSTS AND EXPENSES...................     504,528     506,964     635,897     333,882
                                       ----------  ----------  ----------  ----------
GROSS PROFIT.........................     137,633     151,545     150,802     116,282
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      71,238      82,836      81,905      47,443
                                       ----------  ----------  ----------  ----------
OPERATING INCOME.....................      66,395      68,709      68,897      68,839
OTHER (INCOME) EXPENSES:
     Interest income.................      (3,860)     (3,756)     (4,003)     (3,130)
     Covenant not to compete.........      23,000      23,000      23,000      11,500
     Gain on sale of vehicle.........      --          --          --          (4,028)
     Interest expense................      15,044      17,466      13,179       4,040
                                       ----------  ----------  ----------  ----------
     Net other (income) expenses.....      34,184      36,710      32,176       8,382
                                       ----------  ----------  ----------  ----------
INCOME BEFORE INCOME TAXES...........      32,211      31,999      36,721      60,457
PROVISION FOR INCOME TAXES...........       3,140       4,916       4,870       6,853
                                       ----------  ----------  ----------  ----------
NET INCOME...........................  $   29,071  $   27,083  $   31,851  $   53,604
                                       ==========  ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                      F-96

                           BAILEY FUNERAL HOME, INC.
                        STATEMENTS OF RETAINED EARNINGS
               FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, 1995
                     AND THE SIX MONTHS ENDED JUNE 30, 1996


                                 1993         1994         1995         1996
                               ---------    ---------    ---------    ---------
BEGINNING BALANCE, JANUARY 1   $ 143,158    $ 154,094    $ 160,242    $ 169,033

NET INCOME .................      29,071       27,083       31,851       53,604

DISTRIBUTIONS TO STOCKHOLDER     (18,135)     (20,935)     (23,060)      (8,531)
                               ---------    ---------    ---------    ---------

ENDING BALANCE .............   $ 154,094    $ 160,242    $ 169,033    $ 214,106
                               =========    =========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                                      F-97

                           BAILEY FUNERAL HOME, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, 1995
                     AND THE SIX MONTHS ENDED JUNE 30, 1996

                                          1993        1994        1995        1996
                                       ----------  ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   29,071  $   27,083  $   31,851  $   53,604
  Adjustments to reconcile net income
     to net cash:
     Depreciation and amortization...      19,576      24,033      35,695      10,534
     Covenant not to
       compete -- amortization.......      23,000      23,000      23,000      11,500
     Gain on sale of vehicle.........      --          --          --          (4,028)
     Deferred taxes..................        (697)        929         749      (7,727)
     Changes in operating assets and
       liabilities:
       Accounts receivable...........         752     (16,176)     (4,333)      7,412
       Note receivable--related
          party......................      --          --          --         (10,000)
       Inventories and other current
          assets.....................      (5,600)     12,710      (7,596)     16,928
       Accounts payable..............      (2,345)       (229)     (3,442)     15,061
       Accrued liabilities...........         473       4,455      (8,644)     50,608
                                       ----------  ----------  ----------  ----------
  Net cash provided by operating
     activities......................      64,230      75,805      67,280     143,892
                                       ----------  ----------  ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of vehicle......      --          --          --           5,000
  Capital expenditures...............      (2,715)    (49,631)    (36,331)     (1,389)
                                       ----------  ----------  ----------  ----------
  Net cash provided by investing
     activities......................      (2,715)    (49,631)    (36,331)      3,611
                                       ----------  ----------  ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on agreement not to
     compete.........................     (17,743)    (17,678)    (19,025)     (8,348)
  Proceeds from loans................      --          19,000      --          --
  Principal payments on debt.........      (4,633)    (37,185)     (7,569)     (2,574)
  Stockholder loans, net.............      64,258       5,058     (18,402)    (38,013)
  Distributions to stockholder.......     (18,135)    (20,935)    (23,060)     (8,531)
                                       ----------  ----------  ----------  ----------
  Net cash provided by financing
     activities......................      23,747     (51,740)    (68,056)    (57,466)
                                       ----------  ----------  ----------  ----------

NET INCREASE (DECREASE) IN CASH......      85,262     (25,566)    (37,107)     90,037

CASH AT BEGINNING OF PERIOD..........      33,525     118,787      93,221      56,114
                                       ----------  ----------  ----------  ----------
CASH AT END OF PERIOD................  $  118,787  $   93,221  $   56,114  $  146,151
                                       ==========  ==========  ==========  ==========
Supplemental disclosure of cash flow information:
  Cash interest paid.................  $   15,044  $   17,466  $   13,179  $    4,040
  Income taxes paid..................       3,500       5,000       5,000       1,205

   The accompanying notes are an integral part of these financial statements.

                                      F-98

                           BAILEY FUNERAL HOME, INC.
                         NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1994, 1995 AND JUNE 30, 1996

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS

     Bailey Funeral Home, Inc. (the Company), was organized under the laws of Connecticut on February 15, 1989. The Company owns and operates a funeral home in Plainville, Connecticut. The Company performs personal and professional services related to funerals at its funeral home. Prearranged funerals are marketed in the geographic markets served by the Company's funeral service location.

  REVENUES

     The Company recognizes revenue upon performance of funeral services and sale of related merchandise.

  TRUST FUNDS

     The Company is generally required by State laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the Company only in the event of death of the purchaser and are refundable to the purchaser under certain State laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the prearranged funeral contract and is deferred until performance of the specific service. The prearranged funeral trust assets were approximately $790,000 at June 30, 1996, which in the opinion of management exceed the future obligations under such arrangements.

  INVENTORY

     Inventory is stated at the lower of cost (as determined by the specific identification method) or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost at the time of acquisition. Major additions and renewals are capitalized and depreciated over their estimated useful lives.

  INTANGIBLE ASSETS

     Intangible assets consist of organization costs, goodwill and a covenant not to compete agreement. These costs are being amortized on a straight-line basis over 5 to 10 years.

  INCOME TAXES

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the stockholder is liable for individual Federal income taxes on his respective share of the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements.

     Deferred income taxes are provided for temporary differences between State income tax basis and financial reporting basis of asset and liabilities.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

                                      F-99

                           BAILEY FUNERAL HOME, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2  NON-COMPETE AGREEMENT

     The Company entered into a non-compete agreement with the former owner of the business. The non-compete agreement is being amortized over the 10 year term of the agreement. In conjunction with the non-compete agreement the Company assumed liabilities as follows:

                                             1993        1994        1995        1996
                                          ----------  ----------  ----------  ----------
Accrued payments of monthly
  installments of $2,410 including
  interest at 7.4% over 144 months.
  The note is personally guaranteed
  by the stockholder and all the shares
  of stock in the Corporation...........  $  160,675  $  142,997  $  123,972  $  115,624
Less current portion of accrued
  payments..............................      17,678      19,025      20,474      21,100
                                          ----------  ----------  ----------  ----------
Net long-term portion of payments.......  $  142,997  $  123,972  $  103,498  $   94,524
                                          ==========  ==========  ==========  ==========

     Future accrued payments for agreement not to compete are as follows:


Period ended 06/30/97...................  $   21,100
Period ended 06/30/98...................      22,718
Period ended 06/30/99...................      24,448
Period ended 06/30/00...................      26,310
Period ended 06/30/01...................      21,048
                                          ----------
Total...................................  $  115,624
                                          ==========

NOTE 3  LONG-TERM DEBT

     The Company's long-term debt consisted of the following:


                                            1993      1994      1995      1996
                                           -------   -------   -------   -------
Vehicle installment note -- payable
  in monthly installments of $386
  including interest at 8.0% over 36
  months ...............................   $ 5,792   $ 1,158   $  --     $  --
Note payable to related
  party -- payable in monthly
  installments of $448, including
  interest at 9.25% amortized over
  120 months, personally guaranteed
  by the shareholder of the Company ....
  The note was paid in full in
  1994 .................................    27,783      --        --        --
Vehicle installment note--payable in
  monthly installments of $557,
  including interest at 7.5% over 36
  months ...............................      --      14,232     7,822     5,248
                                           -------   -------   -------   -------
Total long-term debt ...................    33,575    15,390     7,822     5,248
Less current portion ...................    32,417     7,568     5,764     5,248
                                           -------   -------   -------   -------
Net long-term debt .....................   $ 1,158   $ 7,822   $ 2,058   $  --
                                           =======   =======   =======   =======

NOTE 4  RELATED PARTY TRANSACTIONS

     The Company rents the facilities used in its business from a related party/stockholder on a month-to-month basis. For the years ended December 31, 1993, 1994, 1995 and the six months ended June 30, 1996, rent expense totaled $31,514, $46,332, $67,721 and $36,000, respectively.

     The stockholder's loan consists of non-interest bearing loans and miscellaneous advances to the Company during the year. There is no formal repayment schedule.

     The Company had an outstanding loan, with a brother of the stockholder, in the amount of $27,783 payable over 12 years as of December 31, 1993. The note was paid in full in 1994 (see Note 3).

                                     F-100

                           BAILEY FUNERAL HOME, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has a non-interest bearing note receivable from a related party. There is no formal repayment schedule.

NOTE 5  INCOME TAXES

     The income tax provision relates to income taxes due in the State of Connecticut which does not recognize the Company's "S" corporation status.

     The net deferred tax liability as presented in the accompanying balance sheets consists of temporary differences between tax and book basis reporting. The Company is on the modified cash basis for tax reporting purposes and the accrual basis for financial reporting purposes. The deferred tax liability balance is primarily the result of temporary differences in accounts receivable, prepaid expenses, accounts payable and accrued expenses for state tax purposes.

     The components of the income tax provision for the periods ended are as follows:


                           1993            1994           1995           1996
                         --------        --------       --------       --------

Federal ..........       $   --          $   --         $   --         $   --
State ............          3,140           4,916          4,870          6,853
                         --------        --------       --------       --------
                         $  3,140        $  4,916       $  4,870       $  6,853
                         ========        ========       ========       ========
Current ..........       $  3,837        $  3,987       $  4,121       $ 14,580
Deferred .........           (697)            929            749         (7,727)
                         --------        --------       --------       --------
                         $  3,140        $  4,916       $  4,870       $  6,853
                         ========        ========       ========       ========

NOTE 6  CONCENTRATIONS OF CREDIT RISK

     The Company's cash account balances maintained at a financial banking institution may exceed the Federally insured $100,000 during the year. Management monitors regularly the financial condition of the banking institution along with its balances in cash and tries to keep the potential risk at a minimum.

     The Company performs services within its facility located in Connecticut. The Company extends credit to customers located within the surrounding areas.

                                     F-101

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  O'Brien Funeral Home, Inc.
  Forestville, Connecticut

     We have audited the accompanying balance sheets of O'BRIEN FUNERAL HOME, INC., as of December 31, 1993, 1994, 1995 and June 30, 1996, and the related statements of income, retained earnings and cash flows for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of O'BRIEN FUNERAL HOME, INC., as of December 31, 1993, 1994, 1995 and June 30, 1996, and the results of operations and its cash flows for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, in conformity with generally accepted accounting principles.

GITLIN, CAMPISE, PASCOE & BLUM

West Hartford, Connecticut
July 3, 1996

                                     F-102

                           O'BRIEN FUNERAL HOME, INC.
                                 BALANCE SHEETS
                DECEMBER 31, 1993, 1994, 1995 AND JUNE 30, 1996

                                             1993        1994        1995        1996
                                          ----------  ----------  ----------  ----------
                 ASSETS
CURRENT ASSETS:
     Cash...............................  $   38,842  $  135,792  $   67,476  $  153,609
     Accounts receivable, net of
       allowance for doubtful accounts
       of $5,650, $6,000, $7,200 and
       $7,600, respectively.............     109,775     115,460     137,357     143,374
     Inventories........................      36,614      38,136      52,894       9,321
                                          ----------  ----------  ----------  ----------
          Total current assets..........     185,231     289,388     257,727     306,304
                                          ----------  ----------  ----------  ----------
PROPERTY, PLANT AND EQUIPMENT, at cost
     Land...............................       2,167       2,167       2,167       2,167
     Building and improvements..........     300,312     358,924     416,965     416,965
     Furniture and equipment............      84,064      92,209      86,293      89,742
     Vehicles...........................     179,954     147,715     174,135     174,135
                                          ----------  ----------  ----------  ----------
                                             566,497     601,015     679,560     683,009
     Less: accumulated depreciation.....     249,541     281,633     303,497     327,497
                                          ----------  ----------  ----------  ----------
                                             316,956     319,382     376,063     355,512
                                          ----------  ----------  ----------  ----------
OTHER NONCURRENT ASSETS:
     Intangible assets, net.............      28,000      26,000      24,000      23,000
                                          ----------  ----------  ----------  ----------
TOTAL ASSETS............................  $  530,187  $  634,770  $  657,790  $  684,816
                                          ==========  ==========  ==========  ==========


  LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
     Accounts payable...................  $   23,841  $   64,018  $   70,156  $   23,487
     Accrued liabilities................      12,444       8,585       9,806      57,934
     Deferred taxes.....................      18,000      22,000      28,300      30,000
     Current portion of long-term
       debt.............................      40,372      44,291      45,882      22,244
                                          ----------  ----------  ----------  ----------
          Total current liabilities.....      94,657     138,894     154,144     133,665
                                          ----------  ----------  ----------  ----------
LONG-TERM DEBT, net of current
  portion...............................      37,628      77,709      50,618      39,165
                                          ----------  ----------  ----------  ----------
STOCKHOLDER'S EQUITY:
     Common stock, $10 par value, 5,000
       shares authorized,
       3,000 shares issued and
       outstanding......................      30,000      30,000      30,000      30,000
     Retained earnings..................     428,229     448,494     483,355     542,313
                                          ----------  ----------  ----------  ----------
                                             458,229     478,494     513,355     572,313
     Less: 727 shares treasury stock, at
       cost.............................      60,327      60,327      60,327      60,327
                                          ----------  ----------  ----------  ----------
          Total stockholder's equity....     397,902     418,167     453,028     511,986
                                          ----------  ----------  ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDER'S
  EQUITY................................  $  530,187  $  634,770  $  657,790  $  684,816
                                          ==========  ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                     F-103

                           O'BRIEN FUNERAL HOME, INC.
                              STATEMENTS OF INCOME
               FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, 1995
                     AND THE SIX MONTHS ENDED JUNE 30, 1996

                                          1993        1994         1995         1996
                                       ----------  ----------  ------------  ----------
REVENUES.............................  $  884,487  $  998,506  $  1,110,056  $  648,062
COSTS AND EXPENSES...................     780,264     896,939       964,444     521,131
                                       ----------  ----------  ------------  ----------
GROSS PROFIT.........................     104,223     101,567       145,612     126,931
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      65,688      69,977        97,640      36,477
                                       ----------  ----------  ------------  ----------
OPERATING INCOME.....................      38,535      31,590        47,972      90,454
                                       ----------  ----------  ------------  ----------
OTHER (INCOME) EXPENSES:
     Interest income.................      (4,601)     (4,392)       (5,591)     (1,275)

     Interest expense................       5,966       6,139        11,091       2,211
                                       ----------  ----------  ------------  ----------
     Net other (income) expenses.....       1,365       1,747         5,500         936
                                       ----------  ----------  ------------  ----------
INCOME BEFORE INCOME TAXES...........      37,170      29,843        42,472      89,518
PROVISION FOR INCOME TAXES...........      10,549       6,078         7,611      30,560
                                       ----------  ----------  ------------  ----------
NET INCOME...........................  $   26,621  $   23,765  $     34,861  $   58,958
                                       ==========  ==========  ============  ==========

   The accompanying notes are an integral part of these financial statements.

                                     F-104

                           O'BRIEN FUNERAL HOME, INC.
                        STATEMENTS OF RETAINED EARNINGS
               FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, 1995
                     AND THE SIX MONTHS ENDED JUNE 30, 1996

                                          1993        1994        1995        1996
                                       ----------  ----------  ----------  ----------
BEGINNING BALANCE, JANUARY 1.........  $  421,608  $  428,229  $  448,494  $  483,355

NET INCOME...........................      26,621      23,765      34,861      58,958

DIVIDENDS DECLARED AND PAID..........     (20,000)     (3,500)     --          --
                                       ----------  ----------  ----------  ----------

ENDING BALANCE.......................  $  428,229  $  448,494  $  483,355  $  542,313
                                       ==========  ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                     F-105

                           O'BRIEN FUNERAL HOME, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, 1995
                     AND THE SIX MONTHS ENDED JUNE 30, 1996

                                          1993        1994        1995        1996
                                       ----------  ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   26,621  $   23,765  $   34,861  $   58,958
  Adjustments to reconcile net income
     to net cash:
     Depreciation and amortization...      49,813      48,370      60,605      25,000
     Deferred taxes..................       4,000       4,000       6,300       1,700
     Changes in operating assets and
       liabilities:
       Accounts receivable...........     (11,241)     (5,685)    (21,897)     (6,017)
       Inventories...................      (3,138)     (1,522)    (14,758)     43,573
       Accounts payable..............     (33,621)     40,177       6,138     (46,669)
       Accrued liabilities...........      (3,740)     (3,859)      1,221      48,128
                                       ----------  ----------  ----------  ----------
  Net cash provided by operating
     activities......................      28,694     105,246      72,470     124,673
                                       ----------  ----------  ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............     (75,349)    (66,777)   (115,286)     (3,449)
  Proceeds from sale of auto.........      --          17,981      --          --
                                       ----------  ----------  ----------  ----------
  Net cash provided by investing
     activities......................     (75,349)    (48,796)   (115,286)     (3,449)
                                       ----------  ----------  ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans................      48,000      90,000      18,791      --
  Principal payments on debt.........     (34,050)    (46,000)    (44,291)    (35,091)
  Dividend paid......................     (20,000)     (3,500)     --          --
                                       ----------  ----------  ----------  ----------
  Net cash provided by financing
     activities......................      (6,050)     40,500     (25,500)    (35,091)
                                       ----------  ----------  ----------  ----------

NET INCREASE (DECREASE) IN CASH......     (52,705)     96,950     (68,316)     86,133

CASH AT BEGINNING OF PERIOD..........      91,547      38,842     135,792      67,476
                                       ----------  ----------  ----------  ----------

CASH AT ENDING OF PERIOD.............  $   38,842  $  135,792  $   67,476  $  153,609
                                       ==========  ==========  ==========  ==========

Supplemental disclosures of cash flow
information
  Cash paid during the year was as follows:
       Interest......................  $    5,966  $    6,139  $   11,091  $    1,811
       Income taxes..................       3,186       7,427       1,984       1,260

   The accompanying notes are an integral part of these financial statements.

                                     F-106

                           O'BRIEN FUNERAL HOME, INC.
                         NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1994, 1995 AND JUNE 30, 1996

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS

     O'Brien Funeral Home, Inc. (the Company), was organized under the laws of Connecticut on January 3, 1948. The Company owns and operates two funeral homes in Connecticut. The Company performs personal and professional services related to funerals at its funeral home. Prearranged funerals are marketed in the geographic markets served by the Company's funeral service location.

  REVENUES

     The Company recognizes revenue upon performance of funeral services and sale of related merchandise.

  TRUST FUNDS

     The Company is generally required by State laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the Company only in the event of death of the purchaser and are refundable to the purchaser under certain State laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the prearranged funeral contract and is deferred until performance of the specific service. The prearranged funeral trust assets were approximately $1,570,400 at June 30, 1996, which in the opinion of management exceed the future obligations under such arrangements.

  INVENTORY

     Inventory is stated at the lower of cost (as determined by the specific identification method) or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost at the time of acquisition. Major additions and renewals are capitalized and depreciated over their estimated useful lives. When the items become fully depreciated, they are removed from the records.

  INTANGIBLE ASSETS

     The intangible assets consist of goodwill. These costs are being amortized on a straight-line basis over 15 years.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting (FAS) No. 109, "Accounting for Income Taxes," which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year's income taxable for Federal and State income tax reporting purposes.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

                                     F-107

                           O'BRIEN FUNERAL HOME, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2  LONG-TERM DEBT

     The Company's long-term debt consisted of the following:

                                         1993        1994       1995       1996
                                       ---------  ----------  ---------  ---------
Installment note -- payable in
  monthly installments of $1,000 plus
  interest at 7.5%. .................  $  30,000
Installment note -- payable in
  monthly installments of $1,949,
  plus interest at 10.69%. ..........             $   90,000
Installment note--payable in monthly
  installments of $2,191, including
  interest at 7.87%. Secured by all
  assets of the Company and
  guaranteed by the stockholder. ....                         $  70,000  $  61,409
Vehicle installment note -- payable
  in monthly installments of $656,
  including interest at 10.0%. ......                            15,400
Installment note -- payable in
  monthly installments of $1,495,
  including interest at 7.5% over 36
  months. ...........................     48,000      32,000     11,100     --
                                       ---------  ----------  ---------  ---------
Total long-term debt.................     78,000     122,000     96,500     61,409
Less current portion.................     40,372      44,291     45,882     22,244
                                       ---------  ----------  ---------  ---------
Net long-term debt...................  $  37,628  $   77,709  $  50,618  $  39,165
                                       =========  ==========  =========  =========

NOTE 3  RELATED PARTY TRANSACTIONS

     The Company rents one facility used in its business on a month-to-month basis from a related party. For the years ended December 31, 1993, 1994, 1995 and the six months ended June 30, 1996, rent expense totaled approximately $36,000, $36,000, $43,000 and $24,000, respectively.

     On December 21, 1995, the Company signed a formal lease for three years with minimum annual rent to be paid as follows:


1996....................................  $  48,000
1997....................................     54,000
1998....................................     60,000

     The Company has a renewal option for three additional 3-year periods with the following minimum annual rent:


1999 to 2001............................  $  63,000
2002 to 2004............................     66,150
2005 to 2007............................     69,458

     In addition, the Company has agreed to pay its proportionate share of real estate taxes, fire insurance, repairs and maintenance and utilities.

NOTE 4  CONCENTRATIONS OF CREDIT RISK

     The Company's cash account balances maintained at financial banking institutions may exceed the Federally insured $100,000 during the year. Management monitors regularly the financial condition of the banking institutions along with their balances in cash and tries to keep the potential risk at a minimum.

     The Company performs services within its facilities located in Connecticut. The Company extends credit to customers located within the surrounding areas.

                                     F-108

                           O'BRIEN FUNERAL HOME, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5  INCOME TAXES

     The net deferred tax liability in the accompanying balance sheets consists of temporary differences between tax and book basis reporting. The Company is on the modified cash basis for tax reporting purposes and the accrual basis for financial reporting purposes. The deferred tax liability balance is primarily the result of temporary differences in accounts receivable, accounts payable and accrued expenses for tax purposes.

                                            1993       1994       1995       1996
                                          ---------  ---------  ---------  ---------
Federal.................................  $   6,081  $   2,300  $   3,775  $  21,000
State...................................      4,468      3,778      3,836      9,560
                                          ---------  ---------  ---------  ---------
                                          $  10,549  $   6,078  $   7,611  $  30,560
                                          =========  =========  =========  =========
Current.................................  $   6,549  $   2,078  $   1,311  $  28,860
Deferred................................      4,000      4,000      6,300      1,700
                                          ---------  ---------  ---------  ---------
                                          $  10,549  $   6,078  $   7,611  $  30,560
                                          =========  =========  =========  =========

NOTE 6  PENSION PLAN

     The Company has a defined contribution pension plan which is paid by the Company. No employee contributions are allowed. The Company will contribute to the plan an amount equal to 10% of the earnings of each employee who has completed two years of employment and at least 500 hours of service during that year. The amounts contributed were $15,982 in 1993, $23,170 in 1994, $25,870 in 1995 and $13,570 in 1996.

NOTE 7  SUBSEQUENT EVENT

     On July 3, 1996, all of the Company's stock was sold to Carriage Funeral Services of Connecticut, Inc., a subsidiary of Carriage Funeral Holdings, Inc., for aggregate consideration in excess of the recorded amounts of the Company's net assets.

                                     F-109

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  C. Funk & Son Funeral Home, Inc.
  Bristol, Connecticut

     We have audited the accompanying balance sheets of C. FUNK & SON FUNERAL HOME, INC., as of September 30, 1994, 1995 and June 30, 1996, and the related statements of operations, stockholders' equity and cash flows for the years ended September 30, 1994, 1995 and the nine months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C. FUNK & SON FUNERAL HOME, INC., as of September 30, 1994, 1995 and June 30, 1996, and the results of operations and its cash flows for the years ended September 30, 1994, 1995 and the nine months ended June 30, 1996, in conformity with generally accepted accounting principles.

GITLIN, CAMPISE, PASCOE & BLUM

West Hartford, Connecticut
July 3, 1996

                                     F-110

                        C. FUNK & SON FUNERAL HOME, INC.
                                 BALANCE SHEETS
                   SEPTEMBER 30, 1994, 1995 AND JUNE 30, 1996

                                              1994          1995          1996
                                          ------------  ------------  ------------
                 ASSETS
CURRENT ASSETS:
     Cash...............................  $     93,120  $    176,360  $      9,050
     Accounts receivable, net of
       allowance of $15,000 in 1994, and
       $20,000 in 1995 and 1996.........        68,750        67,740        77,810
     Inventories........................        33,370        40,690        14,390
     Equity securities, trading.........        51,840        60,910       --
     Deferred taxes.....................         4,200         5,500         5,500
     Prepaid expenses...................        14,900       --             11,725
                                          ------------  ------------  ------------
          Total current assets..........       266,180       351,200       118,475
                                          ------------  ------------  ------------
PROPERTY, PLANT AND EQUIPMENT, at cost:
     Land and buildings.................       802,400       845,590       848,560
     Vehicles...........................       218,420       228,270       268,290
     Furniture and equipment............       165,690       175,790       179,760
                                          ------------  ------------  ------------
                                             1,186,510     1,249,650     1,296,610
     Less: accumulated depreciation.....      (395,330)     (465,750)     (518,970)
                                          ------------  ------------  ------------
                                               791,180       783,900       777,640
                                          ------------  ------------  ------------
OTHER NONCURRENT ASSETS:
     Intangible assets, net.............         6,000         5,000         4,000
     Deferred taxes.....................       --            --             24,600
     Cash value life insurance policy...        16,300        26,500       --
     Officer loan.......................       103,930       110,170       115,340
                                          ------------  ------------  ------------
          Total other assets............       126,230       141,670       143,940
                                          ------------  ------------  ------------
TOTAL ASSETS............................  $  1,183,590  $  1,276,770  $  1,040,055
                                          ============  ============  ============


  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable...................  $     30,750  $     37,940  $     37,400
     Accrued liabilities................        23,920        62,620        18,520
     Deferred taxes.....................         3,100         5,000       --
     Current portion of long-term debt
       and obligations under capital
       leases...........................        50,070        55,670       --
                                          ------------  ------------  ------------
          Total current liabilities.....       107,840       161,230        55,920
                                          ------------  ------------  ------------
LONG-TERM DEBT AND OBLIGATIONS UNDER
  CAPITAL LEASES, net of current
  portion...............................       102,560        46,900       --
                                          ------------  ------------  ------------
DEFERRED TAXES..........................        86,300        92,000        94,700
                                          ------------  ------------  ------------
STOCKHOLDERS' EQUITY:
     Common stock, no par value, 100
       shares authorized, 100 issued and
       outstanding......................        37,220        37,220        37,220
     Additional paid-in capital.........                      15,000        15,000
     Retained earnings..................       854,670       924,420       837,215
     Treasury stock.....................        (5,000)      --            --
                                          ------------  ------------  ------------
          Total stockholders' equity....       886,890       976,640       889,435
                                          ------------  ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY................................  $  1,183,590  $  1,276,770  $  1,040,055
                                          ============  ============  ============

    The accompanying notes are an integral part of these financial statements

                                     F-111

                        C. FUNK & SON FUNERAL HOME, INC.
                            STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995
                    AND THE NINE MONTHS ENDED JUNE 30, 1996


                                           1994          1995          1996
                                       ------------  ------------  ------------

REVENUES.............................  $  1,229,040  $  1,325,360  $  1,018,410
COSTS AND EXPENSES...................     1,043,050     1,095,650       951,160
                                       ------------  ------------  ------------
GROSS PROFIT.........................       185,990       229,710        67,250
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       177,030       167,720       209,845
                                       ------------  ------------  ------------
OPERATING INCOME (LOSS)..............         8,960        61,990      (142,595)
                                       ------------  ------------  ------------
OTHER (INCOME) EXPENSES:
     Interest and dividend income....       (14,560)      (10,150)       (8,780)
     Rental income...................       (18,510)      (22,870)      (13,600)
     Realized gain on trading
       securities....................       --            --             (6,110)
     Unrealized gain on trading
       securities....................       (11,240)       (6,700)      --
     (Gain) loss on sale of fixed
       assets........................       (29,080)        2,250       --
                                       ------------  ------------  ------------
     Total other (income) expenses...       (73,390)      (37,470)      (28,490)
                                       ------------  ------------  ------------
INCOME (LOSS) BEFORE INCOME TAXES....        82,350        99,460      (114,105)
                                       ------------  ------------  ------------
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................        27,540        29,710       (26,900)
                                       ------------  ------------  ------------
NET INCOME (LOSS)....................  $     54,810  $     69,750  $    (87,205)
                                       ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                                     F-112

                        C. FUNK & SON FUNERAL HOME, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995
                    AND THE NINE MONTHS ENDED JUNE 30, 1996


                                          1994        1995        1996
                                       ----------  ----------  ----------

BEGINNING BALANCE, OCTOBER 1.........  $  824,780  $  886,890  $  976,640
NET INCOME (LOSS)....................      54,810      69,750     (87,205)
DIVIDENDS DECLARED AND PAID..........      (2,700)     --          --
SALE OF TREASURY STOCK...............      10,000      20,000      --
                                       ----------  ----------  ----------
ENDING BALANCE.......................  $  886,890  $  976,640  $  889,435
                                       ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                     F-113

                        C. FUNK & SON FUNERAL HOME, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995
                    AND THE NINE MONTHS ENDED JUNE 30, 1996


                                            1994        1995          1996
                                          ----------  ----------  ----------

CASH FLOWS FROM OPERATING EXPENSES:
  Net income (loss).....................  $   54,810  $   69,750  $  (87,205)
  Adjustments to reconcile net income to
     net cash:
     Depreciation and amortization......      60,760      73,370      54,220
     Deferred taxes.....................      25,000       6,300     (26,900)
     Gain (loss) on sales of fixed
       assets...........................     (29,080)      2,250     --
     Purchase of marketable securities,
       trading..........................        (600)     (2,370)     (2,420)
     Sale of trading securities.........     --          --           69,440
     Realized gain on trading
       securities.......................     --          --           (6,110)
     Unrealized gain on trading
       securities.......................     (11,240)     (6,700)    --
     Changes in operating assets and
       liabilities:
       Accounts receivable..............      14,150       1,010     (10,070)
       Inventories......................      (3,540)     (7,320)     26,300
       Prepaid expenses.................       2,730      14,900     (11,725)
       Accounts payable.................       5,130       7,190        (540)
       Accrued liabilities..............       1,070      38,700     (44,100)
                                          ----------  ----------  ----------
     Net cash provided by operating
       activities.......................     119,190     197,080     (39,110)
                                          ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and
     equipment..........................    (225,380)    (75,340)    (46,960)
  Sale of property, plant and
     equipment..........................      77,270       8,000     --
  Cash surrender value life insurance,
     net................................      (5,900)    (10,200)     26,500
                                          ----------  ----------  ----------
  Net cash provided by investing
     activities.........................    (154,010)    (77,540)    (20,460)
                                          ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds  from  long-term  debt --
     obligations under capital leases...      64,870     --          --
  Payments on long-term debt,
     obligations under capital leases...     (47,000)    (50,060)   (102,570)
  Proceeds from treasury stock..........      10,000      20,000     --
  Payment of dividends..................      (2,700)    --          --
  Payment to stockholders...............      (4,530)     (6,240)     (5,170)
                                          ----------  ----------  ----------
  Net cash provided by financing
     activities.........................      20,640     (36,300)   (107,740)
                                          ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH.........     (14,180)     83,240    (167,310)
CASH AT BEGINNING OF PERIOD.............     107,300      93,120     176,360
                                          ----------  ----------  ----------
CASH AT ENDING OF PERIOD................  $   93,120  $  176,360  $    9,050
                                          ==========  ==========  ==========
Supplemental disclosure of cash flow information:
  Cash interest paid....................  $   11,330  $   13,590  $    7,500
  Income taxes paid.....................      15,810       8,510      35,135

   The accompanying notes are an integral part of these financial statements.

                                     F-114

                        C. FUNK & SON FUNERAL HOME, INC.
                         NOTES TO FINANCIAL STATEMENTS
                   SEPTEMBER 30, 1994, 1995 AND JUNE 30, 1996

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS

     C. Funk & Son Funeral Home, Inc. (the Company), was organized under the laws of Connecticut on September 25, 1946. The Company owns and operates a funeral home in Bristol, Connecticut. The Company performs personal and professional services related to funerals at its funeral home. Prearranged funerals are marketed in the geographic markets served by the Company's funeral service location.

  REVENUES

     The Company recognizes revenue upon performance of funeral services and sale of related merchandise.

  TRUST FUNDS

     The Company is generally required by State laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the Company only in the event of death of the purchaser and are refundable to the purchaser under certain State laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the prearranged funeral contract and is deferred until performance of the specific service. The prearranged funeral trust assets were approximately $2,150,000, $2,470,000 and $2,920,000 at September 30, 1994, 1995 and June 30, 1996, respectively, which in the opinion of management exceed the future obligations under such arrangements.

  INVENTORY

     Inventory is stated at the lower of cost (as determined by the specific identification method) or net realized value.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost at the time of acquisition. Major additions and renewals are capitalized and depreciated over their estimated useful lives of 5 to 40 years. Depreciation expense for the years ended September 30, 1994, 1995 and for the period ended June 30, 1996, was $49,760, $72,370 and $53,220, respectively.

  INTANGIBLE ASSETS

     Intangible assets consist of purchased trade names. These costs are being amortized on a straight-line basis over 5 to 10 years.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (FAS) No. 109, "Accounting for Income Taxes," which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year's income taxable for Federal and State income tax reporting purposes.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                                     F-115

                        C. FUNK & SON FUNERAL HOME, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  EQUITY SECURITIES

     The Company accounts for equity securities in accordance with Statement of Financial Accounting Standards No. 115 and the Company's investment securities are classified as trading securities. These securities are stated at cost adjusted for market value fluctuations. Unrealized gains and losses created by changes in the market values of these securities are recognized as an adjustment to and are reported as a separate component of net income.

  FUTURE APPLICATION OF ACCOUNTING STANDARDS

     In March of 1995, Financial Accounting Standard Board issued FAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires write-down to fair value when long-lived assets to be held and used are impaired. The statement also requires long-lived assets to be disposed of to be carried at the lower of cost or fair value less estimated selling costs and does not allow such assets to be depreciated. The Company has not elected to adopt this statement earlier than required; however, the impact upon adoption is not expected to be material.

NOTE 2  EQUITY SECURITIES

     Equity securities at September 30, 1994, 1995 and June 30, 1996, were as follows:


                                                       GROSS
                                        AMORTIZED    UNREALIZED     FAIR
                                          COST         GAINS        VALUE
                                        ---------    ----------   ---------

Trading: (Financial)
     1994............................    $40,600      $ 11,240    $  51,840
     1995............................     42,970        17,940       60,910
     1996............................      --           --           --

NOTE 3  CONCENTRATIONS OF CREDIT RISK

     The Company performs services within its facility located in Bristol, Connecticut. The Company extends credit to customers located within the surrounding areas.

     The Company's cash account balances maintained at financial banking institutions may exceed the Federally insured $100,000 during the year. Management monitors regularly the financial condition of the banking institution along with their balances in cash and tries to keep the potential risk at a minimum.

NOTE 4  INCOME TAXES

     The provision for corporate income taxes consists of the following:


                                         1994       1995        1996
                                       ---------  ---------  ----------

Federal income tax...................  $  19,170  $  18,670  $  (14,560)
State income tax.....................      8,370     11,040     (12,340)
                                       ---------  ---------  ----------
     Total provision (benefit) for
     income taxes....................  $  27,540  $  29,710  $  (26,900)
                                       =========  =========  ==========
Current portion......................  $   2,540  $  23,410  $   --
Deferred portion.....................     25,000      6,300     (26,900)
                                       ---------  ---------  ----------
                                       $  27,540  $  29,710  $  (26,900)
                                       =========  =========  ==========

                                     F-116

                        C. FUNK & SON FUNERAL HOME, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income taxes result from timing differences between the recognition of certain income and expense items for income tax reporting and financial reporting purposes. Deferred income tax assets (liability) result from:


                                         1994       1995        1996
                                       ---------  ---------  ----------

Deferred Tax Asset
     Net operating loss..............  $  --      $  --      $   24,600
     Allowance for bad debts.........      4,200      5,500       5,500
                                       ---------  ---------  ----------
          Total......................  $   4,200  $   5,500  $   30,100
                                       =========  =========  ==========
Deferred Tax Liabilities
     Unrealized gain on trading
     securities......................  $   3,100  $   5,000  $   --
     Excess tax depreciation.........     86,300     92,000      94,700
                                       ---------  ---------  ----------
          Total......................  $  89,400  $  97,000  $   94,700
                                       =========  =========  ==========

NOTE 5  CAPITAL LEASE OBLIGATIONS

     The Company had entered into a long-term capital lease agreement to acquire vehicles for $163,400. Capitalized future minimum lease payments associated with the vehicles are included in the Company's vehicle costs in the accompanying balance sheet. The future minimum lease payments under the capital lease were as follows:


                                         1994       1995        1996
                                       ---------  ---------  ----------

Current portion......................  $  20,510  $  23,130  $   --
Long-term portion....................     33,490     10,360      --
                                       ---------  ---------  ----------
     Total...........................  $  54,000  $  33,490  $   --
                                       =========  =========  ==========

NOTE 6  LONG-TERM DEBT

     The Company's long-term debt at September 30, 1994, 1995 and June 30, 1996, consisted of the following:


                                         1994       1995        1996
                                       ---------  ---------  ----------

Note payable, secured by certain real property, due in monthly installments of
  $1,500 and $1,000, including interest at prime plus
  1.5%...............................  $  83,100  $  60,030  $   --
Note payable, secured by certain real
  property, due in monthly
  installments of $645, including
  interest at 10.0%..................     15,530      9,050      --
Less: current portion................    (29,560)   (32,540)     --
                                       ---------  ---------  ----------
Total long-term debt.................  $  69,070  $  36,540  $   --
                                       =========  =========  ==========

NOTE 7  TREASURY STOCK

     During 1994, the Company sold ten treasury shares for $10,000, crediting treasury stock for its cost of $10,000. During 1995, the Company sold ten treasury shares for $20,000, crediting treasury stock for its cost of $5,000 and paid-in capital for $15,000.

NOTE 8  PENSION PLAN

     The Company has a defined contribution pension plan that covers all employees meeting minimum age and length of service requirements. The Company may fund contributions up to the statutory maximum

                                     F-117

                        C. FUNK & SON FUNERAL HOME, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) established by ERISA. Contributions to this plan in the years ended September 30, 1994, 1995, and the period ended June 30, 1996, was $30,000, $50,000 and
$45,600, respectively.

NOTE 9  RENTAL INCOME

     The Company owns and rents garages, parking spaces and apartments to individuals on a monthly basis.

NOTE 10  RELATED PARTY TRANSACTIONS

     The Company has a loan receivable from a stockholder/officer at September 30, 1994, 1995, and June 30, 1996, of $103,930, $110,170 and $115,340,
respectively. The loan has no formal repayment terms and accrues interest at prime rate.

NOTE 11  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following valuation methods and assumptions were used by the Company in estimating the fair value of the above financial instruments:

  CASH, TRADE RECEIVABLES AND TRADE PAYABLES

     The carrying amounts approximates fair value because of the short maturity of those instruments.

  LONG-TERM DEBT

     The fair value of the Company's long-term debt is estimated based on the quoted market prices for the current rates offered to the Company for debt of the same remaining maturities. The fair value of long-term debt on September 30, 1994 and 1995, were $98,630 and $69,080, respectively.

  EQUITY SECURITIES

     The fair values are based on quoted market prices. The fair value of equity securities on September 30, 1994 and 1995, were $51,840 and $60,910, respectively.

  OFFICER LOAN

     Because of the lack of comparable borrowing and investing rates, it is not practicable to estimate the fair value of the stockholder loan.

NOTE 12  SUBSEQUENT EVENT

     On July 3, 1996, all of the Company's stock was sold to Carriage Funeral Services of Connecticut, Inc., a subsidiary of Carriage Funeral Holdings, Inc., for aggregate consideration in excess of the recorded amounts of the Company's net assets.

                                     F-118

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Spence Schnaitter, Executor
  Lytle-Gans-Andrew Funeral Home
  423 West Main St.
  Madison, IN 47250

     We have audited the accompanying balance sheets of Lytle-Gans-Andrew Funeral Home, an estate, as of June 30, 1996, August 31, 1995, and August 31, 1994, and the related statements of income, changes in capital, and cash flows for the ten month period from September 1, 1995 to June 30, 1996 and the years ended August 31, 1995 and August 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lytle-Gans-Andrew Funeral Home, as of June 30, 1996, August 31, 1995, and August 31, 1994, and the results of its operations and its cash flows for the ten month period from September 1, 1995 to June 30, 1996 and the years ended August 31, 1995 and August 31, 1994 in conformity with generally accepted accounting principles.

Scott, Callicotte & Co.

Madison, Indiana
July 3, 1996


                                     F-119

                         LYTLE-GANS-ANDREW FUNERAL HOME
                                 BALANCE SHEETS

                                       JUNE 30, 1996   AUGUST 31, 1995   AUGUST 31, 1994
                                       -------------   ---------------   ---------------
               ASSETS
Current Assets
     Cash & Cash Equivalents.........    $   7,291        $   7,359         $   9,644
     Accounts Receivable.............       57,639           56,129            83,059
     Inventory.......................       12,003           12,272             7,530
     Notes Receivable................       38,022           17,289             5,762
                                       -------------   ---------------   ---------------
          Total Current Assets.......      114,955           93,049           105,995
Fixed Assets
     Land............................       30,000           30,000            30,000
     Building........................      200,000          200,000           200,000
     Furniture and Equipment.........       51,050           48,856            48,856
                                       -------------   ---------------   ---------------
                                           281,050          278,856           278,856
     Less: Accumulated
       Depreciation..................      (60,297)         (49,163)          (35,224)
                                       -------------   ---------------   ---------------
     Net Fixed Assets................      220,753          229,693           243,632
                                       -------------   ---------------   ---------------
TOTAL ASSETS.........................    $ 335,708        $ 322,742         $ 349,627
                                       =============   ===============   ===============
       LIABILITIES AND CAPITAL
Current Liabilities
     Accounts Payable................    $   7,216        $  14,923         $  14,229
     Accrued & Withheld Taxes........        7,611            8,458             9,410
     Notes Payable...................            0                0             8,305
Current Portion of Long-term Debt....        7,053            9,560             6,216
                                       -------------   ---------------   ---------------
          Total Current
             Liabilities.............       21,880           32,941            38,160
Long-term Liabilities
     Long-term Debt, Net of
       Current.......................       50,144           56,130            62,503
                                       -------------   ---------------   ---------------
          Total Liabilities..........       72,024           89,071           100,663
CAPITAL
     Capital, Ruth Lytle Estate......      263,684          233,671           248,964
                                       -------------   ---------------   ---------------
TOTAL LIABILITIES AND CAPITAL........    $ 335,708        $ 322,742         $ 349,627
                                       =============   ===============   ===============

   The accompanying notes are an integral part of these financial statements.

                                     F-120

                         LYTLE-GANS-ANDREW FUNERAL HOME
                               INCOME STATEMENTS
           FOR THE TEN MONTHS FROM SEPTEMBER 1, 1995 TO JUNE 30, 1996
            FOR THE YEARS ENDED AUGUST 31, 1995 AND AUGUST 31, 1994


                                          1996        1995        1994
                                       ----------  ----------  ----------

Revenues
     Sales and Services..............  $  338,795  $  408,141  $  532,095

Cost and Expenses
     Merchandise Costs...............      48,297     111,509     113,051
     Salaries and Wages..............     162,439     167,207     159,513
     Depreciation....................      11,134      13,939      18,333
     Facilities and Grounds..........      14,803      18,533      19,162
     Transportation Costs............       4,191       5,079       4,686
     Other...........................      29,756      36,989      69,770
                                       ----------  ----------  ----------
          Total......................     270,620     353,256     384,515

Promotional Expense..................       5,600      11,039      13,772

General and Administrative...........      16,909      30,622      27,035
                                       ----------  ----------  ----------

Operating Margin.....................      45,666      13,224     106,773

Interest Expense.....................       4,382       6,174       8,134

Other Income.........................       2,729       8,682       5,449
                                       ----------  ----------  ----------

Net Income...........................  $   44,013  $   15,732  $  104,088
                                       ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                     F-121

                         LYTLE-GANS-ANDREW FUNERAL HOME
                        STATEMENTS OF CHANGES IN CAPITAL
  INCOME STATEMENTS FOR THE TEN MONTHS FROM SEPTEMBER 1, 1995 TO JUNE 30, 1996
            FOR THE YEARS ENDED AUGUST 31, 1995 AND AUGUST 31, 1994


Balance, September 1, 1993..............  $  186,965
Net Income..............................     104,088
Distribution to Estate..................     (46,300)
Capital Contributed.....................       4,211
                                          ----------
Balance, August 31, 1994................     248,964
Net Income..............................      15,732
Distribution to Estate..................     (31,025)
                                          ----------
Balance, August 31, 1995................     233,671
Net Income..............................      44,013
Distribution to Estate..................     (14,000)
                                          ----------
Balance, June 30, 1996..................  $  263,684
                                          ==========

   The accompanying notes are an integral part of these financial statements.

                                     F-122

                         LYTLE-GANS-ANDREW FUNERAL HOME
                            STATEMENTS OF CASH FLOWS
  INCOME STATEMENTS FOR THE TEN MONTHS FROM SEPTEMBER 1, 1995 TO JUNE 30, 1996
            FOR THE YEARS ENDED AUGUST 31, 1995 AND AUGUST 31, 1994


                                             1996        1995        1994
                                          ----------  ----------  ----------

Cash Flows From Operating Activities
  Net Income............................  $   44,013  $   15,732  $  104,088
  Adjustments to reconcile net income to
     net cash provided
     by (used in) operating activities:
     Depreciation.......................      11,134      13,939      18,333
     (Increase) Decrease in Accounts
       Receivable.......................      (1,510)     26,930     (67,928)
     (Increase) Decrease in Inventories
       and Other Current
       Assets...........................     (20,464)    (16,269)     (5,459)
     Increase (Decrease) in Accounts
       Payable..........................      (7,707)        694       3,624
     Increase (Decrease) in Accrued
       Liabilities......................        (847)       (952)     (2,235)
                                          ----------  ----------  ----------
          Net Cash Provided by Operating
             Activities.................      24,619      40,074      50,423
Cash Flows From Investing Activities:
  Purchase of Equipment.................      (2,194)          0           0
                                          ----------  ----------  ----------
          Net Cash Used in Investing
             Activities.................      (2,194)          0           0
Cash Flows from Financing Activities:
  Proceeds (Payments) on Debt...........      (8,493)    (11,334)    (14,546)
  Capital Contributed...................           0           0       4,211
  Distributions to Estate...............     (14,000)    (31,025)    (46,300)
                                          ----------  ----------  ----------
          Net Cash Used in Financing
             Activities.................     (22,493)    (42,359)    (56,635)
Net Increase (Decrease) in Cash and Cash
  Equivalents...........................         (68)     (2,285)     (6,212)
Cash and Cash Equivalents at Beginning
  of Period.............................       7,359       9,644      15,856
                                          ----------  ----------  ----------
Cash and Cash Equivalents at End of
  Period................................  $    7,291  $    7,359  $    9,644
                                          ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                     F-123

                         LYTLE-GANS-ANDREW FUNERAL HOME
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE TEN MONTHS FROM SEPTEMBER 1, 1995 TO JUNE 30, 1996
            FOR THE YEARS ENDED AUGUST 31, 1995 AND AUGUST 31, 1994

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION/NATURE OF OPERATIONS

     Lytle-Gans-Andrew Funeral Home (the Company), is owned by the Ruth Lytle Estate. The Company owns and operates a funeral home in Indiana. The Company performs personal and professional services related to funerals at its funeral home. Prearranged funerals are marketed in the markets served by the Company's funeral service location.

     The Company has reached an agreement in principle to sell all of its assets to Carriage Funeral Holdings, Inc. for aggregate consideration in excess of the recorded amounts of the Company's net assets.

  FUNERAL REVENUES

     The Company records the sale of funeral merchandise and services upon performance.

  TRUST FUNDS

     The company is generally required by state laws to deposit amounts in a trust fund related to prearranged funeral arrangements. The principal and interest earned is withdrawn when the funeral services are provided. The proceeds of the original amounts paid by the purchaser of the prearranged funeral contract are available to the Company only in the event of the death of the purchaser and are refundable to the purchaser under certain state laws that provide for the return of all or a portion of amounts collected under the purchaser's option to cancel the prearranged funeral contract. No funeral revenue is recognized on the funds collected from the purchaser of the prearranged funeral contract and interest earned on such funds is deferred until performance of the specific service. The Company does not have the right to withdraw any of the funds and, accordingly, these trust fund balances are not reflected in the accompanying financial statements.

  CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

  INVENTORY

     Inventory is stated at the lower of its cost basis (fair value at date of acquisition) or net realizable value.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at fair value at the time of Ruth Lytle's death. Depreciation of property, plant and equipment is computed based on the straight-line method over estimated useful lives of the assets. The costs of ordinary maintenance and repairs are charged to operations while renewals and replacements are capitalized.

  INCOME TAXES

     Income from the Company is combined with the income and expenses of the estate from other sources and reported in the estate's federal and state income tax returns. The Company is not a taxpaying entity for purposes of federal and state income taxes, and thus no income taxes have been recorded in the statements. The estate customarily makes estimated tax payments toward its income tax liability from the Company bank account. These payments are treated as withdrawals of capital.

                                     F-124

                         LYTLE-GANS-ANDREW FUNERAL HOME
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  ACCOUNTS RECEIVABLE

     The Company uses the direct write off method to account for bad debts which is not materially different from Generally Accepted Accounting Principles.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  LONG-TERM DEBT

     The Company's long-term debt at June 30, 1996, August 31, 1995 and 1994 consisted of the following:


                                        6/30/96     8/31/95     8/31/94
                                        -------     -------     -------

Note payable, secured by deed of trust
 and security agreements covering certain
 real property, due in monthly installments
 of $988 with interest at 8.375% variable
 rate interest, matures October 2002.   $57,197     $65,690     $68,719
Less Current Portion:                    (7,053)     (9,560)     (6,216)
                                        -------     -------     -------
Long-term Portion....................   $50,144     $56,130     $62,503

     Maturities of Long-term Debt for the years ended June 30 are as follows:


             1997       1998       1999       2000       2001       THEREAFTER
          --------    ---------  ---------  ---------  ---------    ----------

            $7,053    $   7,705  $   8,417  $   9,195  $  10,046     $ 14,781

                                     F-125

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the offering are estimated to be as follows:


Securities and Exchange Commission registration fee ........          $   19,828
NASD filing fee ............................................               6,250
Nasdaq listing fee .........................................              22,500
Legal fees and expenses ....................................             350,000
Accounting fees and expenses ...............................             350,000
Blue Sky fees and expenses (including legal fees) ..........              25,000
Printing expenses ..........................................             100,000
Transfer Agent fees ........................................              25,000
Miscellaneous ..............................................             101,422
                                                                      ----------
     TOTAL .................................................          $1,000,000
                                                                      ==========
- ------------
* To be provided by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys' fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding.
Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     Article 10 of the Company's Amended and Restated Certificate of Incorporation (the "Charter") provides that the Company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under
Article 10 of the Charter is a contract right which includes, with respect to directors and officers,

                                      II-1

the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The shares of Common Stock which have been sold by the Company in the following transactions will be converted into shares of Class B Common Stock.

     On December 31, 1993, the Company entered into agreements with four employees which granted such employees rights to purchase an aggregate of 106,470 shares of Common Stock at $2.40 per share. The Company relied on an exemption under Section 4(2) of the Securities Act in effecting these transactions. On July 9, 1996, the four employees of the Company exercised their rights to purchase such shares.

     On January 1, 1994, the Company sold an aggregate of 2,520,000 shares of Common Stock to C. Byron Snyder, Melvin C. Payne, Mark W. Duffey and Reid A. Millard in exchange for shares of capital stock of three entities. The Company relied on an exemption under Section 4(2) of the Securities Act in effecting these transactions.

     On October 12, 1994, the Company sold one share of Common Stock for $8.00 to a former owner of an acquired funeral home. The Company relied on an exemption under Section 4(2) of the Securities Act in effecting this transaction.

     On December 31, 1994, the Company sold one share of Common Stock in exchange for one share of the capital stock of a subsidiary. The Company relied on an exemption under Section 4(2) of the Securities Act in effecting this transaction.

     From January 18, 1994 to February 28, 1994, the Company sold in a private placement an aggregate of 7,000,000 shares of Series A Preferred Stock. The Company acted as its own placement agent. Such shares were purchased for $1.00 per share. The Company relied on an exemption under Section 4(2) of the Securities Act in effecting this placement.

     From October 28, 1994 to May 29, 1996, the Company sold an aggregate of 715,000 shares of Series B Preferred Stock, valued at $1.00 per share, to the former owners of acquired funeral homes. Consideration for such shares consisted of ownership interests in funeral home businesses and contract rights. The Company relied on an exemption under Section 4(2) of the Securities Act in effecting these transactions.

     On September 25, 1995, the Company sold in a private placement an aggregate of 8,500,000 shares of Series C Preferred Stock. The Chicago Corporation acted as placement agent in connection with this Offering. Such shares were purchased for $1.00 per share. The Company relied on an exemption under Section 4(2) of the Securities Act in effecting the placement.

     From March 8, 1996 to July 10, 1996, the Company sold an aggregate of 14,900,616 shares of Series D Preferred Stock, valued at $1.00 per share, to the former owners of acquired funeral homes. Consideration for such shares consisted of ownership interests in funeral home businesses. The Company relied on an exemption under Section 4(2) of the Securities Act in effecting these transactions.

     On May 28, 1996, an employee exercised options to purchase 1,000 shares of Common Stock pursuant to the Company's 1995 Stock Incentive Plan at an exercise price of $10.00 per share. The Company relied on an exemption under Section 4(2) of the Securities Act in effecting this transaction.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits:

          1.1  --  Form of Purchase Agreement

          3.1  --  Amended and Restated Certificate of Incorporation of the
                    Company

          3.2  --  Amended and Restated Bylaws of the Company

          4.1  --  Specimen Class A Common Stock certificate

          5.1  --  Opinion of Vinson & Elkins L.L.P.

         10.1  --  1995 Stock Incentive Plan, as amended

         10.2  --  1996 Stock Incentive Plan

         10.3  --  1996 Nonemployee Directors' Stock Option Plan

                                      II-2

         10.4  --  Asset Purchase Agreement dated March 20, 1992 among Carriage
                    Funeral Services, Inc., Lane Funeral Home, Inc., Lane Funeral Home, Inc., Wallis & Son Funeral Homes, Inc., The Sentinel Group, Inc. and SCI Funeral Services of Georgia, Inc.; amended by Amendment to Asset Purchase Agreement dated November 23, 1992

         10.5  --  Asset Purchase Agreement dated December 9, 1992 among CFS
                    Funeral Services, Inc., Lane Funeral Home, Inc., Lane Funeral Home, Inc. and Sentinel Group, Inc.

         10.6  --  Asset Purchase Agreement dated November 30, 1992 among CFS Funeral Services, Inc., Wallis & Son Funeral Homes, Inc., Ward's Funeral Home, Inc., Sentinel Group, Inc. and SCI Georgia Funeral Services, Inc.

         10.7  --  Stock and Real Property Purchase Agreement dated
                    September 6, 1994 among Carriage Funeral Services of Ohio, Inc., Kubach-Smith Funeral Home, Inc., James B. and Louise Smith, and Lee K. Smith and Nancy Smith-Gelvin

         10.8  --  Asset Purchase Agreement dated May 10, 1995 among
                    Carriage Funeral Holdings, Inc., West End Funeral Home, Inc., and James C. Hirsch and Cynthia Hirsch

         10.9  --  Agreement and Plan of Merger dated March 8, 1996 among
                    Carriage Funeral Services, Inc., Hennessy-Bagnoli Funeral Home, Inc., Hennessy Funeral Home, Inc., Terrance P. Hennessy and Lawrence Bagnoli

         10.10 --  Real Property Purchase Agreement dated the Closing Date among Hennessy-Bagnoli Funeral Home, Inc., Hennessy and Patricia Hennessy, and Bagnoli and Brenda Bagnoli

         10.11 --  Stock Purchase Agreement dated January 4, 1996 among
                    Carriage Funeral Holdings, Inc., The Lusk Funeral Home, Incorporated and Gerald T. McFarland, Jr.

         10.12 --  Stock Purchase Agreement dated February 29, 1996 among
                    Carriage Funeral Holdings, Inc., James E. Drake Funeral Home, Inc., and James E. Drake and Patricia A. Drake

         10.13 --  Asset Purchase Agreement dated April 10, 1996 between CFS
                    Funeral Services, Inc. and SCI Texas Funeral Services, Inc.

         10.14 --  Asset Purchase Agreement dated April 10, 1996 between CFS
                    Funeral Services, Inc. and SCI Funeral Services of Florida, Inc.

         10.15 --  Asset Purchase Agreement dated April 10, 1996 between CFS
                    Funeral Services, Inc. and Fort Myers Memorial Gardens, Inc.

         10.16 --  Asset Purchase Agreement dated April 10, 1996 between CFS
                    Funeral Services, Inc. and SCI Funeral Services of Florida, Inc.

         10.17 --  Stock and Real Property Purchase Agreement dated March
                    29, 1996 among Carriage Funeral Holdings, Inc., Dwayne R. Spence Funeral Home, Inc., Dwayne R. Spence, Patricia Spence and James H. Sheridan

         10.18 --  Merger Agreement dated March 22, 1996 among Carriage
                    Funeral Services, Inc., Carriage Funeral Services of Idaho, Inc., Merchant Funeral Home, Inc., Coeur d'Alene Memorial Gardens, Inc., Lewis Clark Memorial Park, Inc., Robert D. Larrabee, I. Renee Larrabee and Larrabee Land Company, Inc.

         10.19 --  Real Property Purchase Agreement dated March 22, 1996 among Carriage Funeral Services of Idaho, Inc., Robert D. Larrabee, I. Renee Larrabee, Larrabee Land Company, Inc. and Larrabee Investments, L.L.C.

         10.20 --  Merger Agreement dated July 3, 1996 among Carriage
                    Services, Inc., CSI Funeral Services of Connecticut, Inc.,
                    C. Funk & Son Funeral Home, Incorporated and Ronald F. Duhaime, Emilie P. Duhaime and Christopher J. Duhaime

         10.21 --  Merger Agreement dated July 3, 1996 among Carriage
                    Services, Inc., CFS Funeral Services of Connecticut, Inc., O'Brien Funeral Home, Incorporated and Thomas P. O'Brien

         10.22 --  Merger Agreement dated June 26, 1996 among Carriage
                    Services, Inc., Carriage Funeral Services of South Carolina, Inc., Forest Lawn of Chesnee Inc. and shareholders

         10.23 --  Employment Agreement with Melvin C. Payne

         10.24 --  Employment Agreement with Mark W. Duffey

         10.25 --  Employment Agreement with Russell W. Allen

          21.1  --  Subsidiaries of the Company

         *23.1  --  Consent of Arthur Andersen LLP

         *23.2  --  Consent of Kee & Associates, Inc.

          23.3  --  Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                    5.1 hereto)

          23.4 -- Consent of Stuart W. Stedman, as about to be named a director of the Company

                                      II-3


          23.5 -- Consent of Robert D. Larrabee, as about to be named a director of the Company

          23.6 -- Consent of Ronald A. Erickson, as about to be named a director of the Company

         *23.7  --  Consent of McCauley, Nicolas & Company, LLC

         *23.8  --  Consent of Michael S. Upton, CPA, P.A.

         *23.9  --  Consent of Gitlin, Campise, Pascoe & Blum

         *23.10 --  Consent of Scott, Callicotte & Co.

          24.1 -- Powers of Attorney (included on the signature page to this Registration Statement)

          27.1  --  Financial Data Schedule
- ------------
 *  Filed herewith.

    All other exhibits have been previously filed.

                                      II-4

     (b)  Consolidated Financial Statement Schedules

     All schedules are omitted because the required information is inapplicable or the information is presented in the Consolidated Financial Statements or related notes.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-5

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 5TH DAY OF AUGUST, 1996.

                                          CARRIAGE SERVICES, INC.

                                          By /s/ MELVIN C. PAYNE
                                                 MELVIN C. PAYNE
                                            PRESIDENT AND CHIEF EXECUTIVE
                                                     OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                   SIGNATURE                                          TITLE                            DATE
- ------------------------------------------------  ---------------------------------------------   ---------------
               /s/MELVIN C. PAYNE                 President, Chief Executive Officer, Director    August 5, 1996
                MELVIN C. PAYNE

                       *                          Executive Vice President, Chief Financial       August 5, 1996
                 MARK W. DUFFEY                   Officer, Director (Principal Financial
                                                  Officer)

                       *                          Vice President, Administration and Accounting   August 5, 1996
                MARY-LEES PAYNE                   (Principal Accounting Officer)

                       *                          Chairman of the Board of Directors              August 5, 1996
                C. BYRON SNYDER

                       *                          Director                                        August 5, 1996
               BARRY K. FINGERHUT

            *By:  /s/MELVIN C. PAYNE
                    MELVIN C. PAYNE
                   ATTORNEY-IN-FACT

                                      II-6